                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                 [ ]  Confidential, for Use of the Commission
                                                 Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                             NORTEK HOLDINGS, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             NORTEK HOLDINGS, INC.
                                50 KENNEDY PLAZA
                      PROVIDENCE, RHODE ISLAND 02903-2360

To the Stockholders of Nortek Holdings, Inc.:


     We have entered into a recapitalization agreement under which affiliates of Kelso & Company, L.P., a New York-based sponsor of private equity transactions, and certain members of our senior management team have agreed to acquire your shares of capital stock of Nortek for $46.00 per share in cash. We are sending you the accompanying proxy statement to ask you to vote in favor of an amendment to our certificate of incorporation that is required to effect the recapitalization. Accordingly, we have scheduled a special meeting of Nortek stockholders on January 8, 2003 at 10:00 a.m., local time, at the Providence Biltmore Hotel, Providence, Rhode Island, at which we will ask you to vote to approve these matters.


     The members of senior management participating in the acquisition include Mr. Richard L. Bready, Chairman of the Board, President and Chief Executive Officer. Some of the management investors will sell or "cash-out" a portion of their equity interest in Nortek as part of the recapitalization, based upon the same $46.00 per share redemption payment to be made to public stockholders, and will retain the remainder of their equity interest in Nortek, all as described in greater detail in the accompanying proxy statement. As a result of the recapitalization, Nortek will be owned by affiliates of Kelso and the management investors and will cease to be a public company.

     In order to evaluate the fairness and advisability of the recapitalization and to negotiate with Kelso and the management investors on behalf of the public stockholders unaffiliated with the management investors, Nortek formed a special committee of the board of directors, consisting of three independent directors. THE SPECIAL COMMITTEE UNANIMOUSLY DETERMINED THAT THE RECAPITALIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THAT AGREEMENT, INCLUDING THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, WERE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, NORTEK AND ITS STOCKHOLDERS, INCLUDING THE PUBLIC STOCKHOLDERS UNAFFILIATED WITH THE MANAGEMENT INVESTORS. ACCORDINGLY, CONSIDERING THE RECOMMENDATION OF THE SPECIAL COMMITTEE, THE BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF, THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION THAT IS REQUIRED TO EFFECT THE RECAPITALIZATION.

     The accompanying proxy statement provides you with detailed information about the proposed amendment to the certificate of incorporation. We urge you to read this document, including all of its annexes, carefully and in its entirety.

                                                  /s/ Richard L. Bready
                                                    Richard L. Bready
                                           Chairman of the Board, President and
                                                          Chief
                                          Executive Officer of Nortek Holdings,
                                                           Inc.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE RECAPITALIZATION, PASSED UPON THE MERITS OR FAIRNESS OF THE RECAPITALIZATION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The accompanying proxy statement is dated December   , 2002 and, together
with the accompanying proxy card(s), is first being mailed to stockholders on or
about December   , 2002.

                             NORTEK HOLDINGS, INC.
                                50 KENNEDY PLAZA
                      PROVIDENCE, RHODE ISLAND 02903-2360
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 8, 2003

                             ---------------------

To the Stockholders of Nortek Holdings, Inc.:


     We will hold a special meeting of stockholders of Nortek Holdings, Inc., a Delaware corporation, which we refer to as "Nortek," on January 8, 2003, at 10:00 a.m., local time, at the Providence Biltmore Hotel, Providence, Rhode Island. At this special meeting, we will ask you to consider and vote upon the following proposals, as further described in the accompanying proxy statement:


          1. The approval of an amendment to the certificate of incorporation that will:

               - create a new class of common stock, Class A Common Stock, par value $1.00 per share, of Nortek consisting of 19,000,000 authorized shares;

               - reclassify each share of common stock, par value $1.00 per share, and special common stock, par value $1.00 per share, of Nortek outstanding at the time such amendment becomes effective into one share of a new class of mandatorily redeemable common stock, Class B Common Stock, par value $1.00 per share, of Nortek consisting of 14,000,000 authorized shares;

               - require the immediate redemption of each share of Class B
                 Common Stock for $46.00 per share in cash upon completion of the recapitalization; and

               - increase the authorized number of shares of preference stock, par value $1.00 per share, to 19,000,000 authorized shares.

          2. The transaction of such other business as may properly be brought before the special meeting and any adjournment or postponement of the special meeting.


     We have set December 2, 2002 as the record date for the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. We will make a list of stockholders of record as of the record date available for inspection at the special meeting and at our offices at 50 Kennedy Plaza, Providence, Rhode Island 02903-2360, at least ten days prior to the meeting.


                                          By Order of the Board of Directors,

                                                  /s/ Richard L. Bready
                                                    Richard L. Bready
                                             Chairman of the Board, President
                                               and Chief Executive Officer

Providence, Rhode Island

December   , 2002


                                IMPORTANT NOTICE

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO READ THE ACCOMPANYING PROXY STATEMENT CAREFULLY AND THEN SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(s) IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR USE THE ELECTRONIC VOTING PROCEDURES BY FOLLOWING THE INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD(s). IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, INCLUDING IF YOU INTEND TO ATTEND AND VOTE AT THE SPECIAL MEETING IN PERSON, YOU MAY DO SO IN THE MANNER SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                               SUMMARY TERM SHEET

     The following summary briefly describes the material terms of the recapitalization. While this summary describes the material terms that you should consider when evaluating the recapitalization, the proxy statement contains a more detailed description of these terms. We encourage you to read the proxy statement and the information we have incorporated by reference into the proxy statement before voting your shares of Nortek. We have included section and page references to the proxy statement to direct you to a more complete description of the topics described in this summary.


     - THE RECAPITALIZATION. Nortek Holdings, Inc., a Delaware corporation, entered into a recapitalization agreement, dated as of June 20, 2002, as amended, with Nortek, Inc., a Delaware corporation, and K Holdings, Inc., a Delaware corporation and an affiliate of Kelso & Company, L.P., to effect a recapitalization of Nortek. You should read "The Recapitalization Agreement" beginning on page 60.



     - HOLDING COMPANY REORGANIZATION. In accordance with the recapitalization agreement, on November 20, 2002, prior to the date of the notice of special meeting and this proxy statement, Nortek, Inc. reorganized into a holding company structure and each outstanding share of capital stock of Nortek, Inc. was converted into an identical share of capital stock of Nortek Holdings, Inc. with Nortek Holdings, Inc. becoming the successor public company and Nortek, Inc. becoming a wholly owned subsidiary of Nortek Holdings, Inc. You should read "Questions and Answers about the Recapitalization and the Special Meeting" beginning on page iii.


     - REDEMPTION PAYMENT. If the recapitalization is completed, unless you are a management investor, you will receive a redemption payment of $46.00 per share in cash for each share of common stock and special common stock that you hold immediately prior to the effective time of the amendment to the certificate of incorporation. You should read "Special
       Factors -- Structure of the Recapitalization" beginning on page 17.


     - THE MANAGEMENT INVESTORS.  The management investors include Mr. Richard
       L. Bready, Chairman of the Board, President and Chief Executive Officer, and other members of senior management. Some of these management investors will sell or "cash-out" a portion of their current equity interest in Nortek as part of the recapitalization, based upon the same $46.00 per share redemption payment to be made to public stockholders, and will retain the remainder of their equity interest in Nortek. You should refer to the table on page 20 in the section entitled "Special Factors -- Post-Recapitalization Ownership and Control" for a list of management investors and should read "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization" beginning on page 49.



     - SOURCE OF FUNDS. Nortek intends to finance the redemption payment being made in the recapitalization and the "cash-out" of existing stock options not being rolled over by the management investors through a combination of cash obtained from an equity investment by K Holdings and its designees of up to approximately $359.8 million in the aggregate and approximately $120 million of unrestricted cash and cash equivalents on hand at Nortek, Inc. The amount provided by K Holdings and its designees may be reduced to the extent Nortek, Inc. has additional unrestricted cash and cash equivalents on hand that are permitted to be used for these purposes. You should read "Special Factors -- Financing of the Recapitalization" beginning on page 45.


     - AFTER THE RECAPITALIZATION. As a result of the recapitalization, Nortek will be owned by affiliates of Kelso and the management investors and will cease to be a public company. You should read "Special
       Factors -- Certain Effects of the Recapitalization" beginning on page 18 and "Special Factors -- Post-Recapitalization Ownership and Control" beginning on page 20.

     - RECOMMENDATION OF THE BOARD OF DIRECTORS. Because of the participation of Mr. Bready and the other management investors in the recapitalization, the board of directors appointed a special committee of independent directors to evaluate the proposed recapitalization and to represent the interests of stockholders other than the management investors. The special committee unanimously determined that the recapitalization agreement and the transactions contemplated by that agreement were advisable and fair to, and in the best interests of, Nortek and its stockholders, including stockholders unaffiliated with the management investors. Accordingly, after considering the recommendation of the special committee, the board of directors has approved, and recommends that you vote "FOR" the approval of, the amendment to the certificate of incorporation that is required to effect the recapitalization. You should read "Special Factors -- Reasons for the Determination of the Board of Directors; Fairness of the Recapitalization" beginning on page 31.

     - OPINION OF FINANCIAL ADVISOR. The special committee received an opinion from Morgan Stanley & Co. Incorporated, its financial advisor, dated as of June 20, 2002, to the effect that, as of the date of such opinion, and based upon and subject to the matters described therein, the redemption payment of $46.00 per share to be received by stockholders, other than the management investors, was fair to such stockholders from a financial point of view. You should read "Special Factors -- Opinion of Financial Advisor" beginning on page 36.

     - REQUIRED VOTES. The General Corporation Law of the State of Delaware requires that the holders of our outstanding common stock and special common stock, voting together and separately as classes, approve the amendment to the certificate of incorporation. In addition, the recapitalization agreement requires that the holders of a majority of our outstanding shares of common stock, other than those shares held by management investors, approve the amendment to the certificate of incorporation. You should read "The Special Meeting -- Vote Required to Approve the Amendment to the Certificate of Incorporation" beginning on page 13.


     - CONDITIONS. The obligation of K Holdings to complete the recapitalization is subject to a variety of closing conditions, including the availability of debt financing, the approvals of the amendment to the certificate of incorporation as required under the General Corporation Law of the State of Delaware and under the recapitalization agreement, the absence of legal prohibitions to the recapitalization and the receipt of an opinion as to the solvency of each of Nortek Holdings, Inc. and Nortek, Inc. immediately after giving effect to the recapitalization. You should read "The Recapitalization Agreement -- Principal Conditions to the Completion of the Recapitalization Agreement" beginning on page 65.



     - TERMINATION FEE. If the recapitalization agreement is terminated, Nortek will, in some circumstances, be required to pay Kelso a termination fee of $16,500,000 and to reimburse Kelso for all transaction-related out-of-pocket expenses of Kelso and K Holdings in an amount not to exceed $7,500,000. In some circumstances, the termination fee is not payable, but Nortek will be required to reimburse the transaction-related out-of-pocket expenses of Kelso and K Holdings in an amount not to exceed $10,000,000. The aggregate amount of fees, including any termination fee, and expenses paid to Kelso will in no event exceed $24,000,000. You should read "The Recapitalization Agreement -- Fees and Expenses" beginning on page 69.


     - TAX CONSEQUENCES. Your receipt of cash in the recapitalization will be a taxable event for United States federal income tax purposes. Unless you have special circumstances, you will recognize taxable gain or loss equal to the difference between the amount of cash received in the recapitalization and your adjusted tax basis in the shares of common stock and special common stock surrendered in the recapitalization. You should read "Special Factors -- Material Federal Income Tax Consequences" beginning on page 56 for greater detail on the possible tax consequences to you. You should also consult your tax advisor as to your particular circumstances and the specific tax effects of the recapitalization to you.

     - STATUTORY APPRAISAL RIGHTS. The General Corporation Law of the State of Delaware does not grant stockholders statutory appraisal rights with respect to the approval of an amendment to a corporation's certificate of incorporation to effect a reclassification. Accordingly, the stockholders of Nortek will not have statutory appraisal rights with respect to the recapitalization.

                             NORTEK HOLDINGS, INC.
                                50 KENNEDY PLAZA
                      PROVIDENCE, RHODE ISLAND 02903-2360

                             ---------------------

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 8, 2003


                             ---------------------

                          QUESTIONS AND ANSWERS ABOUT
                              THE RECAPITALIZATION
                                      AND
                              THE SPECIAL MEETING

     Q:   WHAT SHARES DO I CURRENTLY OWN?


     A: You currently own shares of common stock and/or special common stock of Nortek Holdings, Inc. You previously owned shares of common stock and/or special common stock of Nortek, Inc. However, on November 20, 2002, Nortek, Inc. reorganized into a holding company structure and each outstanding share of capital stock of Nortek, Inc. was converted into an identical share of capital stock of Nortek Holdings, Inc. with Nortek Holdings, Inc. becoming the successor public company and Nortek, Inc. becoming a wholly owned subsidiary of Nortek Holdings, Inc. Your existing stock certificates of Nortek, Inc. represent your current equity interest in Nortek Holdings, Inc. and should be retained until the recapitalization is complete and you receive instructions for surrendering your certificates.



         You were sent this proxy statement because you were a stockholder of Nortek Holdings, Inc. as of the close of business on December 2, 2002, which was the record date for determining those stockholders entitled to notice of, and to vote at, the special meeting or at any adjournment or postponement of the special meeting.


     Q:   WHAT AM I BEING ASKED TO VOTE UPON?

     A: You are being asked to vote to approve the amendment to our certificate of incorporation that is required to effect the recapitalization. If the recapitalization is completed, Nortek will no longer be a public company and you will no longer own shares of common stock or special common stock of Nortek. The recapitalization will not be completed unless the amendment to the certificate of incorporation is approved. You should read "The Special Meeting -- Purpose of the Special Meeting" beginning on page 12 for detailed information regarding the terms of the amendment to the certificate of incorporation.

     Q:   WHAT WILL I RECEIVE IF THE RECAPITALIZATION IS COMPLETED?

     A: Unless you are a management investor, you will receive a redemption payment of $46.00 per share in cash for each share of common stock and special common stock that you hold immediately prior to the effective time of the amendment to the certificate of incorporation.

     Q: HOW WILL THE REDEMPTION OF THE COMMON STOCK AND SPECIAL COMMON STOCK BE FUNDED?


     A: The redemption will be financed through a combination of cash obtained from an equity investment by K Holdings and its designees and a portion of the unrestricted cash and cash equivalents on hand at Nortek, Inc. You should read "Special Factors -- Financing of the Recapitalization" beginning on page 45 for detailed information regarding the financing of the redemption.

     Q: WHO ARE THE MANAGEMENT INVESTORS AND WHAT WILL THEY RECEIVE IN THE RECAPITALIZATION?


     A: The management investors include Mr. Richard L. Bready, Chairman of the Board, President and Chief Executive Officer, and other members of senior management. You should refer to the table on page 20 in the section entitled "Special Factors -- Post-Recapitalization Ownership and Control" for a list of the management investors. Some of the management investors will sell or "cash-out" a portion of their equity interest in Nortek as part of the recapitalization, based upon the same $46.00 per share redemption payment to be made to public stockholders, and will retain the remainder of their equity interest in Nortek. In the aggregate, the management investors will receive approximately $18.6 million through the sale of 392,786 shares and the "cash-out" of 23,500 stock options, including approximately $17.2 million to be paid to Mr. Bready as a result of the sale of 373,182 shares. You also should read "Special Factors--Interests of Nortek Directors, Officers and Affiliates in the Recapitalization" beginning on page 49 for detailed information regarding the interests of the management investors in the recapitalization.


     Q:   CAN I CHOOSE TO BE A MANAGEMENT INVESTOR?

     A: No. The management investors include only the members of Nortek current management identified in the table on page 20 in the section entitled "Special Factors -- Post-Recapitalization Ownership and Control."

     Q: DO ANY OF THE OFFICERS, DIRECTORS OR SIGNIFICANT STOCKHOLDERS OF NORTEK HAVE A CONFLICT OF INTEREST IN CONNECTION WITH THE RECAPITALIZATION?


     A: Yes. The management investors have interests that differ from those of other stockholders because they will, among other interests, continue to hold equity interests in Nortek and because some of the management investors will, effective at the time of the recapitalization, receive payments under benefit plans and have employment agreements with Nortek. You should read "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization" beginning on page 49 for detailed information regarding the interests of the management investors.


     Q:   WHAT IS K HOLDINGS, INC. AND WHAT WILL IT RECEIVE IN THE
          RECAPITALIZATION?

     A: K Holdings, Inc. is controlled by affiliates of Kelso & Company, L.P. and was established solely for the purpose of acquiring shares of Nortek in the recapitalization. Kelso is a New York-based private equity firm that specializes in acquisition transactions. As part of the recapitalization, K Holdings and its designees will purchase shares of a newly created series of preference stock of Nortek. You should read "Special Factors -- Post-Recapitalization Ownership and Control" beginning on page 20 for detailed information regarding the interests of K Holdings following the recapitalization.

     Q: WHAT WILL BE THE OWNERSHIP STRUCTURE OF NORTEK FOLLOWING THE RECAPITALIZATION?


     A: Immediately after the recapitalization and assuming the conversion of all outstanding shares of preference stock into common stock, K Holdings and its designees will hold approximately 79.4% of the fully diluted equity of Nortek and the management investors will hold, in the aggregate, approximately 20.6% of the fully diluted equity of Nortek, in each case, without giving effect to the grant of any new stock options at or following the closing of the recapitalization. You should read "Special Factors -- Post-Recapitalization Ownership and Control" beginning on page 20 for detailed information regarding the post-recapitalization ownership structure.


     Q:   WHY DID THE BOARD OF DIRECTORS FORM THE SPECIAL COMMITTEE?

     A: Because of the participation of Mr. Bready and the other management investors in the recapitalization, the board of directors appointed a special committee of independent directors to evaluate the transactions proposed by Kelso and to represent the interests of the stockholders, other than the management investors. The members of the special committee are Messrs. Phillip L. Cohen, Richard J. Harris and William
          I. Kelly, with Mr. Harris serving as chairman. These directors are not affiliated in any way with Kelso or any of the management investors and will not retain any equity interest in Nortek following the recapitalization.

     Q:   WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

     A: The board of directors recommends that you vote "FOR" the approval of the amendment to the certificate of incorporation. You should read "Special Factors -- Recommendation of the Board of Directors" beginning on page 31 for detailed information regarding the recommendation of the board of directors.

     Q:   HOW MANY VOTES DO I HAVE?


     A: You have one vote for each share of common stock that you owned at the close of business on December 2, 2002 and ten votes for each share of special common stock that you owned at the close of business on December 2, 2002.


     Q: WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION?

     A: The General Corporation Law of the State of Delaware requires that the holders of our outstanding common stock and special common stock, voting together and separately as classes, approve the amendment to the certificate of incorporation. In addition, the recapitalization agreement requires that the holders of a majority of our outstanding shares of common stock, excluding shares held by the management investors, approve the amendment to the certificate of incorporation. You should read "The Special Meeting -- Vote Required to Approve the Amendment to the Certificate of Incorporation" beginning on page 13 for detailed information regarding the votes required to approve the amendment to the certificate of incorporation.

     Q: HAVE ANY STOCKHOLDERS AGREED TO VOTE IN FAVOR OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION?


     A: Richard L. Bready has entered into a voting agreement with Kelso and Nortek under which he has agreed to vote all of his outstanding shares of common stock and special common stock in favor of the amendment to the certificate of incorporation, and the other management investors also have indicated that they intend to vote all of their outstanding shares of common stock and special common stock in favor of the amendment to the certificate of incorporation. You should read "The Special Meeting -- Vote Required to Approve the Amendment to the Certificate of Incorporation" beginning on page 13 and "Voting Agreement" beginning on page 72 for more detailed information.


     Q:   HOW DO I VOTE?

     A: You may vote by proxy, over the Internet or in person at the special meeting. You should read "The Special Meeting -- Voting" beginning on page 14 for detailed information regarding how to vote your shares. We recommend that you vote by proxy or over the Internet even if you plan to attend the special meeting. If you neither grant your proxy as described in this proxy statement nor vote your shares over the Internet or in person at the special meeting, then your shares will not be voted, which will have the same effect as a vote "AGAINST" approval of the amendment to the certificate of incorporation.

     Q: IF MY SHARES ARE HELD IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

     A: If your shares of common stock or special common stock are held in "street name," which means that your shares are held in the name of a bank, broker or other financial institution instead of in your name, you must direct this institution how to vote your shares. If you do not provide instructions, your shares will not be voted by your broker, and this will have the same effect as a vote "AGAINST" approval of the amendment to the certificate of incorporation. You should read "The Special Meeting -- Voting" beginning on page 14 for detailed information on voting shares held in "street name."

     Q:   MAY I CHANGE MY VOTE AFTER I HAVE EXECUTED AND DELIVERED MY PROXY?

     A: Yes. You may change your vote at any time before your shares are voted at the special meeting. You should read "The Special
          Meeting -- Revoking Your Proxy" beginning on page 15 for detailed information on changing your vote after you have executed and delivered your proxy.

     Q:   ARE STOCKHOLDERS OF NORTEK ENTITLED TO STATUTORY APPRAISAL RIGHTS?

     A: No. The General Corporation Law of the State of Delaware does not grant stockholders statutory appraisal rights with respect to the approval of an amendment to a corporation's certificate of incorporation to effect a reclassification. Accordingly, the stockholders of Nortek will not have statutory appraisal rights with respect to the recapitalization.

     Q:   WHEN DO YOU EXPECT THE RECAPITALIZATION TO BE COMPLETED?


     A: Assuming that we obtain the required stockholder approval, we expect to complete the recapitalization not later than the business day following the special meeting of stockholders, which will be held on January 8, 2003.


     Q:   HOW WILL I RECEIVE THE REDEMPTION PAYMENT?

     A: If the amendment to the certificate of incorporation is approved and the recapitalization occurs, you will receive written instructions for surrendering your stock certificates for the redemption payment.

     Q:   SHOULD I SEND MY STOCK CERTIFICATES NOW?

     A: No. You should not surrender your stock certificates prior to receiving the instructions mentioned above.

     Q:   WHAT ARE THE TAX CONSEQUENCES OF THE RECAPITALIZATION?

     A: Your receipt of cash in the recapitalization will be a taxable event for United States federal income tax purposes. Unless you have special circumstances, you will recognize taxable gain or loss equal to the difference between the amount of cash received in the recapitalization and your adjusted tax basis in the shares of common stock and special common stock surrendered in the recapitalization. You should read "Special Factors -- Material Federal Income Tax Consequences" beginning on page 56 for greater detail on the possible tax consequences to you. You should also consult your tax advisor as to your particular circumstances and the specific tax effects of the recapitalization to you.

     Q:   WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?

     A: If you have any questions about the special meeting, about your ownership of common stock or special common stock, or about the recapitalization, you should contact our proxy solicitor, D. F. King & Co., Inc., by calling them at 1-800-769-4414 or by writing to them at 77 Water Street, New York, New York 10005.

                               TABLE OF CONTENTS


SUMMARY.....................................................          1
     The Parties............................................          1
     What You Will Receive in the Recapitalization..........          1
     Structure of the Recapitalization......................          2
     The Effects of the Recapitalization....................          2
     Post-Recapitalization Ownership and Control............          3
     The Special Meeting....................................          3
     Recommendation of the Board of Directors...............          4
     Opinion of Financial Advisor...........................          5
     Interests of Nortek Directors, Officers and Affiliates
      in the Recapitalization...............................          5
     How Options Will Be Treated............................          6
     Conditions to the Recapitalization.....................          7
     Termination of the Recapitalization Agreement..........          7
     Termination Fees.......................................          8
     Non-Solicitation of Competing Acquisition Proposals....          8
     Tax Consequences.......................................          9
     Statutory Appraisal Rights.............................          9
     Forward-Looking Statements.............................          9
SUMMARY FINANCIAL DATA......................................         10
THE SPECIAL MEETING.........................................         12
     Where and When the Special Meeting Will Be Held........         12
     Purpose of the Special Meeting.........................         12
     Record Date; Who Is Entitled to Vote...................         13
     Vote Required to Approve the Amendment to the
      Certificate of Incorporation..........................         13
     Quorum.................................................         14
     Voting.................................................         14
     Revoking Your Proxy....................................         15
     Statutory Appraisal Rights.............................         15
     Costs of Soliciting These Proxies......................         16
     Surrendering Stock Certificates........................         16
SPECIAL FACTORS.............................................         17
     Structure of the Recapitalization......................         17
     Certain Effects of the Recapitalization................         18
     Post-Recapitalization Ownership and Control............         20
     Series B Preference Stock..............................         22
     Background of the Recapitalization.....................         23
     Recommendation of the Board of Directors...............         31
     Reasons for the Determination of the Board of
      Directors; Fairness of the Recapitalization...........         31
     Members of the Special Committee.......................         35
     Opinions of K Holdings and the Management Investors....         35
     Opinion of Financial Advisor...........................         36
     Financial Projections..................................         42

     Financing of the Recapitalization...............................................................           45
     Option Awards...................................................................................           48
     Interests of Nortek Directors, Officers and Affiliates in the Recapitalization..................           49
     Financial Advisory Agreement....................................................................           56
     Conduct of the Business of Nortek if the Recapitalization Is Not Completed......................           56
     Material Federal Income Tax Consequences........................................................           56
     Statutory Appraisal Rights......................................................................           57
     Regulatory Matters..............................................................................           58
     Potential Fraudulent Conveyance Challenge to the Recapitalization...............................           58
     Estimated Fees and Expenses.....................................................................           59
     Anticipated Accounting Treatment................................................................           59
THE RECAPITALIZATION AGREEMENT.......................................................................           60
     Representations and Warranties..................................................................           60
     Conduct of Nortek Business......................................................................           61
     Non-Solicitation of Competing Acquisition Proposals.............................................           62
     Proxy Material..................................................................................           64
     Filings and Other Actions.......................................................................           64
     Access to Information...........................................................................           64
     Public Announcements............................................................................           64
     Employee Matters................................................................................           65
     Indemnification; Officers' and Directors' Insurance.............................................           65
     Solvency Letter.................................................................................           65
     Principal Conditions to the Completion of the Recapitalization Agreement........................           65
     Termination.....................................................................................           68
     Fees and Expenses...............................................................................           69
     Amendment; Waiver of Conditions.................................................................           71
VOTING AGREEMENT.....................................................................................           72
CLASS B COMMON STOCK.................................................................................           72
STOCK PRICE AND DIVIDEND INFORMATION; STOCK REPURCHASES..............................................           73
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT.........................................................................................           75
WHERE YOU CAN FIND MORE INFORMATION..................................................................           78
INCORPORATION OF DOCUMENTS BY REFERENCE..............................................................           78
IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS.........................................           79
STOCKHOLDER PROPOSALS................................................................................           80


                                 ANNEXES
ANNEX A  --   Agreement and Plan of Recapitalization, dated as of June 20,
              2002, as amended, by and among Nortek, Inc., Nortek
              Holdings, Inc. and K Holdings, Inc.
ANNEX B  --   Certificate of Amendment to the Restated Certificate of
              Incorporation of Nortek Holdings, Inc.
ANNEX C  --   Opinion of Morgan Stanley & Co. Incorporated, dated as of
              June 20, 2002.

                                    SUMMARY


     This summary highlights all material information contained in this proxy statement. To understand the recapitalization fully, including the reasons why we are asking you to approve the amendment to the certificate of incorporation and to obtain a more complete description of the legal terms of the amendment to the certificate of incorporation and the recapitalization agreement, you should carefully read this entire document, including the annexes and the documents to which we refer you or which we incorporate by reference into this proxy statement. You should refer to "Where You Can Find More Information" beginning on page 78 for more details.


THE PARTIES

Nortek Holdings, Inc.
Nortek, Inc.
50 Kennedy Plaza
Providence, Rhode Island 02903-2360
Telephone: (401) 751-1600


     Nortek Holdings, Inc. is a publicly held corporation incorporated under the laws of the State of Delaware and is the parent company of Nortek, Inc. In accordance with the recapitalization agreement, on November 20, 2002, Nortek, Inc. reorganized into a holding company structure and each outstanding share of capital stock of Nortek, Inc. was converted into an identical share of capital stock of Nortek Holdings, Inc. with Nortek Holdings, Inc. becoming the successor public company and Nortek, Inc. becoming a wholly owned subsidiary of Nortek Holdings, Inc. EXCEPT AS OTHERWISE INDICATED, WHENEVER WE REFER TO OR USE THE TERM "NORTEK" IN THIS SECTION OR ELSEWHERE IN THIS PROXY STATEMENT, WE MEAN NORTEK, INC. PRIOR TO THE CREATION OF THE HOLDING COMPANY AND, AFTER SUCH DATE, NORTEK HOLDINGS, INC.


     Nortek, through its subsidiaries, is a leading international manufacturer and distributor of high quality, competitively priced building, remodeling and indoor environmental control products for residential and commercial markets. Its products include: range hoods and other spot ventilation products; heating and air conditioning systems; vinyl products, including windows and doors, siding, decking, fencing and accessories; indoor air quality systems; and specialty electronic products.

K Holdings, Inc.
c/o Kelso & Company, L.P.
320 Park Avenue
New York, New York 10022
Telephone: (212) 751-3939

     K Holdings, Inc. is a corporation formed under the laws of the State of Delaware and is controlled by affiliates of Kelso & Company, L.P. It was established solely for the purpose of acquiring shares of Nortek in the recapitalization.

Kelso & Company, L.P.
320 Park Avenue
New York, New York 10022
Telephone: (212) 751-3939

     Kelso is a New York-based private equity firm founded in 1971 that specializes in acquisition transactions. Since 1980, Kelso has completed investments in 69 companies and its current investment fund has $1.5 billion of committed capital.

WHAT YOU WILL RECEIVE IN THE RECAPITALIZATION

     Unless you are a management investor, you will receive $46.00 per share in cash for each share of common stock and special common stock that you own immediately prior to the effective time of the amendment to the certificate of incorporation.

STRUCTURE OF THE RECAPITALIZATION

     Subject to the terms and conditions described in the recapitalization agreement, the recapitalization agreement contemplates that the following transactions will occur substantially simultaneously, but in the following sequence:

     - Series B Preference Stock Exchange. Immediately following the approval by stockholders of the amendment to the certificate of incorporation, Nortek will establish a new series of preference stock, Series B Preference Stock, and the management investors will exchange each share of common stock and special common stock held by them for one newly created share of Series B Preference Stock.

     - Certificate of Amendment. Nortek will file the amendment to the certificate of incorporation to reclassify each share of common stock and special common stock outstanding at the time the amendment becomes effective into one share of the newly created Class B Common Stock.


     - Stock Option Exchange. Options to purchase 1,836,396 shares of common stock and special common stock held by the management investors will be exchanged for fully vested options to purchase an equal number of shares of newly created Class A Common Stock at the same per share exercise price as the existing options. The remaining outstanding options, including some options held by the management investors, will be cancelled in exchange for the right to receive a single lump sum cash payment equal to the product of the number of shares of common stock or special common stock underlying the option and the amount by which the redemption payment of $46.00 per share is greater than the per share exercise price of the option.



     - Investment by K Holdings. K Holdings and its designees will purchase (a) 392,786 shares of the Series B Preference Stock from the management investors at the same $46.00 per share redemption payment to be made to public stockholders for an aggregate purchase price of approximately $18.1 million, and (b) 7,821,761 newly issued shares of Series B Preference Stock from Nortek at a price of $46.00 per share, for an aggregate purchase price of approximately $359.8 million. The amount of the direct investment by K Holdings and its designees may be reduced to the extent Nortek, Inc. has additional unrestricted cash and cash equivalents on hand that are permitted to be used to finance the redemption repayment being made in the recapitalization.


     - Nortek, Inc. Dividend. Nortek, Inc. will declare and distribute to Nortek Holdings, Inc. a dividend, which, when added to the purchase price to be paid by K Holdings for the shares of Series B Preference Stock to be purchased by K Holdings from Nortek, will be sufficient to redeem all outstanding shares of Class B Common Stock and "cash-out" all options other than those being exchanged by the management investors. We currently estimate this dividend, which will be paid out of unrestricted cash and cash equivalents on hand at Nortek, Inc., to be approximately $120 million.

     - Series B Preference Stock Conversion. Each outstanding share of Series B Preference Stock held by the management investors and not purchased by K Holdings or its designees will automatically convert into one share of Class A Common Stock. Each outstanding share of Series B Preference Stock held by K Holdings and its designees will remain outstanding.

     - Class B Common Stock Redemption. Nortek will redeem each outstanding share of Class B Common Stock for $46.00 in cash.

THE EFFECTS OF THE RECAPITALIZATION

     Immediately following the recapitalization, Nortek will be owned by affiliates of Kelso and the management investors. If the recapitalization is completed, Nortek will no longer be a public company and will apply to the New York Stock Exchange for the delisting of its shares of common stock and to the Securities and Exchange Commission for the deregistration of its shares of common stock under the Securities Exchange Act of 1934. Nortek or Nortek, Inc. will, however, continue to file periodic reports with the Securities and Exchange Commission as required by the indentures underlying the senior and senior subordinated notes of Nortek, Inc. You should read "Special Factors -- Certain Effects of the Recapitalization" beginning on page 18.

POST-RECAPITALIZATION OWNERSHIP AND CONTROL


     Immediately after the recapitalization, affiliates of Kelso will hold all of the outstanding shares of Series B Preference Stock, representing in the aggregate approximately 79.4% of the fully diluted equity of Nortek, and the management investors, who include Mr. Bready, will hold all of the outstanding shares of Class A Common Stock and fully vested options to purchase shares of Class A Common Stock, representing in the aggregate approximately 20.6% of the fully diluted equity of Nortek, in each case, without giving effect to the grant of any new stock options at or following the closing of the recapitalization. WHENEVER WE REFER TO THE "FULLY DILUTED EQUITY OF NORTEK" IN THIS SECTION OR ELSEWHERE IN THIS PROXY STATEMENT, WE ASSUME (1) THE EXERCISE OF ALL FULLY VESTED OPTIONS TO PURCHASE CLASS A COMMON STOCK, REGARDLESS OF WHETHER SUCH OPTIONS HAVE ACTUALLY BEEN EXERCISED, AND (2) THE CONVERSION OF ALL SHARES OF SERIES B PREFERENCE STOCK INTO SHARES OF CLASS A COMMON STOCK ON A ONE-FOR-ONE BASIS, REGARDLESS OF WHETHER SUCH SHARES COULD BE OR ACTUALLY HAVE BEEN CONVERTED AT SUCH TIME. On and after the one-year anniversary of the completion of the recapitalization, each outstanding share of Series B Preference Stock will be convertible, at the option of its holder, into one share of Class A Common Stock, subject to limited exceptions that allow for earlier conversion.


     Following the recapitalization, the board of directors of Nortek will consist of five directors, three of whom will be elected by holders of the Class A Common Stock, which will be owned solely by the management investors immediately following the recapitalization, and two of whom will be elected by holders of the Series B Preference Stock, which will be owned solely by affiliates of Kelso immediately following the recapitalization. One of the three directors to be elected by the holders of the Class A Common Stock and one of the two directors to be elected by the holders of the Series B Preference Stock are required to be independent directors. Under the recapitalization agreement and the stockholders' agreement, Mr. Bready will designate the three directors to be elected by holders of the Class A Common Stock (with the independent director subject to the approval of Kelso, which approval may not be unreasonably withheld) and Kelso will designate the two directors to be elected by holders of the Series B Preference Stock (with the independent director subject to the approval of Mr. Bready, which approval may not be unreasonably withheld), as described under "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization -- Stockholders' Agreement and Related Arrangements" beginning on page 54.

     The holders of Class A Common Stock will have the right to elect all five directors of the board of directors upon and following the earlier of (1) the conversion of a sufficient number of shares of Series B Preference Stock such that affiliates of Kelso hold more shares of Class A Common Stock than Mr. Bready and his affiliates and (2) such time as the number of shares of Class A Common Stock into which the outstanding shares of Series B Preference Stock are convertible is equal to or less than 20% of the then outstanding shares of Class A Common Stock. Under the stockholders' agreement, at the time that the holders of Class A Common Stock have the right to elect all five directors, Mr. Bready will have the right to designate two directors to the board of directors for so long as he holds at least 10% of the fully diluted equity of Nortek.

THE SPECIAL MEETING

  DATE, TIME, PLACE AND MATTERS TO BE CONSIDERED


     The special meeting of stockholders of Nortek will be held on January 8, 2003, at 10:00 a.m., local time, at the Providence Biltmore Hotel, Providence, Rhode Island. At the special meeting, the stockholders of Nortek will consider and vote on a proposal to approve the amendment to the certificate of incorporation, which will, among other things, reclassify the outstanding shares of common stock and special common stock into a newly created series of Class B Common Stock that will then be irrevocably called for redemption and immediately redeemed for $46.00 per share in cash. We have attached a copy of the form of amendment to the certificate of incorporation of Nortek as Annex B to this proxy statement. We encourage you to read the amendment carefully and in its entirety.

  RECORD DATE FOR VOTING


     We have set December 2, 2002 as the record date for the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.


  REQUIRED VOTE

     The General Corporation Law of the State of Delaware and the
recapitalization agreement require that the stockholders of Nortek approve the amendment to the certificate of incorporation. For the recapitalization to be completed, the amendment to the certificate of incorporation must be approved by:

     - the affirmative vote of a majority of the votes represented by the outstanding shares of common stock and special common stock, voting together as a single class;

     - the affirmative vote of a majority of the outstanding shares of common stock, voting as a separate class;

     - the affirmative vote of a majority of the outstanding shares of special common stock, voting as a separate class; and

     - the affirmative vote of a majority of the outstanding shares of common stock not held by the management investors, voting as a separate class.

Each share of common stock that you own at the close of business on the record date entitles you to one vote and each share of special common stock that you own at the close of business on the record date entitles you to ten votes.

  REQUIRED QUORUM

     A quorum of our stockholders is required to hold a valid special meeting. The required quorum for the transaction of business at the special meeting is the presence, in person or by proxy, of holders representing (1) a majority of the total number of shares of common stock and special common stock outstanding on the record date and entitled to vote with respect to the amendment to the certificate of incorporation, considering shares of common stock and special common stock as a single class, and (2) solely for purposes of each of the separate class votes described in this proxy statement under the heading "The Special Meeting -- Vote Required to Approve the Amendment to the Certificate of Incorporation," one-third of the shares of common stock or special common stock, as the case may be, outstanding on the record date and entitled to vote with respect to the amendment to the certificate of incorporation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     A special committee of independent directors carefully reviewed and considered the terms of the recapitalization agreement. The special committee unanimously determined that the recapitalization agreement and the transactions contemplated by that agreement were advisable and fair to, and in the best interests of, Nortek and its stockholders, including stockholders unaffiliated with the management investors. The special committee recommended that the board of directors approve the recapitalization agreement and the recapitalization and the other transactions contemplated by that agreement and approve the amendment to the certificate of incorporation. The board of directors has approved these matters and recommends that you vote "FOR" the approval of the amendment to the certificate of incorporation that is required to effect the recapitalization. Mr. Richard L. Bready abstained from the vote of the board of directors because of his participation in the recapitalization and Mr. J. Peter Lyons abstained from the vote because a company that he controls provides services to Nortek.

OPINION OF FINANCIAL ADVISOR

     In connection with the recapitalization, each of the special committee and the board of directors considered, among other things, the opinion of Morgan Stanley & Co. Incorporated, dated June 20, 2002, to the effect that, as of the date of such opinion, and based upon and subject to the matters described therein, the redemption payment of $46.00 per share to be received by stockholders, other than the management investors, was fair to such stockholders from a financial point of view. The full text of the written opinion of Morgan Stanley is attached to this proxy statement as Annex C. We encourage you to read this opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. THE OPINION OF MORGAN STANLEY IS ADDRESSED TO THE SPECIAL COMMITTEE. THE OPINION OF MORGAN STANLEY DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE RECAPITALIZATION.

INTERESTS OF NORTEK DIRECTORS, OFFICERS AND AFFILIATES IN THE RECAPITALIZATION

     You should be aware that some directors and officers of Nortek have interests in the recapitalization that are different from, or in addition to, yours. The special committee and the board of directors were aware of these interests and considered them, among other matters, in deciding to approve the recapitalization agreement and the recapitalization and the other transactions contemplated by that agreement. These interests include the following:


     - Equity Transactions in the Recapitalization. Some of the management investors, including Mr. Bready, will sell or "cash-out" a portion of their current equity interest in Nortek as part of the recapitalization and will retain or "roll over" their remaining equity interest. In the aggregate, the management investors will receive approximately $18.6 million through the sale of 392,786 shares and the "cash-out" of 23,500 stock options, including approximately $17.2 million to be paid to Mr. Bready as a result of the sale of 373,182 shares. The management investors will, in the aggregate, "roll over" 293,860 shares and 1,836,396 stock options in connection with the recapitalization. As a result of their retained equity interest, the management investors will hold, in the aggregate, all of the Class A Common Stock which, together with "rolled over" options, will represent approximately 20.6% of the fully diluted equity of Nortek immediately after the recapitalization, without giving effect to the grant of any new stock options at or following the closing of the recapitalization.


     - Supplemental Executive Retirement Plan. In 1996, Nortek established a supplemental executive retirement plan for some of its executive officers in recognition of their years of dedicated service to Nortek. Messrs. Bready (27 years of service), Almon C. Hall, Vice President and Chief Financial Officer (25 years of service), and Kevin W. Donnelly, Vice President and General Counsel (15 years of service) are currently participants in, and fully vested in the benefits payable under, this plan. Under the terms of this plan, Nortek is required to make one-time cash payments to participants in the plan in satisfaction of obligations under the plan upon a change of control transaction, such as the recapitalization. Accordingly, upon completion of the recapitalization, assuming the recapitalization closes on or after January 1, 2003, Nortek will make payments under the plan to the following executive officers in the following approximate amounts: Mr. Bready, $73.4 million; Mr. Hall, $8.5 million; and Mr. Donnelly, $3.1 million. Nortek intends to satisfy $10.2 million of its obligation to Mr. Bready under this plan through the transfer to Mr. Bready of a life insurance policy with $10.2 million of cash surrender value. As of the date of this proxy statement, there are sufficient assets in the supplemental executive retirement plan trust to settle and pay all obligations under the plan due upon completion of the recapitalization, except for those obligations under the plan that are being satisfied through the surrender of the life insurance policy to Mr. Bready.

     - Employment Arrangements. Each of the management investors is expected to continue to be employed in the same capacity that he is now employed by Nortek following the recapitalization. Mr. Bready has agreed to enter into a new five-year employment agreement that becomes effective upon the completion of the recapitalization. Messrs. Hall and Donnelly also have agreed to enter into employment agreements with Nortek, effective upon the completion of the recapitalization, under which Mr. Hall will serve as Vice President and Chief Financial Officer and Mr. Donnelly will serve as Vice President and General Counsel. Messrs. Bready, Hall and Donnelly are covered by severance provisions in their new individual employment agreements, as described more fully under "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization -- Employment Arrangement for Mr. Bready" and "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization -- Employment Arrangements for Messrs. Hall and Donnelly."

     - Retention Plan. Under the terms of an existing retention plan, Nortek will make payments to the participants in the plan upon the completion of the recapitalization in the following approximate amounts: Mr. Cooney, Vice President and Treasurer, $42,000; Mr. Donnelly, $50,400; Mr. Hall, $78,750; and Mr. Ractliffe, Executive Vice President and Chief Operating Officer, $120,000. Mr. Bready is not a participant in the retention plan. In addition, if the employment of any executive officer, other than Messrs. Bready, Hall or Donnelly, is terminated for any reason within twenty-four months following the recapitalization, then such executive officer is entitled to severance pay for a period of twenty-four months following his termination at an annual rate equal to his base salary plus the highest amount of bonus or incentive compensation paid or payable to him for any one of the three calendar years prior to the recapitalization (or, if higher, the three calendar years immediately prior to such termination), and to continued medical, accident, disability and life insurance benefits for such twenty-four month period.

     - 2002 Stock Option Plan. Nortek will adopt a new stock option plan effective upon completion of the recapitalization, and it is expected that the management investors will be granted additional options to purchase shares of Class A Common Stock under this plan upon completion of the recapitalization. The number of options to be granted to the management investors, other than to Mr. Bready, will be determined prior to the closing of the recapitalization.

     - Stockholders' Agreement and Related Arrangements. Nortek, the management investors and affiliates of Kelso expect to enter into a stockholders' agreement that will set forth the terms of their relationship as stockholders following the completion of the recapitalization. This agreement will include customary "tag-along" rights and "drag-along" rights. The management investors also will be granted rights to have their shares registered for sale under the Securities Act of 1933 and Mr. Bready will be granted preemptive rights to participate in future equity financings of Nortek.


     These interests are more fully described under "Special
Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization" beginning on page 49.


HOW OPTIONS WILL BE TREATED

     At the time of the recapitalization, each outstanding option to purchase common stock or special common stock will vest in full, if not already fully vested, and, except for certain options held by the management investors described below, will be cancelled in exchange for the right to receive a single lump sum cash payment equal to the product of (1) the number of shares of common stock or special common stock underlying the option and (2) the amount by which $46.00 is greater than the per share exercise price of the option.


     Of the existing options to purchase common stock or special common stock held by the management investors, options to purchase 1,836,396 shares of common stock and special common stock will be exchanged for fully vested options to purchase an equal number of shares of Class A Common Stock at the same per share exercise prices as the existing options. The remaining options to purchase 23,500 shares of common stock held by the management investors will be "cashed-out" in the same manner described above for options not held by management investors.

CONDITIONS TO THE RECAPITALIZATION

     The completion of the recapitalization depends upon the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

     - the approval of the amendment to the certificate of incorporation by the stockholders in each of the votes required under Delaware law and the vote required under the recapitalization agreement;

     - the absence of any judgment, injunction, order, decree or law prohibiting the completion of the recapitalization;

     - the delivery of a solvency opinion stating that, immediately after the effective time of the amendment to the certificate of incorporation, and after giving effect to the recapitalization, each of Nortek Holdings, Inc. and Nortek, Inc. will not be insolvent, will have assets sufficient to pay its debts and will not have unreasonably small capital with which to engage in its business;

     - the representations and warranties of the other party being true and correct to the extent set forth in the recapitalization agreement; and

     - Nortek, Inc. having available funds, which, when added to the purchase price to be paid by K Holdings for the shares of Series B Preference Stock to be purchased by K Holdings from Nortek, will be sufficient to redeem the outstanding public shares and "cash-out" existing stock options, other than those being exchanged by the management investors, and the absence of any legal or other impediment to such redemption.

     In addition, Nortek is required to complete the recapitalization only if the following additional condition, among others, is satisfied or waived:

     - K Holdings being prepared to purchase a portion of the Series B Preference Stock held by the management investors and to purchase shares of Series B Preference Stock from Nortek in order to provide the equity investment required to make the redemption payment in the recapitalization.

     In addition, K Holdings is required to complete the recapitalization only if the following additional conditions, among others, are satisfied or waived:

     - Mr. Bready having exchanged shares of common stock and special common stock for shares of Series B Preference Stock of Nortek that will automatically convert into Class A Common Stock immediately prior to the redemption payment, and being prepared to exchange existing stock options for new stock options of Nortek;

     - The affiliates and designees of K Holdings that purchase shares of Series B Preference Stock from Nortek and the management investors having entered into the stockholders' agreement; and

     - The receipt of valid resignations, effective immediately following the redemption of the outstanding shares of Class B Common Stock, of each director of Nortek, other than Mr. Bready, and the election of those directors contemplated by the provisions of the recapitalization agreement.

TERMINATION OF THE RECAPITALIZATION AGREEMENT

     Nortek and K Holdings can mutually agree to terminate the recapitalization agreement at any time, and either Nortek or K Holdings can terminate the recapitalization agreement for other reasons, including the following:

     - the recapitalization has not been completed on or before January 31, 2003 or such later date (not to exceed March 15, 2003) to which the bridge facility commitment letter (or, if applicable, definitive financing agreements in respect thereof) is extended;

     - a government order, decree, ruling or other action permanently restraining, enjoining or otherwise prohibiting the recapitalization has become final and non-appealable; or

     - the stockholders of Nortek fail to approve the amendment to the certificate of incorporation that is required to effect the recapitalization.

     K Holdings also has the unilateral right to terminate the recapitalization agreement for several reasons, including the following:

     - the board of directors of Nortek, prior to obtaining the required approval of its stockholders:

      - approves or recommends an alternative acquisition proposal or resolves to take, or announces an intention to take, any such action;

      - within 20 business days of any public disclosure of an alternative acquisition proposal, fails to recommend against or reject the alternative acquisition proposal, other than a tender or exchange offer referred to below; or

      - recommends acceptance of (or indicates or announces that it is unable to take a position, will remain neutral or expresses no opinion with respect to) or, within 18 business days after commencement thereof, fails to recommend against or reject, a tender or exchange offer for 25% or more of the outstanding shares of Nortek, or resolves to take, or announces an intention to take, any such action;

     - the board of directors of Nortek withdraws, modifies or changes its recommendation to the stockholders of Nortek to approve the amendment to the certificate of incorporation or otherwise takes any action or makes any statement in connection with the special meeting of stockholders that is materially inconsistent with such recommendation; or

     - Nortek intentionally breaches any representation, warranty, covenant or agreement contained in the recapitalization agreement and such breach gives rise to the failure of a closing condition to the obligations of K Holdings.

     Nortek also has the unilateral right to terminate the recapitalization agreement for several reasons, including the following:

     - K Holdings intentionally breaches any representation, warranty, covenant or agreement contained in the recapitalization agreement and such breach gives rise to the failure of a closing condition to the obligations of Nortek; or

     - Nortek determines, provided certain conditions are satisfied, to recommend, approve or accept a superior acquisition proposal.

TERMINATION FEES


     Nortek generally will be required to pay Kelso a termination fee equal to $16,500,000 and to reimburse Kelso for all transaction-related out-of-pocket expenses of Kelso and K Holdings, not to exceed $7,500,000, in those circumstances described under "The Recapitalization Agreement -- Fees and Expenses" beginning on page 69.



     In addition, in limited circumstances, Nortek will be required to reimburse Kelso for all transaction-related out-of-pocket expenses of Kelso and K Holdings, not to exceed $10,000,000. The aggregate amount of fees, including any termination fee, and expenses paid to Kelso will in no event exceed $24,000,000. You should refer to "The Recapitalization Agreement -- Fees and Expenses" beginning on page 69 for a more complete discussion.


NON-SOLICITATION OF COMPETING ACQUISITION PROPOSALS

     Nortek has agreed that until the effective time of the amendment to the certificate of incorporation, it will not, subject to limited exceptions, whether directly or indirectly through advisors, agents or intermediaries, and will cause its and its subsidiaries' respective officers, directors, advisors and other intermediaries not to, directly or indirectly, solicit, initiate, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, an "acquisition proposal," as defined elsewhere in this proxy statement. You should read "The Recapitalization Agreement -- Non-Solicitation of Competing Acquisition Proposals" beginning on page 62 for a more complete discussion.


TAX CONSEQUENCES

     Generally, for United States federal income tax purposes, each stockholder other than a management investor will recognize taxable gain or loss equal to the difference between the cash received in the recapitalization and the stockholder's adjusted tax basis in the shares of common stock and/or special common stock surrendered in the recapitalization. You should review "Special Factors -- Material Federal Income Tax Consequences" beginning on page 56 for greater detail on the possible tax consequences to you.

     TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE RECAPITALIZATION TO YOU WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE RECAPITALIZATION TO YOU.

STATUTORY APPRAISAL RIGHTS

     The General Corporation Law of the State of Delaware does not grant stockholders statutory appraisal rights with respect to the approval of an amendment to a corporation's certificate of incorporation to effect a reclassification. Accordingly, the stockholders of Nortek will not have statutory appraisal rights with respect to the recapitalization.

FORWARD-LOOKING STATEMENTS

     This proxy statement, including information we are incorporating by reference, contains forward-looking statements. These forward-looking statements, which include the projections under "Special Factors -- Financial Projections Prepared by Nortek Management" and the related estimates and their underlying assumptions and other statements about the financial condition, results of operations, plans, objectives, future performance and business of Nortek, involve risks and uncertainties. The forward-looking statements included in this proxy statement are based upon information available to Nortek as of the date of this proxy statement. Nortek assumes no obligation to update any such forward-looking statements, except to the extent required by law. The actual results of operations of Nortek could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q of Nortek filed with the Securities and Exchange Commission and incorporated into this proxy statement by reference.

                             SUMMARY FINANCIAL DATA

     Nortek is providing the following summary financial information which has been derived from the audited consolidated financial statements of Nortek for the years ended December 31, 2000 and 2001 and the unaudited condensed consolidated financial statements of Nortek for the nine month periods ended September 29, 2001 and September 28, 2002. The unaudited condensed consolidated financial statements reflect, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial condition for those periods. The results for the nine month period ended September 28, 2002 should not be considered indicative of results that may be expected for the year ending December 31, 2002 or for any other future periods.

     This information is only a summary and should be read in conjunction with the historical consolidated financial statements of Nortek and related notes thereto incorporated by reference into this proxy statement.

                                                  FISCAL YEAR ENDED          NINE MONTHS ENDED
                                                    DECEMBER 31,       -----------------------------
                                                 -------------------   SEPTEMBER 29,   SEPTEMBER 28,
                                                   2000       2001         2001            2002
                                                 --------   --------   -------------   -------------
                                                                                (UNAUDITED)
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA (1)(2)(3):
Net sales......................................  $1,782.1   $1,787.4     $1,358.9        $1,458.2
Gross profit...................................     449.5      467.5        349.7           408.8
Operating earnings.............................     160.0      151.6        116.7           152.6
Earnings from continuing operations............      38.3       31.1         24.4            49.7
Net earnings...................................      41.6        8.0          0.5            55.0
Earnings per share:
  Earnings from continuing operations:
     Basic.....................................  $   3.42   $   2.84     $   2.23        $   4.52
     Diluted...................................      3.41       2.79         2.18            4.30
  Net earnings:
     Basic.....................................  $   3.71   $   0.73     $   0.05        $   5.00
     Diluted...................................      3.70       0.72         0.04            4.76
OTHER DATA:
Ratio of earnings to fixed charges (4).........       1.7x       1.6x         1.6x            2.1x

                                                    DECEMBER 31,
                                                 -------------------   SEPTEMBER 29,   SEPTEMBER 28,
                                                   2000       2001         2001            2002
                                                 --------   --------   -------------   -------------
                                                                                (UNAUDITED)
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable
  securities (5)...............................  $  149.5   $  260.1     $  196.9        $  281.3
Working capital................................     414.7      381.1        381.1           442.0
Current assets.................................     768.9      739.8        727.5           803.6
Long-term assets...............................   1,067.9    1,090.1      1,082.3         1,080.5
Total assets...................................   1,836.8    1,829.9      1,809.8         1,884.1
Current liabilities............................     354.2      358.7        346.4           361.6
Total long-term debt...........................   1,020.3      990.8        991.4           984.1
Other long-term liabilities....................     180.1      209.1        205.5           207.7
Stockholders' investment.......................     282.2      271.3        266.5           330.7
Stockholders' investment per share (6).........                                          $  30.06

---------------
(1) Acquisitions have been accounted for under the purchase accounting method as described in Notes 1 and 2 of the notes to the historical consolidated financial statements incorporated by reference into this proxy statement.

(2) On September 21, 2001, a subsidiary of Nortek, Ply Gem Industries, Inc. ("Ply Gem"), sold the capital stock of Peachtree Doors and Windows, Inc. ("Peachtree") and SNE Enterprises, Inc. ("SNE") and, on April 2, 2002, Ply Gem sold the capital stock of Hoover Treated Wood Products, Inc. ("Hoover"). The sale of Peachtree, SNE and Hoover and the operating results of Peachtree, SNE and Hoover have been excluded from earnings from continuing operations and are classified as discontinued operations for all periods presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", which Nortek adopted in the third quarter of 2001. See Notes 1 and 9 of the notes to the historical consolidated financial statements incorporated by reference into this proxy statement.

(3) On January 1, 2002, Nortek adopted SFAS No. 142 "Goodwill and Other Intangibles" ("SFAS No. 142"), which required that Nortek no longer record goodwill amortization. SFAS No. 142 does not permit restatement of prior periods to eliminate goodwill amortization. Goodwill amortization of approximately $16.5 million, $16.4 million and $12.3 million is included in the historical amortization of goodwill and intangible amounts presented above for the years ended December 31, 2000 and 2001 and the nine months ended September 29, 2001, respectively. See Notes 1, 2 and 13 of the notes to the historical consolidated financial statements incorporated by reference into this proxy statement.

(4) For purposes of calculating this ratio, "earnings" consists of earnings from continuing operations before provision for income taxes and fixed charges and "fixed charges" consist of interest expense and the estimated interest portion of rental payments on operating leases.

(5) Includes restricted cash, investments and marketable securities in the amounts of approximately $10.8 million and $4.4 million at December 31, 2000 and 2001, respectively, and $7.4 million and $4.3 million at September 29, 2001 and September 28, 2002, respectively.

(6) Stockholders' investment per share, as of September 28, 2002, is equal to the total stockholders' investment in Nortek divided by the total outstanding shares of common stock and special common stock.

                              THE SPECIAL MEETING


     We are furnishing this proxy statement to holders of our common stock and special common stock as part of the solicitation of proxies for use at the special meeting of stockholders. The board of directors is soliciting your proxy with respect to the amendment to the certificate of incorporation that is required to effect the recapitalization, and any other matters that may properly come before the special meeting or at any adjournment or postponement of the special meeting. We began mailing this proxy statement to holders of our common stock and special common stock on or about December , 2002. You should read this proxy statement carefully and in its entirety before voting your shares of common stock and special common stock.


WHERE AND WHEN THE SPECIAL MEETING WILL BE HELD


     The special meeting of stockholders of Nortek will be held on January 8, 2003, at 10:00 a.m., local time, at the Providence Biltmore Hotel, Providence, Rhode Island.


     The special meeting may be adjourned or postponed to another time, date or place for proper purposes. Unless revoked, the proxies granted will remain valid following any adjournment or postponement of the special meeting. We currently have no intention of adjourning or postponing the special meeting for any reason.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting of stockholders, we are asking you to consider and vote upon the following items:

     - The approval of an amendment to the certificate of incorporation that will:

      - create a new class of common stock, Class A Common Stock, par value $1.00 per share, of Nortek consisting of 19,000,000 authorized shares;

      - reclassify each share of common stock, par value $1.00 per share, and special common stock, par value $1.00 per share, of Nortek outstanding at the time such amendment becomes effective into one share of a new class of mandatorily redeemable common stock, Class B Common Stock, par value $1.00 per share, of Nortek consisting of 14,000,000 authorized shares;

      - require the immediate redemption of each share of Class B Common Stock for $46.00 per share in cash upon completion of the recapitalization; and

      - increase the authorized number of shares of preference stock, par value $1.00 per share, to 19,000,000 authorized shares.

     - Such other business as may properly be brought before the special meeting of stockholders and any adjournment or postponement of the special meeting.

     The board of directors is not aware, as of the date of this proxy statement, of any other matters that may properly come before the special meeting. If any such other matters properly come before the special meeting, or at a subsequent meeting following any adjournment or postponement of the special meeting, the persons named in the proxy intend to vote those proxies in accordance with their discretion on any such matters and, unless other instructions are given, your proxy will give such persons the power to do so.

     The special committee of the board of directors unanimously determined that the recapitalization agreement and the transactions contemplated by that agreement were advisable and fair to, and in the best interests of, Nortek and its stockholders, including stockholders unaffiliated with the management investors. The special committee recommended that the board of directors approve the recapitalization agreement and the recapitalization and other transactions contemplated by that agreement and approve the amendment to the certificate of incorporation. After considering this recommendation of the special committee, the board of directors has approved these matters and recommends that you vote "FOR" the approval of the amendment to the certificate of incorporation that is required to effect the recapitalization. Mr. Bready abstained from the vote of the board of directors because of his participation in the recapitalization and Mr. J. Peter Lyons abstained from the vote because a company that he controls provides services to Nortek.

RECORD DATE; WHO IS ENTITLED TO VOTE


     We have set December 2, 2002 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the special meeting of stockholders or any adjournment or postponement of the special meeting. As of the close of business on the record date for the special meeting, there were
outstanding           shares of common stock held by approximately
holders of record and           shares of special common stock held by
approximately           holders of record.


VOTE REQUIRED TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     The General Corporation Law of the State of Delaware and the
recapitalization agreement require that the stockholders of Nortek approve the amendment to the certificate of incorporation. For the recapitalization to be completed, the amendment to the certificate of incorporation must be approved by:

     - the affirmative vote of a majority of the voting power represented by the outstanding shares of common stock and special common stock, voting together as a single class;

     - the affirmative vote of a majority of the outstanding shares of common stock, voting as a separate class;

     - the affirmative vote of a majority of the outstanding shares of special common stock, voting as a separate class; and

     - the affirmative vote of a majority of the outstanding shares of common stock not held by the management investors, voting as a separate class.

     Each share of common stock that you own at the close of business on the record date entitles you to one vote and each share of special common stock that you own at the close of business on the record date entitles you to ten votes.


     As of the close of business on November 26, 2002, there were outstanding 10,496,637 shares of common stock and 506,454 shares of special common stock. Mr. Bready and the other management investors collectively held as of such date approximately:



     - 26.00% of the voting power of the outstanding shares of common stock and special common stock, if voting together as a single class;



     - 2.99% of the voting power of the outstanding shares of common stock, if voting as a separate class; and



     - 73.69% of the voting power of the outstanding shares of special common stock, if voting as a separate class.


     Mr. Bready has entered into a voting agreement with Kelso and Nortek under which he has agreed to vote all of his outstanding shares of common stock and special common stock in favor of the amendment to the certificate of incorporation and the other management investors also have indicated that they intend to vote all of their outstanding shares in favor of the amendment to the certificate of incorporation. Because Mr. Bready owns more than 50% of the outstanding shares of the special common stock, the vote of the special common stock is assured. However, because of the required approvals of the holders of a majority of the outstanding shares of common stock and the holders of a majority of the outstanding shares of common stock not held by the management investors, the vote of Mr. Bready and the other management investors on their own cannot cause the amendment to the certificate of incorporation to be approved and the recapitalization to occur.

     In addition, the special committee of the board of directors is currently authorized, solely with respect to the approval of the amendment to the certificate of incorporation at the special meeting, to instruct the trustees of various defined benefit pension plans of Nortek on the voting of 236,800 shares of common stock and 46,263 shares of special common stock held by the trusts relating to such pension plans.

QUORUM

     The General Corporation Law of the State of Delaware and our by-laws require a quorum of our stockholders to hold a valid special meeting. The required quorum for the transaction of business at the special meeting is the presence, in person or by proxy, of holders representing (1) a majority of the total number of shares of common stock and special common stock outstanding on the record date and entitled to vote with respect to the amendment to the certificate of incorporation, considering shares of common stock and special common stock as a single class, and (2) solely for purposes of each of the separate class votes described above under the heading "Special Meeting -- Vote Required to Approve the Amendment to the Certificate of Incorporation," one-third of the shares of common stock or special common stock, as the case may be, outstanding on the record date and entitled to vote with respect to the amendment to the certificate of incorporation. Once a share of common stock or special common stock is represented for any purpose at the special meeting, that share is deemed present for quorum purposes for the remainder of the special meeting. We will count abstentions and "broker non-votes" as present and represented for the purpose of determining a quorum. However, abstentions and "broker non-votes" will have the effect of voting "AGAINST" the amendment to the certificate of incorporation. A "broker non-vote" occurs with respect to a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. ACCORDINGLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD(S) AND PROMPTLY MAIL THEM IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING. YOU SHOULD ALSO REFERENCE THE ELECTRONIC VOTING PROCEDURES DESCRIBED IN THIS PROXY STATEMENT FOR ALTERNATIVE VOTING METHODS.

VOTING

     You may choose one of three ways to cast your vote.

     - IN WRITING. If you are a stockholder "of record," meaning one whose shares of common stock or special common stock are registered in your name, you may vote your shares of common stock or special common stock by completing, signing, dating and returning the enclosed proxy card(s) as soon as possible in the enclosed envelope.

       If your shares of common stock or special common stock are held in "street name," which means that your shares are held in the name of a bank, brokerage firm or other financial institution instead of in your own name, you must direct this institution how to vote your shares. You should follow the instructions provided by this institution regarding how to instruct it to vote your shares. If you do not provide it with instructions on how to vote your "street name" shares, this institution will not be able to vote those shares on the amendment to the certificate of incorporation. This will have the effect of a vote "AGAINST" the amendment to the certificate of incorporation. You should therefore instruct this institution how to vote your shares by following the directions provided by it.

     - BY INTERNET. If you are a stockholder "of record," you may choose to vote your shares of common stock or special common stock over the Internet by following the instructions set forth on the enclosed proxy card(s). If you vote over the Internet, you do not need to return the enclosed proxy card(s). The Internet procedures are designed to authenticate your identity, allow you to vote your shares and confirm that your voting instructions have been properly recorded.

       If your shares of common stock or special common stock are held in "street name," you should check the voting form used by your bank, brokerage firm or other financial institution to see if it offers Internet voting.

     - IN PERSON. You may also vote your shares of common stock or special common stock by voting in person at the special meeting of stockholders. The stockholders that attend the special meeting and wish to vote in person will be given a ballot at the meeting.

       If your shares are held in "street name," and you want to attend the special meeting and vote in person, you must bring an account statement or letter from your bank, brokerage firm or financial institution showing that you were the beneficial owner of the shares on the record date for the special meeting.

     If you neither grant your proxy as described in this proxy statement nor vote your shares at the special meeting, then your shares will not be voted, which will have the same effect as voting "AGAINST" the amendment to the certificate of incorporation.

     If you are a stockholder "of record," when you complete, sign, date and return your proxy card(s) or follow the instructions on the enclosed proxy card(s) for submitting your proxy over the Internet, you are giving your "proxy" to the individuals that we have designated in the proxy to vote your shares as you direct at the special meeting. If you have specified a voting choice on your proxy card(s) or over the Internet with respect to the matter to be voted upon, that direction will be followed by those individuals. If, however, you complete, sign, date and return your proxy card(s), but do not give voting instructions, those individuals will vote your shares in favor of approval of the amendment to the certificate of incorporation as recommended by our board of directors.

     Each proxy also will confer discretionary authority to vote on any matter presented at the special meeting which Nortek did not know of a reasonable time before the mailing of this proxy statement. If any matter not specifically listed in the notice of special meeting is properly brought before the special meeting, the individuals that we have designated in the proxy will vote your shares in accordance with their best judgment. Neither the special committee nor the board of directors is aware, as of the date of this proxy statement, of any matters that may properly come before the special meeting other than those discussed in this proxy statement.

REVOKING YOUR PROXY

     You may change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder "of record," you may change your vote by following any of the following four procedures:

     - executing and submitting a new signed proxy card(s) with a later date to the Secretary of Nortek at 50 Kennedy Plaza, Providence, Rhode Island 02903-2360;

     - delivering a written notice to the Secretary of Nortek at 50 Kennedy Plaza, Providence, Rhode Island 02903-2360, stating you would like to revoke your proxy;

     - authorizing and submitting a new proxy over the Internet with a later date by following the instructions on the enclosed proxy card(s); or

     - attending the special meeting and voting your shares of common stock or special common stock in person, although simply attending the meeting will not revoke your proxy.

     If your shares of common stock or special common stock are held in "street name," you should follow the instructions provided by your bank, brokerage firm or financial institution in whose name your shares are held regarding how to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

STATUTORY APPRAISAL RIGHTS

     The General Corporation Law of the State of Delaware does not grant stockholders statutory appraisal rights with respect to the approval of an amendment to a corporation's certificate of incorporation to effect a reclassification. Accordingly, the stockholders of Nortek will not have statutory appraisal rights with respect to the recapitalization.

COSTS OF SOLICITING THESE PROXIES

     Nortek will pay all of the costs of soliciting these proxies, consisting mostly of the printing and mailing costs of these proxy materials. Although we are mailing these proxy materials, our directors and employees, without receiving any additional compensation, may also solicit proxies in person or by telephone, telecopier or other electronic means of communication. Nortek has retained D. F. King & Co., Inc. to assist in the solicitation of proxies for the special meeting at an estimated cost of approximately $10,000 plus reimbursement of reasonable fees and expenses. The brokerage firms, custodians and other fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of our common stock and special common stock held in their names, and, as required by law, Nortek will, at their request, reimburse them for their out-of-pocket expenses in this regard.

SURRENDERING STOCK CERTIFICATES

     You should not send in your stock certificates with your proxy card(s). If the recapitalization is completed, you will receive written instructions for surrendering your stock certificates for the redemption payment.

                                SPECIAL FACTORS

STRUCTURE OF THE RECAPITALIZATION


     Nortek Holdings, Inc. entered into a recapitalization agreement, dated as of June 20, 2002, with Nortek, Inc. and K Holdings, which agreement was subsequently amended on September 16, 2002 and November 20, 2002, to effect a recapitalization of Nortek, Inc. We have attached a copy of the recapitalization agreement, as amended, as Annex A to this proxy statement.


     Subject to the terms and conditions described in the recapitalization agreement, the recapitalization agreement contemplates that the following transactions will occur substantially simultaneously but in the following sequence:

     - Series B Preference Stock Exchange. Immediately following the approval by stockholders of the amendment to the certificate of incorporation described below, in accordance with the terms of exchange agreements among Nortek, K Holdings and the management investors, Nortek will file a certificate of designation with the Secretary of State of the State of Delaware establishing a new series of preference stock, Series B Preference Stock, and the management investors will exchange each share of common stock and special common stock held by them for one newly created share of Series B Preference Stock, resulting in the management investors owning 686,646 shares of Series B Preference Stock.

     - Certificate of Amendment. Nortek will file with the Secretary of State of the State of Delaware an amendment to its certificate of incorporation that will, at its effective time:

      - create a new class of common stock, Class A Common Stock, par value $1.00 per share, of Nortek consisting of 19,000,000 authorized shares;

      - reclassify each share of common stock, par value $1.00 per share, and special common stock, par value $1.00 per share, of Nortek outstanding at the time such amendment becomes effective into one share of a new class of mandatorily redeemable common stock, Class B Common Stock, par value $1.00 per share, of Nortek consisting of 14,000,000 authorized shares;

      - require the immediate redemption of each share of Class B Common Stock for $46.00 per share in cash upon completion of the recapitalization; and

      - increase the authorized number of shares of preference stock, par value of $1.00 per share, to 19,000,000 authorized shares.

      The amendment to the certificate of incorporation also incorporates changes relating to the nomination and election of directors following the recapitalization. Specifically, the amendment provides that (1) the holders of the Class A Common Stock, voting as a separate class, will be entitled to elect 51% (or the next highest whole number) of the number of directors to be elected at each meeting of stockholders and (2) the holders of Series B Preference Stock, voting as a separate class, will be entitled to elect the remaining directors to be elected at each meeting of stockholders. You should refer to the section entitled "Special
      Factors -- Post-Recapitalization Ownership and Control" for a more detailed discussion on the nomination and election of directors under the provisions of the stockholders' agreement and the amendment to the certificate of incorporation.


     - Stock Option Exchange. Each outstanding option to purchase shares of common stock or special common stock held by the management investors will vest in full, if not already fully vested, and options to purchase 1,836,396 shares of common stock and special common stock held by such management investors will be exchanged for fully vested options to purchase an equal number of shares of newly created Class A Common Stock at the same per share exercise price as the existing options. The remaining outstanding options, including some options held by the management investors, will be cancelled in exchange for the right to receive a single lump sum cash payment equal to the product of the number of shares of common stock or special common stock underlying the option and the amount by which the redemption payment of $46.00 per share is greater than the per share exercise price of the option.


     - Investment by K Holdings. Under the exchange agreements described above, some of the management investors will sell in the aggregate 392,786 shares of the Series B Preference Stock that they hold to K Holdings and its designees at the same $46.00 per share redemption payment to be made to public stockholders, for an aggregate purchase price of approximately $18.1 million. Under the recapitalization agreement, K Holdings and its designees will purchase 7,821,761 newly issued shares of Series B Preference Stock from Nortek at a price of $46.00 per share, for an aggregate purchase price of approximately $359.8 million. The amount of the investment by K Holdings and its designees may be reduced to the extent Nortek, Inc. has additional unrestricted cash and cash equivalents on hand that are permitted to be used to finance the redemption payment being made in the recapitalization.


     - Nortek, Inc. Dividend. Nortek, Inc. will declare and distribute to Nortek Holdings, Inc. a dividend, which, when added to the purchase price to be paid by K Holdings for the shares of Series B Preference Stock to be purchased by K Holdings from Nortek, will be sufficient to redeem all outstanding shares of Class B Common Stock and "cash-out" all options other than those being exchanged by the management investors as described above. We currently estimate this dividend, which will be paid out of unrestricted cash and cash equivalents on hand at Nortek, Inc., to be approximately $120 million.

     - Series B Preference Stock Conversion. Each outstanding share of Series B Preference Stock held by the management investors and not purchased by K Holdings or its designees will automatically convert into one share of Class A Common Stock. Each outstanding share of Series B Preference Stock held by K Holdings and its designees will remain outstanding.

     - Class B Common Stock Redemption. Nortek will, using the proceeds from the purchase by K Holdings and its designees of the Series B Preference Stock from Nortek and the dividend from Nortek, Inc., redeem each outstanding share of Class B Common Stock for $46.00 per share in cash.

CERTAIN EFFECTS OF THE RECAPITALIZATION

     Immediately following the recapitalization, Nortek will be owned by affiliates of Kelso and the management investors.

     The primary benefits of the recapitalization to stockholders, other than the management investors, are as follows:

     - These stockholders will receive $46.00 in cash for each share of common stock or special common stock owned immediately prior to the effective time of the amendment to the certificate of incorporation. This amount represents a 23% premium over the closing market price of the common stock on April 5, 2002, the last trading day prior to the initial public announcement of Kelso's interest in acquiring Nortek.

     - These stockholders will not be required to bear the risk of any decrease in the future earnings, growth or value of Nortek following the recapitalization.

     The primary detriments of the recapitalization to stockholders, other than the management investors, are as follows:

     - These stockholders will not have a continuing interest in Nortek and will not have the opportunity to participate in any future earnings, growth or value of Nortek.

     - Generally, for United States federal income tax purposes, each stockholder will recognize taxable gain or loss equal to the difference between the cash received in the recapitalization and the stockholder's adjusted tax basis in the shares of common stock and/or special common stock surrendered in the recapitalization.

     The primary benefits of the recapitalization to the affiliates of Kelso and the management investors are as follows:

     - The affiliates of Kelso and the management investors will own all of the outstanding equity of Nortek after the recapitalization and therefore will receive all of the benefit, if any, of any increase in the future earnings, growth or value of Nortek.

     - The management investors will receive a variety of other benefits under various new and existing employment and benefit plan arrangements as discussed more fully in the section entitled "Special
       Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization."

     The primary detriments of the recapitalization to the affiliates of Kelso and the management investors are as follows:

     - The affiliates of Kelso and the management investors will be required to bear all of the risk of any decrease in the future earnings, growth or value of Nortek.

     - The affiliates of Kelso and the management investors will bear all of the risk associated with the significant amount of debt that will remain outstanding after the recapitalization.

     - There will be no regular trading market for the shares of capital stock held by the affiliates of Kelso and the management investors after the recapitalization and the shares held by the management investors will generally be subject to prohibitions on transfer.

     The recapitalization will have the following effects on the operations and the trading market for the common stock of Nortek:

     - Termination of Exchange Act Registration of Common Stock. Nortek is currently subject to the information reporting requirements of the Securities Exchange Act of 1934, or the "Exchange Act," and, therefore, is required to file reports and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters. If the recapitalization is completed, Nortek will apply to the Securities and Exchange Commission for the deregistration of its common stock under the Exchange Act. Upon termination of registration of the shares of common stock of Nortek under the Exchange Act, no further reports will be required to be filed by reason of such registration and the shares of common stock will not be eligible for listing or trading on any national exchange. However, the indentures governing the senior and senior subordinated notes of Nortek, Inc. require that Nortek, Inc. continue to file the periodic reports and other information with the Securities and Exchange Commission that it would be required to file by reason of having a class of securities registered under the Exchange Act.

     - De-listing of Common Stock on the New York Stock Exchange. The shares of common stock are currently listed on the New York Stock Exchange under the symbol "NTK." If the recapitalization is completed, Nortek will no longer be a public company and will apply to the New York Stock Exchange for the delisting of its shares of common stock.

     - Operational Strategy. Upon completion of the recapitalization, it is expected that Nortek, through its subsidiaries, will continue to operate as a manufacturer of residential and commercial building products. Neither Nortek nor Kelso has any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving Nortek, such as any other recapitalization, reorganization, merger, liquidation or sale or transfer of a material amount of assets. However, Nortek and Kelso will continue to evaluate from time to time the business and operations of Nortek after the recapitalization, and may propose or develop new plans and proposals which they consider to be in the best interests of Nortek and its then existing stockholders.

POST-RECAPITALIZATION OWNERSHIP AND CONTROL

  OWNERSHIP OF NORTEK


     Immediately after the recapitalization, affiliates and designees of K Holdings will hold all of the outstanding shares of Series B Preference Stock, representing in the aggregate approximately 79.4% of the fully diluted equity of Nortek, and the management investors, including Mr. Bready, will hold all of the outstanding shares of Class A Common Stock and fully vested options to purchase 1,836,396 shares of Class A Common Stock, representing in the aggregate approximately 20.6% of the fully diluted equity of Nortek, in each case, without giving effect to the grant of any new stock options at or following the closing of the recapitalization. From and after the one-year anniversary of the completion of the recapitalization, each outstanding share of Series B Preference Stock will be convertible, at the option of its holder upon 75 days prior written notice, into one share of Class A Common Stock. Notwithstanding the foregoing, each outstanding share of Series B Preference Stock will become immediately convertible into one share of Class A Common Stock (1) if Nortek, Inc. commences a consent solicitation to seek the agreement of the holders of the senior and senior subordinated notes of Nortek, Inc. not to tender their notes in any change of control offer made in connection with the recapitalization and the holders of 80% in aggregate principal amount of those notes agree not to tender, (2) upon Nortek entering into an agreement relating to certain significant business transactions or (3) in connection with specific actions related to an offering by Nortek of shares of its capital stock.


     The following table sets forth:

     - the aggregate number of shares of common stock and special common stock and the percentage of the fully diluted equity of Nortek expected to be owned by each of these persons immediately prior to the recapitalization, in each case including shares issuable upon exercise of options that have vested or that will fully vest upon the completion of the recapitalization;

     - the implied value of the pre-recapitalization fully diluted equity interest of Nortek for each of these persons;

     - the amount of cash that will be received by each of these persons in respect of the sale of shares or the "cash-out" of stock options as part of the recapitalization;

     - the aggregate number of shares of Class A Common Stock and the percentage of the fully diluted equity of Nortek expected to be owned by each of these persons immediately following the recapitalization, in each case including shares issuable upon exercise of fully vested options issued in exchange for options held by each such person immediately prior to the recapitalization; and

     - the implied value of the post-recapitalization fully diluted equity interest of Nortek for each of these persons.

                                                        PERCENTAGE OF          IMPLIED VALUE OF
       POST-RECAPITALIZATION    NUMBER OF SHARES     FULLY DILUTED EQUITY         INVESTMENT             CASH
       EQUITY HOLDERS         PRE-RECAPITALIZATION   PRE-RECAPITALIZATION   PRE-RECAPITALIZATION(1)    PROCEEDS
       ---------------------  --------------------   --------------------   -----------------------   -----------
       Kelso Entities(3)....             0                      0%                $         0         $         0
       Richard L. Bready....     2,030,181(5)(6)            15.51%                $60,782,553         $17,166,372
       Edward J. Cooney.....        15,000(5)(8)              .11%                $   386,250         $   193,125
       Kevin W. Donnelly....        51,757(10)                .40%                $ 1,242,423         $         0
       Almon C. Hall........        84,900(12)                .65%                $ 2,143,712         $         0
       Robert E.G.
        Ractliffe...........       112,088(14)                .86%                $ 3,035,298         $   556,048
       Other Persons(16)....       252,616(17)               1.93%                $ 5,883,205         $   732,724

                                                           PERCENTAGE OF              IMPLIED VALUE
       POST-RECAPITALIZATION    NUMBER OF SHARES        FULLY DILUTED EQUITY          OF INVESTMENT
       EQUITY HOLDERS         POST-RECAPITALIZATION   POST-RECAPITALIZATION(2)   POST-RECAPITALIZATION(1)
       ---------------------  ---------------------   ------------------------   ------------------------
       Kelso Entities(3)....      8,214,547(4)                 79.41%(4)               $377,869,160(4)
       Richard L. Bready....      1,656,999(7)                 16.02%                  $ 43,616,181
       Edward J. Cooney.....          7,500(9)                   .07%                  $    193,125
       Kevin W. Donnelly....         51,757(11)                  .50%                  $  1,242,423
       Almon C. Hall........         84,900(13)                  .82%                  $  2,143,712
       Robert E.G.
        Ractliffe...........        100,000(15)                  .97%                  $  2,479,250
       Other Persons(16)....        229,100(18)                 2.21%                  $  5,150,481


---------------

 (1) Based on $46.00 per share and, in the case of options, an amount equal to the excess of $46.00 per share over the exercise price of the applicable stock options.

 (2) These percentages exclude the grant of any options to purchase shares of Class A Common Stock under the 2002 Stock Option Plan at or following the closing of the recapitalization, other than in respect of options outstanding immediately prior to the recapitalization.

 (3) The Kelso Entities include K Holdings and its affiliates and designees, including Kelso Investment Associates VI, L.P., Kelso Nortek Investors, LLC and KEP VI, LLC, which collectively will own 8,214,547 shares of Series B Preference Stock.


 (4) This amount assumes approximately $120 million of unrestricted cash and cash equivalents on hand at Nortek, Inc. are used as part of the financing of the recapitalization. This amount may be reduced to the extent that additional unrestricted cash and cash equivalents are available and used for this purpose.

 (5) These amounts exclude 236,800 shares of common stock and 46,263 shares of special common stock held in various defined benefit pension plans of Nortek, of which Mr. Bready and Mr. Cooney generally are authorized, other than in respect of the matters to be voted on at the special meeting, to instruct the trustees of these pension plans on the voting of these shares.

 (6) This amount includes: (i) 258,150 shares of common stock; (ii) options to purchase 150,000 shares of common stock at a weighted average exercise price of $27.00; (iii) 373,182 shares of special common stock; and (iv) options to purchase 1,248,849 shares of special common stock at a weighted average exercise price of $22.87, of which vesting for 33,334 will accelerate as a result of the recapitalization.

 (7) This amount includes (i) 258,150 shares of Class A Common Stock and (ii) options to purchase 1,398,849 shares of Class A Common Stock at a weighted average exercise price of $23.31.

 (8) This amount includes options to purchase 15,000 shares of common stock at an exercise price of $20.25, of which vesting for 11,250 will accelerate as a result of the recapitalization.

 (9) This amount includes options to purchase 7,500 shares of Class A Common Stock at an exercise price of $20.25.

(10) This amount includes: (i) 5,700 shares of common stock; (ii) options to purchase 46,047 shares of common stock at a weighted average exercise price of $24.72, of which vesting for 6,667 will accelerate as a result of the recapitalization; and (iii) ten shares of special common stock.

(11) This amount includes (i) 5,710 shares of Class A Common Stock and (ii) options to purchase 46,047 shares of Class A Common Stock at a weighted average exercise price of $24.72.

(12) This amount includes (i) 17,000 shares of common stock and (ii) options to purchase 67,900 shares of common stock at a weighted average exercise price of $25.95, of which vesting for 10,000 will accelerate as a result of the recapitalization.

(13) This amount includes (i) 17,000 shares of Class A Common Stock and (ii) options to purchase 67,900 shares of Class A Common Stock at a weighted average exercise price of $25.95.

(14) This amount includes (i) 25,088 shares of common stock and (ii) options to purchase 87,000 shares of common stock at a weighted average exercise price of $24.38, of which vesting for 10,000 will accelerate as a result of the recapitalization.

(15) This amount includes (i) 13,000 shares of Class A Common Stock and (ii) options to purchase 87,000 shares of Class A Common Stock at a weighted average exercise price of $24.38.


(16) This group includes sixteen individuals, each of whom is an employee of Nortek or one of its subsidiaries, except for one individual who is a consultant for Nortek.



(17) This amount includes: (i) 7,498 shares of common stock; (ii) options to purchase 245,100 shares of common stock at a weighted average exercise price of $23.41, of which vesting for 45,919 will accelerate as a result of the recapitalization; and (iii) eighteen shares of special common stock.



(18) This amount includes options to purchase 229,100 shares of Class A Common Stock at a weighted average exercise price of $22.48.


     Immediately following the closing of the recapitalization, the public stockholders, other than the management investors, will cease to have any ownership interest in Nortek. Prior to the recapitalization, the management investors have an interest in the net book value and net earnings of Nortek in proportion to their respective ownership interests set forth in the above table under the column titled "Percentage of

Fully Diluted Equity Pre-Recapitalization," subject to the payment of the exercise price of any stock options included in such ownership interests. As a result of the recapitalization, affiliates and designees of Kelso and the management investors will collectively own all of the outstanding equity of Nortek. Each of their interests in the net book value and net earnings of Nortek after the recapitalization will be in the relative proportions set forth in the above table under the column titled "Percentage of Fully Diluted Equity Post-Recapitalization," subject to the payment of the exercise price of any stock options included in such ownership interests. The net book value of Nortek was $330.7 million as of September 28, 2002. The net earnings of Nortek for the fiscal year ended December 31, 2001 and the nine months ended September 28, 2002 were $8.0 million and $55.0 million, respectively.

  BOARD OF DIRECTORS OF NORTEK

     Following the recapitalization, the board of directors of Nortek will consist of five directors. The holders of the Class A Common Stock, which consist solely of the management investors, will be entitled to elect three directors and the holders of the Series B Preference Stock, which consist solely of affiliates of Kelso, will be entitled to elect the remaining two directors. One of the three directors to be elected by the holders of the Class A Common Stock must be independent of Mr. Bready and one of the two directors to be elected by the holders of the Series B Preference Stock must be independent of Kelso. Under the stockholders' agreement, Mr. Bready will designate the three directors to be elected by holders of the Class A Common Stock and Kelso will designate the two directors to be elected by holders of the Series B Preference Stock, as described below under "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization -- Stockholders' Agreement and Related Arrangements." The independent director to be designated by Mr. Bready is subject to the approval of Kelso, which approval shall not be unreasonably withheld, and the independent director to be designated by Kelso is subject to the approval of Mr. Bready, which approval shall not be unreasonably withheld.

     The holders of Class A Common Stock will have the right to elect all five directors of the board of directors upon the earlier of (a) the conversion of a sufficient number of shares of Series B Preference Stock such that affiliates of Kelso hold more shares of Class A Common Stock than Mr. Bready and his affiliates and (b) such time as the number of shares of Class A Common Stock into which the outstanding shares of Series B Preference Stock are convertible is equal to or less than 20% of the then outstanding shares of Class A Common Stock. Once the holders of Class A Common Stock have the right to elect all five directors, under the stockholders' agreement, Mr. Bready will have the right to designate two directors to the board of directors for so long as he holds at least 10% of the fully diluted equity of Nortek.

SERIES B PREFERENCE STOCK

     The Series B Preference Stock, which will be held only by affiliates of Kelso immediately following the completion of the recapitalization, will have characteristics similar to the Class A Common Stock with respect to the payment of dividends and the treatment in mergers and other extraordinary transactions. The Series B Preference Stock will also have a liquidation preference of $0.01 per share. In addition to the election of directors described above, the Series B Preference Stock will have the following rights:

     - From and after the completion of the recapitalization, the consent of the holders of at least a majority of the then outstanding shares of Series B Preference Stock is required to (a) amend the certificate of incorporation of Nortek in such a manner as to modify the powers, preferences or special rights of the holders of the Series B Preference Stock or (b) authorize or issue any series of capital stock ranking senior to or on parity with the Series B Preference Stock as to either payments of dividends or rights on liquidation.

     - From and after the completion of the recapitalization and until such time as the holders of the Class A Common Stock have the right to elect all of the directors as discussed above, the prior consent of the holders of at least a majority of the then outstanding shares of Series B Preference

       Stock is required for Nortek to enter into an agreement or arrangement with respect to any of the following corporate transactions:

      - amendments to the certificate of incorporation or by-laws of Nortek;

      - mergers, consolidations, recapitalizations, reclassifications of capital stock, sales of substantially all of its assets or any other extraordinary or similar material transaction involving in excess of $50 million, other than any merger or consolidation otherwise permitted by the following two paragraphs;

      - any acquisition of a business or the assets, capital stock or operations of any corporation, partnership, association or other business organization or division, other than (1) acquisitions of inventory or similar assets in the ordinary course of business that constitute less than substantially all of a business unit or division, (2) acquisitions of assets permitted under an approved capital expenditure budget discussed below and (3) any acquisition involving total consideration, including liabilities assumed, in an aggregate amount not to exceed $50 million.

      - any sale, disposition, transfer or divestiture of assets, businesses or divisions (including capital stock of subsidiaries, but excluding excess or obsolete assets and sales in the ordinary course of business), other than dispositions for which the fair market value of the assets disposed of and the total consideration, including liabilities assumed, received by Nortek in the aggregate does not exceed $50 million;

      - any incurrence of indebtedness outside the ordinary course of business or for borrowed money, or any issuance of debt securities or securities that are convertible, redeemable or exchangeable for debt securities, except for borrowings under the senior secured credit facility with Fleet and assumed debt of a company acquired as part of a permissible acquisition, so long as the assumed debt is prepayable at any time;

      - any capital expenditure, except capital expenditures contemplated by a budget (1) that is approved by the board of directors and (2) in which the amounts budgeted for maintenance capital expenditures and new capital expenditures do not exceed by 10% the amounts budgeted for such items in the budget for the fiscal year ending December 31, 2002, although any capital expenditures budgeted for in any fiscal year and not actually made in that year may be made in the immediately subsequent fiscal year without respect to these budgetary limits and without requiring the approval of holders of Series B Preference Stock if the amount of the expenditures does not exceed 15% of the prior fiscal year's budget and the expenditures could have been made in the prior fiscal year without violating these limitations;

      - agreements and arrangements with members of senior management of Nortek, including those relating to compensation, and payments to members of senior management of Nortek, other than payments made under agreements and arrangements in existence on or prior to the date of the completion of the recapitalization;

      - the creation, issuance, grant, delivery or sale of equity securities, including warrants and options, other than under the 2002 Stock Option Plan and other agreements and arrangements in existence on or prior to the date of the completion of the recapitalization;

      - settlements or compromises of any claims or legal proceedings in excess of $25 million in any one case or relating to the recapitalization; and

      - increases and decreases in the number of directors constituting the board of directors.

BACKGROUND OF THE RECAPITALIZATION

     The board of directors and management of Nortek have from time to time considered various strategic alternatives for Nortek in order to maximize stockholder value. The board and management have noted that the relatively low historic trading volume of the common stock and lack of research attention from market analysts, as well as the significant insider ownership of Nortek, may have adversely affected the market value of the common stock. In addition, the board of directors and management believed that the highly leveraged capital structure of Nortek limits its strategic options and makes an investment in its common stock more risky. In addition to the recapitalization, the board of directors and management considered other alternatives as a means to enhance stockholder value, including a sale of all or part of the company, joint ventures and significant stock repurchases. However, the board of directors has concluded that the recapitalization provides the best opportunity for stockholders to receive fair value for their shares.

     During 2000, Richard L. Bready and David B. Hiley, a consultant to Nortek, had a series of introductory meetings with representatives of Kelso in which Mr. Bready provided a description of Nortek and its operations. From this period until January of 2002, representatives of Nortek and Kelso had occasional discussions regarding the business outlook for Nortek as well as the interest of Kelso in pursuing an acquisition of the company in partnership with members of Nortek management. During this period, some members of management of Nortek, including Mr. Bready, also held preliminary meetings with representatives of several other private equity firms and an industrial company regarding their interest in pursuing an acquisition of the company. None of these meetings led to any of these parties submitting a proposal to pursue a transaction with Nortek.

     On January 16, 2002, Mr. Bready and Mr. Hiley met with representatives of Kelso to discuss a possible joint acquisition of another building materials company then being offered for sale. A representative of Daroth Capital LLC, an investment banking firm, was also present at the meeting. During the course of this meeting, the possibility of Kelso pursuing an acquisition of Nortek was again raised and the parties preliminarily agreed to exchange information and hold further discussions.

     On February 7, 2002, representatives of Kelso and the management of Nortek met by conference call to discuss Kelso's continued interest in pursuing an acquisition of Nortek.

     On February 14, 2002, representatives of Kelso visited Nortek headquarters in Providence, Rhode Island. During this meeting, senior members of Nortek management briefed the representatives of Kelso on the results of operations of Nortek for the year ended December 31, 2001 and the current outlook for its business. On March 6, 2002, representatives of Nortek, Kelso and Daroth Capital met to continue the discussion of operations and prospects for the balance of the year.

     On March 11 and 12, 2002, Robert E.G. Ractliffe, Executive Vice President and Chief Operating Officer of Nortek, and Mr. Hiley accompanied representatives of Kelso and UBS Warburg LLC, the financial advisor to Kelso and a possible provider of financing for any possible transaction, on due diligence visits to several operating units of Nortek. During these visits, the representatives of Kelso and UBS Warburg LLC met with the management teams of the operating units and received facility tours.

     On March 12, 2002, Nortek entered into a confidentiality agreement with Kelso. Over the next several weeks, representatives of Kelso continued their due diligence investigation of Nortek.

     During the period from March 19, 2002 to March 22, 2002, representatives of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Kelso, and Cahill Gordon & Reindel, counsel to UBS Warburg, conducted initial due diligence at the headquarters of Nortek in Providence, Rhode Island. Skadden Arps and Cahill Gordon conducted follow-up diligence during the next several weeks.

     On March 26 and 27, 2002, representatives of Kelso and UBS Warburg visited several other operating units of Nortek for due diligence with representatives of Nortek.

     On April 1, 2002, representatives of Kelso held another meeting with representatives of Nortek to discuss possible transaction structures. At that meeting, Kelso determined that, prior to formulating and making any proposal to Nortek for a transaction in partnership with Mr. Bready, it was desirable to obtain a limited waiver of the business combination provisions of the certificate of incorporation of Nortek and of the provisions of its stockholder rights plan.

     On April 5, 2002, Kelso submitted a non-binding memorandum of understanding to Nortek relating to a possible acquisition for the sole purpose of providing a limited waiver of the provisions discussed above until June 15, 2002 and permitting Kelso and its affiliates to engage in more definitive discussions with Nortek management. Although the memorandum of understanding was non-binding, Kelso indicated that any proposal, if made, would involve a transaction in which all stockholders, other than certain members of management, would receive $40.00 in cash for each of their shares of common stock and special common stock. Kelso also indicated that it would only be interested in an acquisition of Nortek with the active participation of the management of Nortek and the support of the board of directors of Nortek.

     On April 6, 2002, the board of directors met to consider the approval of the memorandum of understanding. At that meeting, the board of directors established a special committee consisting of Richard J. Harris, Phillip L. Cohen and William I. Kelly, each an independent director of Nortek. Mr. Harris was appointed chairman of the committee. The board of directors granted the special committee the authority to review, evaluate, negotiate the terms and conditions of, and make a recommendation to the board of directors with respect to, any offer to acquire Nortek by Kelso or one of its affiliates in partnership with members of Nortek management. It also granted the special committee the authority to retain independent legal and financial advisors at the expense of Nortek and to take any other actions the special committee deemed necessary or desirable relating to the foregoing.

     The special committee then held a meeting. The representatives of Cleary, Gottlieb, Steen & Hamilton, which had been retained as independent legal counsel to assist the special committee in its review of the memorandum of understanding, reviewed the terms of the proposed memorandum of understanding with the special committee, discussed the special committee's role and duties under applicable law in connection with any proposal that Kelso might make, and reviewed the resolutions establishing the special committee and the powers of the special committee. The special committee proceeded to approve the memorandum of understanding and related matters and to recommend that the board of directors approve such memorandum. On April 6, 2002, Nortek executed the memorandum of understanding and on April 8, 2002 Nortek publicly announced that it had received a letter from Kelso indicating that Kelso was considering making a proposal to acquire Nortek in partnership with members of Nortek management.

     On April 8, 2002, Mr. Bready amended his Schedule 13D previously filed with the Securities and Exchange Commission to disclose his preliminary negotiations with Kelso.

     On April 9, 2002, Mr. Bready and Mr. Hiley met with representatives of Kelso to further consider the terms of a proposal for a potential transaction and the participation of management in that transaction.

     On April 9, 2002, a Nortek stockholder filed a purported class action lawsuit in the Delaware Court of Chancery against Nortek, the members of its board of directors and Kelso challenging any proposed transaction by Kelso and the members of Nortek management.

     On April 10, 2002, two representatives of Kelso visited Nortek and, in conjunction with management, participated in a series of conference calls with several banks regarding obtaining a revolving credit facility for Nortek.

     On April 12, 2002, Kelso delivered to Nortek a proposal to acquire all of the outstanding Nortek common stock and special common stock, except those shares held by certain management stockholders, for $40.00 per share in cash. The proposal was subject to the negotiation of a definitive merger agreement. The initial proposal of Kelso included the following additional material terms:

     - The proposed transaction would be structured as a merger of a subsidiary of a new holding company of affiliates of Kelso with and into Nortek.

     - The equity portion of the offer would be financed through a combination of equity funds provided by Kelso and a portion of unrestricted cash and cash equivalents on hand at Nortek, Inc. The proposal indicated that Kelso expected UBS Warburg to provide any necessary debt financing in the form of a senior secured credit facility and a senior/senior subordinated unsecured bridge loan facility.

     - Mr. Bready and other members of Nortek management would partner with Kelso in the transaction and roll over a substantial portion of their existing equity as well as participate in a customary stock option plan following completion of the transactions.

     Kelso also indicated in its initial proposal that it had completed substantially all of its due diligence and that if Nortek actively solicited other bids for Nortek without previously discussing doing so with Kelso, Kelso reserved the right to withdraw its proposal.

     Over the next several weeks, representatives of Skadden Arps, Ropes & Gray, counsel to the management investors, Nortek and Kelso began discussing the potential terms of the employment, voting and exchange agreements for Mr. Bready as well as his equity participation in the transaction.

     On April 12, 2002, the special committee began interviewing a number of possible financial advisors, and on April 17, 2002, the special committee retained Morgan Stanley & Co. Incorporated as its independent financial advisor.

     On April 13, 2002, Nortek publicly announced receipt of the April 12, 2002 proposal by Kelso.

     On April 15, 2002, Mr. Bready amended his Schedule 13D previously filed with the Securities and Exchange Commission to disclose that Kelso had delivered the above described proposal letter to Nortek.

     On April 26, 2002, a third-party industrial company contacted Mr. Harris, chairman of the special committee, regarding the possibility of making a proposal for the acquisition of Nortek. Mr. Harris referred this party to Morgan Stanley. Although this party subsequently executed a confidentiality agreement and received public and non-public information regarding Nortek to facilitate its making a proposal, it never made a proposal to Morgan Stanley or the special committee.

     On April 29, 2002, Kelso contacted Mr. Harris to inquire as to the status of the special committee's review of the Kelso proposal. Mr. Harris indicated that the special committee had retained Morgan Stanley and that the special committee would be meeting with Morgan Stanley and Cleary Gottlieb to discuss the Kelso proposal.

     On April 30, 2002, Skadden Arps delivered a draft acquisition agreement to Cleary Gottlieb. The agreement provided for an acquisition of Nortek structured as a recapitalization of the company immediately followed by a redemption of the stock held by the public stockholders for cash at $40.00 per share. The draft recapitalization agreement also provided for a termination fee of $35 million and reimbursement of expenses of up to $5 million, with a reduced termination fee of $17.5 million in some limited circumstances, if Nortek were to pursue an alternative transaction.

     On May 1, 2002, the special committee met by conference call to discuss the current status and issues relating to the Kelso proposal.

     On May 3, 2002, representatives of Morgan Stanley visited Nortek headquarters in Providence, Rhode Island. During this meeting, senior management of Nortek provided an overview of the business and reviewed the historical results of operations and prospects for the balance of the year.

     On May 10, 2002, Kelso, Skadden Arps, Ropes & Gray, Cleary Gottlieb and Morgan Stanley participated in a conference call to discuss the general structure of the proposed transaction by Kelso. Cleary Gottlieb indicated that the special committee preferred to structure the transaction as a merger rather than a recapitalization. Skadden Arps and Kelso acknowledged that the principal difference between the two structures was that stockholders who objected to the reclassification transaction would not be entitled as a matter of law to statutory appraisal rights. They noted, however, that the reclassification would entitle the holders of common stock and special common stock to vote as separate classes, in contrast to a merger under Delaware law, in which the common and the special common stockholders would vote together as a single class. Therefore, the proposed recapitalization structure would provide a vote in which the voting power of the management investors would be significantly less than in a merger structure.

     On May 10, 2002, a third-party individual indicated in a letter addressed to Morgan Stanley that he, in partnership with three private equity firms, would be interested in meeting with the special committee and Morgan Stanley to discuss a possible acquisition of Nortek. This group ultimately executed a confidentiality agreement, received public and non-public information regarding Nortek to facilitate its making a proposal and submitted a non-binding proposal as described below.

     On May 15, 2002, the special committee held a meeting with Cleary Gottlieb and Morgan Stanley in which Morgan Stanley discussed its preliminary review of the Kelso proposal. Cleary Gottlieb reviewed with the special committee its fiduciary duties under Delaware law in connection with the Kelso proposal. Based on this discussion, the special committee instructed Morgan Stanley to contact other potentially interested parties regarding their interest in considering a transaction with Nortek as an alternative to the Kelso proposal. Morgan Stanley informed Mr. Bready and management of Nortek of the special committee's decision to explore other potential transactions and received assurances that the special committee would receive the full cooperation of Nortek and its management.

     During the period from April 26, 2002 through early June 2002, Morgan Stanley contacted or received unsolicited inquiries from approximately 20 parties, including the two parties mentioned above who had previously contacted the special committee and one of the parties with which Nortek had discussions prior to the announcement of Kelso's interest, to determine whether such parties might be interested in receiving public and non-public information regarding Nortek, upon execution of a mutually satisfactory confidentiality agreement, and considering a proposal for a transaction with Nortek.

     During the period from May 17, 2002 through June 7, 2002, Morgan Stanley, on behalf of Nortek, entered into confidentiality agreements with 10 parties, including the two parties mentioned above who had previously contacted the special committee and one of the parties with which Nortek had discussions prior to the announcement of Kelso's interest, provided these parties with public and non-public information regarding Nortek and requested that each of these parties furnish the special committee with non-binding indications of their interest, if any, in pursuing an acquisition of Nortek.

     On May 20, 2002, Kelso contacted Morgan Stanley regarding the special committee's progress in its review of the Kelso proposal, and indicated that Kelso was considering whether to revise its proposal so that it would terminate if not accepted within the next week.

     On May 22, 2002, Mr. Harris, Cleary Gottlieb and Morgan Stanley participated in a conference call to discuss the May 20, 2002 conversation with Kelso, and Mr. Harris instructed Cleary Gottlieb and Morgan Stanley that the special committee would not terminate the process of Morgan Stanley soliciting other indications of interest in acquiring Nortek, although it would be prepared to consider any revised offer Kelso might make. Morgan Stanley communicated the special committee's view to Kelso. Mr. Harris also consulted with the other members of the special committee regarding this action.

     On May 29, 2002, at a meeting with Mr. Bready, Morgan Stanley and Cleary Gottlieb, Kelso stated that it had decided not to revise its proposal to cause it to terminate within the next week.

     On June 6, 2002, on the basis of the information Morgan Stanley had previously provided on behalf of the special committee, two parties submitted non-binding proposals to acquire Nortek. The first bidder, a private equity firm, proposed to acquire all of the outstanding common stock and special common stock of Nortek for between $45.00 and $48.00 per share in cash. This proposal stated that it was subject to a due diligence review and the bidder's expectations regarding the growth prospects of Nortek and was based upon several assumptions that it had made on the basis of the information it had received from Morgan Stanley. The non-binding proposal was also subject to final approval of the transaction by the bidder's investment committee, the negotiation of a definitive agreement and regulatory approvals. The first bidder's proposal included the following additional material terms:

     - The first bidder would contribute equity to Nortek such that its capitalization would consist of 25% equity at closing and expected that the remainder of the purchase price would be financed with senior and subordinated debt. The proposal indicated that the first bidder had had preliminary discussions with two named financial institutions regarding this financing.

     - The first bidder expected, as part of its due diligence review, to have discussions with Nortek management, visit various facilities, review company contracts and conduct other standard legal, accounting, information systems, insurance, benefits and environmental due diligence.

     - The key members of management would be provided mutually satisfactory equity and option packages and incentive compensation programs.

     The non-binding proposal of the second bidder, also a private equity firm, indicated an interest in acquiring all of the outstanding common stock and special common stock of Nortek for between $42.00 and $46.00 per share in cash. This proposal was subject to the bidder's due diligence review, the negotiation of a definitive agreement, the completion of financing arrangements and third-party and regulatory consents and approvals. While the second bidder stated that it was prepared unilaterally to implement its proposal, it indicated that it had been in discussions with two industrial companies who were interested in participating in the second bidder's transaction.

     The second bidder's proposal stated that it believed it could negotiate with bondholders to retain the current capital structure, but would be prepared to finance any change of control offers made to holders of the senior and senior subordinated notes and was in discussions with two named financial institutions to arrange such financing.

     On June 10, 2002, a third bidder, an industrial company, also submitted a non-binding proposal to acquire Nortek. This bidder proposed to acquire all of the outstanding common stock and special common stock of Nortek for between $42.00 and $46.00 per share in cash. This proposal was subject to the bidder's due diligence review and the negotiation of a definitive agreement. The third bidder's proposal included the following additional material terms:

     - It expected to finance the purchase price through bank borrowings and indicated that its final offer would not be subject to financing.

     - It expected, as part of its due diligence review, to have discussions with Nortek management and to review financial statements, contingent liabilities, benefits and labor matters and company contracts.

     By June 11, 2002, each of the other parties who had executed a confidentiality agreement, other than the individual referred to above, had indicated to Morgan Stanley that it was not interested in making any proposal at that time.

     On June 11, 2002, Mr. Harris reviewed with Cleary Gottlieb and Morgan Stanley the three proposals Morgan Stanley had received and the negative indications from the other parties contacted by Morgan Stanley and instructed Morgan Stanley to make arrangements to allow each of the bidders to conduct its due diligence review of Nortek with a view toward formulating more definitive proposals. Mr. Harris consulted with the other members of the special committee regarding this action. Morgan Stanley subsequently informed Mr. Bready, Nortek management and Kelso of the special committee's planned course of action and began arrangements for scheduling the due diligence process.

     On June 13, 2002, the special committee extended the expiration of the limited waiver contained in the April 6, 2002 memorandum of understanding with Kelso from June 15, 2002 to July 15, 2002 to facilitate continued discussions with Kelso.

     On June 14, 2002, Kelso contacted Morgan Stanley and requested a meeting, indicating that it was prepared to propose a revision to its offer. At a meeting later that day with Morgan Stanley and Cleary Gottlieb, Kelso indicated that it was prepared to increase the redemption payment it proposed from $40.00 per share to $45.00 per share. Kelso indicated that its revised proposal would include a termination fee, payable in customary circumstances, of $16.5 million, or approximately $1.50 per share, and up to $5.0 million in expenses and stated that it would continue to propose a recapitalization structure for the transaction. At this meeting, Kelso stated that if the special committee was not prepared to recommend an agreement on such revised terms, Kelso intended to withdraw its proposal and that it understood Mr. Bready would also withdraw his interest in participating in a transaction to acquire the public shares of the company. Morgan Stanley told Kelso that it would inform the special committee of this revised offer and then respond to Kelso. Cleary Gottlieb and Morgan Stanley advised Mr. Harris of the outcome of the meeting.

     On June 15, 2002, the special committee met via teleconference with Cleary Gottlieb and Morgan Stanley to discuss the Kelso proposal to revise its initial offer and the status of the process with respect to other parties making proposals to acquire Nortek, including the terms and conditions of the other proposals received and the discussions of Morgan Stanley with other contacted parties. The special committee instructed Morgan Stanley to request a price of $46.50 per share in cash from Kelso, to seek to have the transaction structured as a merger rather than the proposed recapitalization and to seek to improve some other terms of the proposed transaction, including reducing impediments to any competing transaction that might be more beneficial to the public stockholders of Nortek.

     On June 17, 2002, Morgan Stanley, on behalf of the special committee, contacted Kelso and requested that Kelso increase its offer to $46.50 per share in cash. Morgan Stanley also stated that at this price level the special committee could accept the proposed termination fee of $16.5 million, or approximately $1.50 per share, and up to $5.0 million in expenses upon termination, but desired to structure the transaction as a cash merger rather than as a recapitalization. Later that same day, Kelso contacted Morgan Stanley and indicated that it would propose $46.00 per share in cash and that $46.00 per share was the highest price that it would be willing to pay. Kelso indicated that its revised proposal included a termination fee of $16.5 million, or approximately $1.50 per share, but increased the amount in expenses payable upon termination to up to $7.5 million. The proposal was also subject to retaining the proposed recapitalization structure. Morgan Stanley reported the revised proposal of Kelso to the special committee and the special committee instructed Morgan Stanley and Cleary Gottlieb to attempt to negotiate a definitive recapitalization agreement with Kelso on the basis of this latest proposal, provided that the proposed recapitalization be made subject to approval by a special vote of a majority of the common stock held by stockholders unaffiliated with the management investors.

     Between June 18 and June 20, 2002, representatives of Cleary Gottlieb, Skadden Arps, Ropes & Gray, Nortek and Kelso negotiated the terms of the recapitalization agreement and other definitive agreements providing for the recapitalization transactions as well as final revisions to the debt commitment letter from UBS Warburg obtained by Kelso. During this same period, the parties also negotiated the final terms of the employment, voting and exchange agreements for Mr. Bready and his equity participation in the transaction.

     Between June 18 and June 20, 2002, Skadden Arps met with lead counsel to the stockholders that had filed litigation challenging the proposed transaction and discussed the terms of a proposed settlement of such litigation.

     On the evening of June 19, 2002, the fourth bidder, a group consisting of the three private equity firms and one individual investor who had previously contacted Morgan Stanley, submitted a non-binding proposal to acquire Nortek. The proposal was to acquire all of the outstanding common stock and special common stock of Nortek for $46.00 per share in cash. This proposal was subject to due diligence review, discussions with Nortek management, obtaining the requisite debt financing on terms acceptable to the bidder group, there being no material adverse change in the business of Nortek and the negotiation of a definitive agreement. The fourth bidder's proposal included the following additional material terms:

     - It expected that Nortek management would be offered at least the same equity and employment arrangements as offered by Kelso, subject to its due diligence review.

     - It expected to finance the purchase of the equity through its own equity capital and stated that it had been working with two named financial institutions to obtain debt financing.


     On June 20, 2002, the special committee met to discuss and consider the recapitalization transaction proposed by Kelso. The special committee determined to pursue the recapitalization transaction proposed by Kelso rather than any of the other proposals described above because the other proposals, including the one proposal with a top range of value exceeding the price contained in the Kelso recapitalization transaction, were subject to a number of significant conditions and there could be no assurance that a binding agreement could be reached with respect to any of such proposals at the proposed or any other price or in a timely fashion. The representatives of Cleary Gottlieb reviewed the duties of the special committee and the board of directors applicable to the proposed transaction and reviewed the terms of the proposed recapitalization agreement and other related agreements and other legal issues associated with the proposed transaction, including the discussions of a settlement of the stockholder litigation relating to the proposed transaction. The representatives of Ropes & Gray made a presentation to the special committee regarding employment agreements and other employee benefits that members of the management group would receive in connection with the transactions. The representatives of Morgan Stanley made a presentation to the special committee regarding the analysis it had performed in connection with its opinion as well as the results of the solicitation process, including the proposals that the special committee had received from other bidders. Morgan Stanley then delivered to the special committee its oral opinion, subsequently confirmed by delivery of a written opinion, dated June 20, 2002, to the effect that, as of the date of such opinion and based upon and subject to various considerations, the cash redemption payment of $46.00 per share to be received by stockholders, other than the management investors, was fair to such stockholders from a financial point of view.

     Following these presentations, and after further discussion, the special committee unanimously determined that the recapitalization agreement and the transactions contemplated by that agreement were advisable and fair to, and in the best interests of, Nortek and its stockholders, including stockholders unaffiliated with the management investors, and recommended that the board of directors approve the recapitalization agreement and the recapitalization and other transactions contemplated by that agreement and approve the amendment to the certificate of incorporation that is required to effect the recapitalization.

     Following the meeting of the special committee, the board of directors of Nortek held a special meeting at which the proposed recapitalization transactions were discussed and considered. Considering the recommendation of the special committee, the board of directors of Nortek, with Mr. Richard L. Bready abstaining because of his participation in the recapitalization and Mr.
J. Peter Lyons abstaining because a company that he controls provides services to Nortek, unanimously determined that the recapitalization agreement and the transactions contemplated by that agreement were advisable and fair to, and in the best interests of, Nortek and its stockholders and approved the recapitalization agreement and the recapitalization and other transactions contemplated by that agreement and approved the amendment to the certificate of incorporation.

     On June 20, 2002, lead counsel for the plaintiffs in the stockholders' litigation challenging the proposed transaction agreed in principle with the respective counsels to the special committee, management group and Kelso to the terms of the proposed settlement of such litigation.

     On June 20, 2002, the special committee furnished to each of the parties that had signed confidentiality agreements with Nortek, a waiver of the "standstill" provisions contained in these confidentiality agreements.

     On June 20, 2002, the recapitalization agreement and the other related agreements were executed by the parties to such agreements.

     On June 21, 2002, Nortek publicly announced the execution of the recapitalization agreement, and a memorandum of understanding setting forth an agreement in principle to settle the stockholders' litigation challenging the proposed transaction was executed by lead counsels to the plaintiffs and the respective counsels to the special committee, management group and Kelso.

     On June 28, 2002, the Court of Chancery of the State of Delaware issued an Order of Consolidation, consolidating the various stockholder litigations.

     On September 16, 2002, the parties to the recapitalization agreement and other related agreements entered into amendments that related principally to the nomination and election of the board of directors following the recapitalization and to other matters relating to the structure of the transaction. The parties reserved the right, subject to the terms of the recapitalization agreement, to amend further the transaction documents at any time, although there is no arrangement or understanding to do so as of the date of this proxy statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     On June 20, 2002, the special committee unanimously determined that the recapitalization agreement and the transactions contemplated by that agreement were advisable and fair to, and in the best interests of, Nortek and its stockholders, including stockholders unaffiliated with the management investors, and recommended that the board of directors approve the recapitalization agreement and the recapitalization and other transactions contemplated by that agreement and approve the amendment to the certificate of incorporation.

     In making its determination, the special committee considered a number of factors, as more fully described above under "Special Factors -- Background of the Recapitalization" and below under "Special Factors -- Reasons for the Determination of the Board of Directors; Fairness of the Recapitalization."


     On June 20, 2002, the special committee, with representatives of Cleary Gottlieb participating, reported to the entire board of directors on its recommendation of the recapitalization agreement, including the proposed amendment to the certificate of incorporation, and its determination of the fairness of the proposed consideration to be received by the holders of the outstanding shares of common stock and special common stock. On that same date, the board of directors of Nortek, with Mr. Bready abstaining because of his participation in the recapitalization and Mr. Lyons abstaining because a company that he controls provides services to Nortek, unanimously determined that the recapitalization agreement and the transactions contemplated by that agreement, including the redemption payment of $46.00 per share, were advisable and fair to, and in the best interests of, Nortek and its stockholders, including stockholders unaffiliated with the management investors, and approved the recapitalization agreement and the recapitalization and other transactions contemplated by that agreement and approved the amendment to the certificate of incorporation. The board of directors also determined that sufficient safeguards were and are present to ensure the procedural and substantive fairness of the recapitalization transaction.


     Accordingly, the board of directors recommends that you vote "FOR" the approval of the amendment to the certificate of incorporation.

REASONS FOR THE DETERMINATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE RECAPITALIZATION


     In reaching its determination that the recapitalization agreement and the transactions contemplated by that agreement were advisable and fair to, and in the best interests of, Nortek and its stockholders, including stockholders unaffiliated with the management investors, the board of directors of Nortek considered the determination and recommendation of the special committee and the factors examined by the special committee as described below. The members of the special committee and the voting members of the board of directors were the same individuals.


     In reaching its determination and making its recommendation, the special committee considered a number of factors, including the following:

     - Morgan Stanley Fairness Opinion. The presentation of Morgan Stanley, the independent financial advisor to the special committee, and the oral opinion, subsequently confirmed in writing, of Morgan Stanley that was delivered to the special committee on June 20, 2002, to the effect that, as of the date of such opinion and based upon and subject to the matters described therein, the redemption payment of $46.00 per share to be received by stockholders, other than the management investors, was fair to such stockholders from a financial point of view.

      The full text of the Morgan Stanley written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley, is attached to this proxy statement as Annex C and is incorporated herein by reference. YOU ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.

     - Solicitation Process. The special committee considered the solicitation process conducted on its behalf by Morgan Stanley that gave other parties the opportunity to express their interest in a transaction with Nortek. The level of the price and interest indicated by such other parties confirmed the special committee's view of the fairness of the price offered by Kelso.

      In particular, the special committee noted that the Kelso acquisition proposal, the formation of the special committee and its retention of Morgan Stanley were all the subject of public announcements over two months prior to the execution of the recapitalization agreement. The special committee also considered both the unsolicited inquiries received by Morgan Stanley and the responses from the parties contacted by Morgan Stanley that might have been interested in acquiring Nortek. The special committee took particular note of the prices proposed to be paid and the other terms and conditions of the four non-binding proposals submitted to the special committee as a result of the solicitation process, as described above under "Special Factors -- Background of the Recapitalization." The special committee noted that of the 20 parties that Morgan Stanley had contacted or from which it had received unsolicited inquiries, only four submitted non-binding proposals to acquire Nortek. The redemption payment proposed by Kelso was equal to the highest price contained in two of those proposals and was equal to the price proposed in a third. In the case of the fourth proposal, while the redemption payment proposed by Kelso was below the top end of the range contained in that proposal, the price proposed by Kelso was within the range contained in the proposal. Moreover, that proposal was subject to due diligence and other conditions, and there could be no assurance that, after the completion of due diligence, Nortek would be able to reach agreement at a price higher than that available from Kelso. Further, Kelso had indicated on a number of occasions that it retained the right to withdraw its proposal if Nortek continued to evaluate other strategic opportunities. The special committee also considered that under the terms of the recapitalization agreement it would have the right to respond to unsolicited superior proposals from these and other bidders prior to the completion of the Kelso transaction.

     - Premium to Market Price. The fact that the $46.00 per share redemption payment to be made to stockholders, other than the management investors, represents a premium of approximately:

      - 11.2% over the closing price of the common stock on June 18, 2002, the second to last trading day prior to the execution of the recapitalization agreement;

      - 23.0% over the closing price of the common stock on April 5, 2002, the last trading day prior to the initial public announcement of Kelso's interest in acquiring Nortek;

      - 29.7% over the average closing price of the common stock over the 30 day period ending April 5, 2002;

      - 21.4% over the high closing price of the common stock and 130% over the low closing price of the common stock over the one-year period ending April 5, 2002; and

      - 66.5% over the average closing price of the common stock over the twelve-month period ending April 5, 2002.

     - Nortek Common Stock Trading History. The trading history for the common stock over the past year, including the fact that from June 17, 2001 to April 5, 2002, the last trading day prior to the initial public announcement of the Kelso interest in acquiring Nortek, the highest price of the common stock had not exceeded $40.00 per share and the common stock had largely traded in the range of approximately $20.00 to $30.00 per share. The special committee also noted that the $46.00 per share redemption payment represents the historical high price for the common stock.

     - Valuation Analyses. The valuations of Nortek using a number of customary valuation methodologies, each as presented to the special committee by Morgan Stanley and described below under "Special Factors -- Opinion of Financial Advisor," including valuations based on (1) the earnings before interest, taxes, depreciation and amortization, which in this document we refer to as "EBITDA," and price to earnings multiples of Nortek compared to a number of comparable companies, (2) selected precedent transactions,
       (3) a hypothetical "break-up" or liquidation value of Nortek and (4) a going concern value using the discounted cash flows of Nortek. In considering these valuations, the members of the special committee took into account their general knowledge, gained over the course of their service on the board of directors, of the historical results of operations, financial condition, assets, liabilities, business strategy and prospects of Nortek and the nature of the industries in which Nortek competes. The special committee ultimately adopted the analyses and conclusions presented by Morgan Stanley in its fairness opinion.

      The special committee did not consider the net book value of Nortek because it believed that net book value is not a material indicator of the value of Nortek as a going concern. The special committee also noted that Morgan Stanley did not consider the net book value of Nortek in performing its analysis. The special committee did note, however, that the net book value of Nortek on March 31, 2002 of approximately $24.87 per share was significantly below the proposed redemption payment of $46.00 per share.

      In addition, the special committee did not consider the purchase prices paid by Nortek for purchases of its own shares of common stock, except to the extent that it considered historical market prices generally. These purchases were at then-current market prices that were well below $46.00 per share. Accordingly, the other factors listed above were more useful to the special committee in assessing the redemption payment.

     - Trading of Common Stock. The fact that the common stock of Nortek has historically traded at a substantial discount relative to the common stock of its peers and that the proposed cash redemption payment provided immediate liquidity for stockholders, particularly in light of the relatively low historic common stock trading volume and the lack of research attention from market analysts, as well as the significant insider ownership of the capital stock of Nortek, all of which may adversely affect the trading market for, and the market value of, the common stock of Nortek compared to its peers.

     - Recapitalization Agreement Terms/Alternative Transactions. The form and terms of the recapitalization agreement and the fact that the recapitalization agreement permits Nortek to provide information to, and negotiate with, third parties in response to unsolicited proposals regarding an alternative transaction and to terminate the recapitalization agreement upon payment of a termination fee and expenses, if the board of directors determines that an unsolicited proposal is reasonably likely to result in a superior proposal and that such action is required by its fiduciary duties. The special committee also considered the fact that the obligation of Mr. Bready to vote for the amendment to the certificate of incorporation and to vote against any competing transaction would terminate upon termination of the recapitalization agreement and that the board of directors retains the right, in its sole discretion, under the terms of the certificate of incorporation of Nortek, to convert the special common stock owned by Mr. Bready into common stock, which would dilute his voting power significantly.

     - Financial Ability to Complete the Transactions. The experience and success of Kelso in closing similar transactions and the terms and conditions of the debt commitment letter for funding any change of control offers that may be made to the holders of the senior and senior subordinated notes of Nortek, Inc., including the identity of the institution providing such commitment.

     - Solvency. The fact that the receipt of an opinion of an independent advisor confirming that each of Nortek Holdings, Inc. and Nortek, Inc., after the transactions, will be solvent, will have assets sufficient to pay its debts as they become due and will not be left with unreasonably small capital with which to engage in its business is a condition to each party's obligation to complete the transactions.

     - Procedural Fairness. The special committee believed that sufficient procedural safeguards were and are present to ensure the fairness of the transactions and to permit the special committee to represent effectively the interests of the unaffiliated stockholders. These procedural safeguards include the following:

      - The special committee consists of independent directors who acted to represent solely the interests of the unaffiliated stockholders and to negotiate with Kelso on behalf of such stockholders.

      - No member of the special committee has an interest in the proposed recapitalization different from that of the unaffiliated stockholders, other than the fact that members of the special committee hold existing stock options that will be "cashed-out" in the recapitalization.

      - The special committee retained and received advice from its independent legal counsel, Cleary Gottlieb, and also retained Morgan Stanley to render an opinion concerning the fairness, from a financial point of view, of the redemption payment to be received by the stockholders, other than the management investors. Each of these advisors has extensive experience in transactions similar to the proposed recapitalization and assisted the special committee in its negotiations with Kelso.

      - The special committee and its advisors conducted extensive negotiations with Kelso and had the authority to reject the transaction proposed by Kelso. These negotiations led to an increase in the redemption payment to be received by stockholders from $40.00 per share to $46.00 per share. As a result of these negotiations, the special committee believed that $46.00 per share was the best price reasonably available from Kelso.

      - In addition to the other votes required under Delaware law, the recapitalization is subject to receiving the affirmative vote of a majority of the outstanding shares of common stock, voting separately as a class, excluding shares of common stock held by the management investors who have an interest in the transactions.

     The special committee also considered a variety of risks and other factors potentially weighing against the transactions, including:

     - Statutory Appraisal Rights. The fact that, because the Kelso transaction is structured as a recapitalization rather than a merger, stockholders will not have statutory appraisal rights. In this regard, the special committee noted that the class vote and the special vote provided for in the recapitalization agreement allow holders of the common stock the right to vote separately from holders of the special common stock and the management investors who might otherwise be able to control the outcome of the stockholder vote. The special committee also noted that stockholders could challenge the fairness of the price and other terms of the transaction under Delaware law.

     - Participation in Future Growth. The fact that, following the recapitalization, stockholders, other than the management investors, will cease to participate in any future earnings growth of Nortek or benefit from any increase in its value.

     - Conflicts of Interest. The conflicts of interest that some of the officers, directors and stockholders of Nortek have in connection with the transactions, including the equity ownership of the management investors in Nortek following the recapitalization, the payment under some employee benefit plans at the closing of the recapitalization and the employment and other arrangements existing or agreed to by Kelso and some of the management investors described below under "Special
       Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization." The special committee noted that the management investors' retained equity and other arrangements create a conflict between the economic interests of the management investors and those of the unaffiliated stockholders in connection with the consideration of the recapitalization by the management investors. However, the special committee believed that these conflicts of interest were mitigated by the establishment of the special committee to negotiate the terms of the recapitalization agreement and to evaluate the fairness of the recapitalization.

     - Funding Condition. The fact that the obligation of K Holdings to complete the recapitalization is conditioned on there being in place the debt financing that is subject to the bank facility and the bridge loan facility commitment letters referred to in the recapitalization agreement on terms no less favorable than set forth in such commitment letters, and that such financing may not be in place for reasons beyond the control of Nortek or K Holdings.

     - Limited Assets of K Holdings. The risk that the only recourse Nortek has in the event of a wrongful termination or material breach of the recapitalization agreement is against K Holdings, a company without any material amount of assets.

     - Tax Treatment. The fact that, generally, for United States federal income tax purposes, each stockholder other than a management investor will recognize taxable gain or loss equal to the difference between the cash received in the recapitalization and the stockholder's adjusted tax basis in the shares of common stock and/or special common stock surrendered in the recapitalization.

     The foregoing discussion of the information and factors considered by the board of directors and the special committee of Nortek includes the material factors considered by them in reaching their respective conclusions and recommendations, but is not meant to be exhaustive. In view of the variety of factors considered in reaching their determinations, neither the board of directors nor the special committee found it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their conclusions and recommendations. The individual members of the board of directors and the special committee may have given different weights to different factors. The board of directors and the special committee viewed their determinations and recommendations as being based on the totality of the information presented to, and considered by, them.

     The board of directors and the special committee believed there was no need to retain any additional unaffiliated representative to act on behalf of unaffiliated stockholders in light of the creation of the special committee and the other procedural safeguards described above under "Special
Factors -- Reasons for the Determination of the Board of Directors; Fairness of the Recapitalization -- Procedural Fairness." Other than in their capacity as members of the board of directors or the special committee, no director or executive officer of Nortek has made a recommendation either in support of or opposed to the transaction.

MEMBERS OF THE SPECIAL COMMITTEE

     Mr. Cohen has been a director of Nortek since 1996. Mr. Cohen was a partner with an international public accounting firm from 1965 until his retirement in June 1994 and has been a financial consultant since that date. He also was a director and Treasurer of the Greater Boston Convention and Visitors Bureau from 1974 to October 2001 and a director of Bike Athletic Co. from 1999 to May 2002. He is currently a director of UniFirst Corporation and Kazmaier Associates, Inc.

     Mr. Harris, the chairman of the special committee, has been a director of Nortek since 1984. Prior to his retirement on October 5, 2001, Mr. Harris had been employed by Nortek as Senior Vice President of Administration and Treasurer since May 3, 2001, and as Vice President and Treasurer for more than five years prior to May 3, 2001.

     Mr. Kelly has been a director of Nortek since 1996. Mr. Kelly is Managing Director of American Express Tax and Business Services, a wholly owned subsidiary of American Express Company, which provides accounting, tax and consulting services to small and medium-sized businesses. He has served that firm since January 2000, initially as its Director of Human Resources and was promoted to Managing Director in December 2001. Prior to January 2000, Mr. Kelly was Director of the Graduate School of Professional Accounting of Northeastern University for more than five years until August 1999. He is a director of Scituate Federal Savings Bank in Scituate, Massachusetts.

OPINIONS OF K HOLDINGS AND THE MANAGEMENT INVESTORS

     K Holdings and the management investors believe that the recapitalization is fair to the stockholders of Nortek based on the factors set forth below:

     - The terms of the recapitalization were the result of negotiations between the special committee of independent directors, through independent financial and legal advisers acting on behalf of the special committee, and K Holdings and the management investors.

     - Neither K Holdings nor the management investors, including Mr. Bready, participated in or had any influence on the deliberative process of the special committee or the negotiating positions of the special committee or its advisers.


     - The recapitalization agreement provides Nortek with the ability to terminate the recapitalization agreement if it determines that a superior proposal is available to stockholders unaffiliated with the management investors, subject to payment of a termination fee and reimbursement of all transaction-related out-of-pocket expenses of Kelso and K Holdings, as described in "The Recapitalization Agreement -- Fees and Expenses" beginning on page 69.


     - Although neither K Holdings nor any of the management investors were part of the deliberation process of the special committee or the board of directors of Nortek and none of them participated in their conclusion that the recapitalization was fair to Nortek and its stockholders, including those unaffiliated with the management investors, K Holdings and the management investors found persuasive the conclusions of the board of directors and the special committee of Nortek as to the substantive and procedural fairness of the recapitalization to the unaffiliated stockholders of Nortek.

     K Holdings and the management investors did not find it practicable to quantify or otherwise attach relative weights to any of these factors. K Holdings and the management investors believe these analyses and factors provide a reasonable basis for their belief that the recapitalization is fair to the unaffiliated stockholders of Nortek. This belief should not, however, be construed as a recommendation by K Holdings or the management investors to stockholders of Nortek to vote to approve the recapitalization.

     In addition, while K Holdings believes that the recapitalization is fair to Nortek and its stockholders, K Holdings attempted to negotiate the terms of a transaction that would be most favorable to it, and not to Nortek and its stockholders and, accordingly, did not negotiate the transaction with a goal of obtaining terms that were fair to Nortek and its stockholders. K Holdings does not believe that it had or has any fiduciary duty to Nortek or its stockholders, including with respect to the recapitalization and its terms. Nortek and its stockholders were, as described elsewhere in this proxy statement, represented by an independent special committee that negotiated on their behalf with K Holdings with the assistance of independent legal and financial advisors.

     Kelso Investment Associates VI, L.P. and KEP VI, LLC, the stockholders of K Holdings, and Kelso Nortek Investors, LLC also believe that the recapitalization is fair to the stockholders of Nortek that are unaffiliated with the management investors based upon the analyses and factors that formed the basis for the fairness determination of K Holdings described above.

OPINION OF FINANCIAL ADVISOR

     Under a letter agreement dated as of April 17, 2002, Morgan Stanley was engaged by the special committee to provide financial advice and assistance in connection with the recapitalization. At the meeting of the special committee on June 20, 2002, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, based upon and subject to the various considerations set forth in the opinion, as of such date the $46.00 per share redemption payment to be received by stockholders, other than the management investors, as to which Morgan Stanley expressed no view, under the recapitalization agreement was fair from a financial point of view to such stockholders.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY, DATED JUNE 20, 2002, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE SPECIAL COMMITTEE AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, AS OF THE DATE OF THE OPINION, OF THE REDEMPTION PAYMENT TO BE RECEIVED BY STOCKHOLDERS, OTHER THAN THE MANAGEMENT INVESTORS, AS TO WHICH MORGAN STANLEY EXPRESSED NO VIEW, UNDER THE RECAPITALIZATION AGREEMENT, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE RECAPITALIZATION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF NORTEK AS TO HOW TO VOTE WITH RESPECT TO THE

RECAPITALIZATION. THE SUMMARY OF THE MATERIAL PORTIONS OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS PROXY STATEMENT SHOULD BE READ IN CONJUNCTION WITH THE FULL TEXT OF SUCH OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed selected publicly available financial statements and other information of Nortek;

     - reviewed selected internal financial statements and other financial and operating data concerning Nortek prepared by the management of Nortek;

     - reviewed selected financial projections prepared by the management of Nortek;

     - discussed the past and current operations and financial condition and the prospects of Nortek with senior executives of Nortek;

     - reviewed the reported prices and trading activity for the common stock of Nortek;

     - compared the financial performance of Nortek and the prices and trading activity of the common stock with that of selected other comparable publicly traded companies and their securities;

     - reviewed the financial terms, to the extent publicly available, of selected comparable acquisition transactions;

     - participated in discussions and negotiations among representatives of Nortek and Kelso and their financial and legal advisors;

     - reviewed the recapitalization agreement and selected related documents;
       and

     - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Nortek. In addition, Morgan Stanley assumed that the transactions contemplated by the recapitalization agreement would be consummated in accordance with the terms set forth in that agreement, and Morgan Stanley's opinion did not address the structure of those transactions. Morgan Stanley's opinion also did not address the relative merits of the transactions contemplated by the recapitalization agreement compared to any other alternatives or whether or not such alternatives could be achieved. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Nortek, nor was it furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, June 20, 2002. Morgan Stanley is under no obligation to update its fairness opinion.

     The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated June 20, 2002. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary.

     Historical Share Price Performance. Morgan Stanley reviewed the common stock performance of Nortek and compared such performance with the stock performance of companies comprising a Nortek peer index, or the "Nortek Peer Index," and the Standard & Poor's 500 Index, or the "S&P Index." The Nortek Peer Index consisted of the following companies:

     - Aaon, Inc.

     - American Standard Companies Inc.

     - Black and Decker Corporation

     - Lennox International Inc.

     - Masco Corporation

     - Masonite International Corporation

     - Mohawk Industries, Inc.

     - NCI Building Systems, Inc.

     - Simpson Manufacturing Co., Inc.

     - The Stanley Works

     - York International Corporation

     Morgan Stanley observed that during the period from June 18, 2001 to June 18, 2002 the price per share of the common stock of Nortek increased 42.8%. In comparison, the Nortek Peer Index increased 22.6% and the S&P 500 Index decreased 14.2% during the same period. Morgan Stanley also noted that the implied premium of the consideration of $46.00 per share to be paid in the recapitalization compared to various Nortek stock prices was as follows:

                                                                   NORTEK
                                                              RECAPITALIZATION
                                                                  PREMIUM
                                                              ----------------
                                                              STOCK
                                                              PRICE    PREMIUM
                                                              ------   -------
UNAFFECTED STOCK PRICES
April 5, 2002 (the last trading day prior to the initial
  public announcement of the Kelso interest in acquiring
  Nortek)...................................................  $37.41     23.0%
Average from February 22, 2002 to April 5, 2002 (30 days)...   35.48     29.7%
Average from November 26, 2001 to April 5, 2002 (90 days)...   29.08     58.2%
Average from July 13, 2001 to April 5, 2002 (180 days)......   27.17     69.3%
Average from April 5, 2001 to April 5, 2002.................   27.62     66.5%
High from April 5, 2001 to April 5, 2002....................   37.88     21.4%
Low from April 5, 2001 to April 5, 2002.....................   20.00    130.0%
AFFECTED STOCK PRICE
June 18, 2002...............................................  $41.35     11.2%

     Historical Forward Price/Earnings Ratio Comparison. Morgan Stanley reviewed the historical forward price/earnings, or "P/E," ratio of Nortek and compared such ratio with the historical forward P/E ratio of the companies comprising the Nortek Peer Index and the S&P Index. Morgan Stanley observed that during the four-year period from June 30, 1998 to June 18, 2002, Nortek's forward P/E ratio consistently reflected a discount to the forward P/E ratios of both the Nortek Peer Index and the S&P Index. Morgan Stanley noted that during this period, Nortek's forward P/E ratio reflected a low, average and high discount to the forward P/E ratio of the Nortek Peer Index of 16.0%, 38.2% and 57.4%, respectively, and a low, average and high discount to the forward P/E ratio of the S&P 500 Index of 37.7%, 68.7% and 84.2%, respectively.

     Peer Group Comparison. Morgan Stanley compared selected financial information of Nortek with publicly available information for the following companies within the Nortek Peer Index, organized within the following categories:

HEATING, VENTILATION AND AIR      WINDOWS, DOORS AND
    CONDITIONING (HVAC)              SIDING (WDS)          RESIDENTIAL BUILDING PRODUCTS (RBP)
----------------------------  --------------------------   -----------------------------------
Aaon, Inc.                    Masco Corporation            Black & Decker Corporation
American Standard             Masonite International       Masco Corporation
  Companies Inc.                Corporation                Mohawk Industries, Inc.
Lennox International Inc.     NCI Building Systems, Inc.   Simpson Manufacturing Co., Inc.
York International            The Stanley Works            The Stanley Works
  Corporation

     For this analysis, Morgan Stanley examined a range of estimates based on securities research analysts' estimates. The following table presents, as of June 18, 2002, for each of the HVAC, WDS and RBP categories, the low, median and high for each of (1) the ratio of aggregate value, defined as market capitalization plus total debt less cash and cash equivalents, to estimated calendar year 2002 EBITDA, referred to as the 2002 EBITDA Multiple, and (2) the ratio of share price to estimated calendar year 2002 earnings per share, as provided by I/B/E/S, referred to as the 2002 P/E Multiple. Morgan Stanley then compared this information to similar information for Nortek provided by Nortek management, utilizing the $46.00 per share redemption payment to be received in the recapitalization agreement. The $46.00 share price implied a 2002 EBITDA Multiple of 6.1x and a 2002 P/E Multiple of 10.0x.

                                                               LOW    MEDIAN   HIGH
                                                              -----   ------   -----
HVAC
2002 EBITDA Multiple........................................   7.4x    8.1x     8.6x
2002 P/E Multiple...........................................  11.7x   16.0x    20.0x
WDS
2002 EBITDA Multiple........................................   6.7x    8.6x    10.3x
2002 P/E Multiple...........................................  11.8x   14.6x    17.8x
RBP
2002 EBITDA Multiple........................................   8.9x    8.9x    10.3x
2002 P/E Multiple...........................................  15.2x   16.6x    17.8x
NORTEK PEER INDEX
2002 EBITDA Multiple........................................   6.7x    8.6x    10.3x
2002 P/E Multiple...........................................  11.7x   15.2x    20.0x

     Morgan Stanley also compared the 2002 EBITDA Multiple of 6.1x and the 2002 P/E Multiple of 10.0x implied by the $46.00 per share redemption payment to be received in the recapitalization to the Nortek Peer Index median valuation multiples after applying the historical low, average and high discount of Nortek's forward P/E ratio to the forward P/E ratio of the Nortek Peer Index referenced in "Historical Forward Price/Earnings Ratio Comparison." Morgan Stanley noted that applying these discounts to the median valuation multiples of the Nortek Peer Index as of June 18, 2002, resulted in the following:

                                                                      DISCOUNT
                                                             ---------------------------
                                                               LOW     AVERAGE    HIGH
                                                             (16.0%)   (38.2%)   (57.4%)
                                                             -------   -------   -------
Discounted Nortek Peer Index Median 2002 EBITDA Multiple...    7.2x     5.3x      3.7x
Discounted Nortek Peer Index Median 2002 P/E Multiple......   12.8x     9.4x      6.5x

     No company utilized in the peer group comparison analysis is identical to Nortek. In evaluating the peer group, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Nortek, such as the impact of competition on the business of Nortek or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Nortek or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

     Analysis of Selected Precedent Transactions. Morgan Stanley compared statistics based on publicly available information for selected precedent transactions to the relevant financial statistics for Nortek. Morgan Stanley reviewed the following four transactions in the HVAC category:

     - the acquisition of United Dominion Industries Ltd. by SPX Corporation;

     - the acquisition of Service Experts Inc. by Lennox International Inc.;

     - the acquisition of International Comfort Products by United Technologies Corporation; and

     - the acquisition of American Residential Services by ServiceMaster
       Company.

     Morgan Stanley reviewed the following three transactions in the WDS category:

     - the acquisition of Associated Materials, Inc. by Harvest Partners;

     - the acquisition of Anglian Group plc by Naiglan Investments; and

     - the acquisition of Masonite International Corporation by Premdor.

     Morgan Stanley reviewed the following five transactions in the RBP category:

     - the acquisition of Dal-Tile International by Mohawk Industries, Inc.;

     - the acquisition of Johns Manville by Berkshire Hathaway Inc.;

     - the acquisition of BSI Holdings and Davenport Insulation by Masco Corporation;

     - the acquisition of Shaw Industries by Berkshire Hathaway Inc.; and

     - the acquisition of Cameron Ashley by Guardian.

     The following table presents the low, median and high ratios of aggregate value to latest twelve months, or "LTM," EBITDA, referred to as the LTM EBITDA Multiple, for the selected precedent transactions in the HVAC, WDS and RBP categories. Morgan Stanley compared this information to similar information for Nortek provided by Nortek management, based on the $46.00 per share redemption payment to be received in the recapitalization. The $46.00 share price implied an LTM EBITDA Multiple of 6.0x.

                                                              LOW    MEDIAN   HIGH
                                                              ----   ------   -----
HVAC
LTM EBITDA Multiple.........................................  5.8x    6.7x    10.1x
WDS
LTM EBITDA Multiple.........................................  4.7x    6.6x     7.0x
RBP
LTM EBITDA Multiple.........................................  4.6x    6.4x     8.3x

     No transaction utilized as a comparison in the selected precedent transactions analysis is identical to the recapitalization. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Nortek, such as the impact of competition on the business of Nortek or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Nortek or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

     Break-Up Analysis. Morgan Stanley performed a break-up analysis of Nortek's business. A break-up analysis involves the separate valuation of each of Nortek's core businesses less the estimated corporate costs of selling the businesses and restructuring Nortek. The valuation methodology applied to each component is set forth below:

COMPONENT                                                     VALUATION METHODOLOGY
---------                                                     ---------------------
Heating, Ventilation and Air Conditioning...................  6.0x-6.5x 2002 EBITDA
Windows, Doors and Siding...................................  6.0x-6.5x 2002 EBITDA
Residential Building Products...............................  5.5x-6.0x 2002 EBITDA

     Morgan Stanley also estimated the following potential costs associated with selling the businesses and restructuring Nortek:

     - the total debt less cash and cash equivalents of Nortek, as of March 31, 2002, of $783 million;

     - the estimated costs of retiring Nortek's public debt obligations of approximately $100 million;

     - the estimated costs of closing down Nortek's corporate operations of approximately $25 million to $50 million;

     - the estimated costs of Nortek's unfunded severance obligations of approximately $35 million to $50 million; and

     - the estimated tax liability assuming a sale of Nortek's Windows, Doors and Siding and Heating, Ventilation and Air Conditioning components of approximately $120 million to $150 million.

     This analysis yielded a range of per share values for Nortek common stock of approximately $34.00 to $46.00. The $46.00 per share redemption payment to be received under the recapitalization agreement compares favorably to the foregoing range of per share values for the Nortek common stock.

     Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis, which is an analysis of the present value of projected unlevered free cash flows using terminal year EBITDA multiples and estimated discount rates of Nortek. Morgan Stanley analyzed Nortek's business using publicly available information, discussions with Nortek management and certain financial forecasts prepared by Nortek management for the fiscal years 2002 through 2007. The terminal value was calculated using terminal multiples of estimated 2007 EBITDA ranging from 5.5x to 6.5x. For purposes of this analysis, Morgan Stanley estimated Nortek's discounted unlevered free cash flow value using a discount rate of 10.0%. The discounted cash flow analysis implied a range of values for the common stock of Nortek of approximately $28.00 to $39.00 per share, compared to the $46.00 per share redemption payment received under the recapitalization agreement. Including a minimum $3.00 per share cash impact of funding the severance obligations of Nortek following a transaction in which it is assumed that the employment of certain members of senior management is terminated, the discounted cash flow analyses implied a range of values for the common stock of Nortek of approximately $25.00 to $36.00 per share, compared to the $46.00 per share redemption payment to be received under the recapitalization agreement.

     Morgan Stanley also performed a sensitivity analysis on certain financial forecasts prepared by Nortek management for the fiscal years 2002 through 2007 and the implied range of values for the common stock of Nortek using a discounted cash flow analysis. For this analysis, Morgan Stanley assumed a range of per annum revenue growth rates for 2002 through 2007 of 2.0% to 5.0%, a range of EBITDA margins for 2002 through 2007 of 10.0% to 12.5%, a terminal multiple of estimated 2007 EBITDA of 6.0x and a discount rate of 10.0%. The sensitivity analysis implied a range of values for the common stock of Nortek of approximately $20.00 to $59.00 per share, compared to the $46.00 per share redemption payment to be received under the recapitalization agreement.

     In connection with the review of the recapitalization by the special committee, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Nortek.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Nortek. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the redemption payment to be received by stockholders, other than the management investors, as to which Morgan Stanley expressed no view, under the recapitalization agreement and were conducted in connection with the delivery of the Morgan Stanley opinion to the special committee. The redemption payment and the other terms of the recapitalization agreement were determined through negotiations between Nortek and Kelso and were approved by the special committee. Morgan Stanley provided advice to the special committee during such negotiations. However, Morgan Stanley did not recommend any specific redemption payment or indicate that any specific redemption payment constituted the only appropriate redemption payment for the recapitalization. In addition, as described above, Morgan Stanley's opinion and presentation to the special committee was one of many factors taken into consideration by the special committee in making its decision to recommend that the board of directors approve the recapitalization agreement and the recapitalization and other transactions contemplated by that agreement and approve the amendment to the certificate of incorporation. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the special committee with respect to the value of Nortek or of whether the special committee would have been willing to agree to a different redemption payment.

     The special committee retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise and its knowledge of the industries in which Nortek operates. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with recapitalizations and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Stanley has provided financial advisory and financing services for Kelso and its affiliated companies and has received fees for the rendering of these services. In the ordinary course of business, Morgan Stanley may from time to time trade in the securities or indebtedness of Nortek for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness.


     Under an engagement letter dated April 17, 2002 between the special committee and Morgan Stanley, Morgan Stanley provided financial advisory services and a fairness opinion to the special committee in connection with the recapitalization. Under the engagement letter, Nortek agreed to pay Morgan Stanley a transaction fee estimated to be $4 million as of the date of this proxy statement, of which $1.5 million was paid to Morgan Stanley at the time of the announcement of the Kelso transaction.


     The special committee has also agreed to reimburse Morgan Stanley for its expenses reasonably incurred in performing its services. In addition, Nortek has agreed to indemnify Morgan Stanley and its respective affiliates, and its respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses related to or arising out of Morgan Stanley's engagement and any related transactions.


FINANCIAL PROJECTIONS


     In the course of discussions among Nortek and Kelso, Nortek provided to Kelso selected non-public financial projections prepared by its senior management. Nortek does not as a matter of course make public any projections as to future financial performance or earnings, and the projections set forth below are included in this proxy statement only because this information was provided confidentially to Kelso and was provided confidentially by Kelso to its prospective financing sources.

     The information was also provided to the special committee and Morgan Stanley in connection with their evaluation of the proposed recapitalization. In addition, in the course of their discussions with other third-party bidders, the special committee and Morgan Stanley provided the information on a confidential basis to third party bidders.

     The following is a summary of the financial projections for the fiscal years ending December 31, 2002 through December 31, 2007 provided to Kelso and the other parties mentioned above.

                                          FISCAL     FISCAL     FISCAL     FISCAL     FISCAL     FISCAL
                                           2002       2003       2004       2005       2006       2007
                                         --------   --------   --------   --------   --------   --------
                                                                  (IN MILLIONS)
Net Sales..............................  $1,823.5   $1,943.1   $1,890.5   $1,957.8   $2,032.9   $2,106.3
EBITDA(1)..............................     218.4      226.2      202.5      206.0      224.9      233.5
Earnings From Continuing
  Operations(2)........................      48.9       57.4       44.7       48.6       61.7       73.0
Capital Expenditures...................      43.7       44.6       40.7       50.6       52.8       51.5
Increase (Decrease) in Working
  Capital..............................     (18.7)     (13.7)       0.4       (0.4)      (8.2)      (7.4)
Total Debt(3)(4).......................   1,041.0    1,036.2    1,027.1    1,031.9    1,030.9      545.6
Stockholders' Investment(4)............     325.6      383.1      427.8      476.4      538.1      611.2

---------------

(1) We define EBITDA for purposes of these projections as operating earnings from continuing operations plus depreciation and amortization, other than amortization of deferred debt expense and debt discount.

(2) On April 2, 2002, Ply Gem Industries, Inc., a subsidiary of Nortek, sold the capital stock of Hoover Treated Wood Products, Inc., or "Hoover." The sale and operating results of Hoover have been excluded from earnings from continuing operations for the fiscal year ending December 31, 2002. No additional discontinued operations are assumed in the projections.

(3) The total debt as of December 31, 2007 reflects the repayment with cash on hand of our 9 1/4% Senior Notes due 2007 and our 9 1/8% Senior Notes due 2007.

(4) These amounts are as of December 31 of the respective fiscal year.

     Nortek advised the recipients of the projections that its internal financial forecasts, upon which the projections provided were based in part, are, in general, prepared solely for internal use in capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. The projections also reflect numerous estimates and assumptions relating to the business of Nortek that are inherently subject to significant economic, industry and competitive uncertainties, all of which are difficult to predict and many of which are beyond the control of Nortek. The projections are based upon, among other things, estimates and assumptions with respect to (1) the overall level of domestic and foreign residential and commercial new construction, remodeling and replacement spending, (2) specific market trends and market share changes related to its products, (3) the availability and costs of raw materials and purchased components and services, (4) interest rates, (5) employment levels, (6) foreign currency valuations and general economic conditions in foreign markets and (7) the level of product and warranty liability claims.


     These projections assume a general economic downturn beginning in the fourth quarter of fiscal 2003 and continuing throughout fiscal 2004, with a slow recovery thereafter. Primarily as a result of this assumption, the projected amounts of net sales and EBITDA for fiscal 2004 are approximately $150 million and $60 million, respectively, less than the amounts of net sales and EBITDA calculated solely on the basis of aggregating certain raw data prepared by the business units of Nortek. The projections of Nortek reflect numerous estimates and assumptions not made by the business units and, with respect to fiscal 2004, the raw data provided by the business units did not reflect an assumption of an economic downturn. The reduced level of projected operating results of Nortek for fiscal 2004 in turn affects the projections for later years as growth in the later years occurs off the reduced fiscal 2004 level.



     These projections assume that the publicly traded 9 1/8% Senior Notes due September 1, 2007 of Nortek, Inc. and 9 1/4% Senior Notes due March 15, 2007 of Nortek, Inc. are repaid at maturity with cash on hand. These projections do not, however, include any assumptions related to the recapitalization, including (a) any payments or charges made under existing employee benefit plans as a result of the transaction, (b) expenses of the transaction and (c) the elimination of certain corporate overhead expenses not anticipated to be incurred following the recapitalization.



     In connection with the offering of equity to certain of its investors and related entities, Kelso disclosed projections prepared internally by Kelso prior to the execution of the recapitalization agreement to such investors, as well as the projections prepared by Nortek described above. The Kelso projections were derived from publicly available information, its due diligence investigation of Nortek and its own view as to the future performance of the building products industry. Such projections show net sales of approximately $1,871 million, $1,915 million and $1,976 million for fiscal 2002, 2003 and 2004, respectively, and EBITDA of approximately $245 million, $258 million and $266 million for fiscal 2002, 2003 and 2004, respectively, with similar increases in sales and constant EBITDA margins for the fiscal years thereafter. Nortek management was not involved in the preparation of these projections. Further, the Kelso projections were based on a number of assumptions different from those used by Nortek management in its projections. In particular, the Kelso projections assume no economic downturn in late 2003 and continuing throughout 2004 and assume the consummation of the recapitalization and, accordingly, the EBITDA projections of Kelso reflect the elimination of certain corporate overhead expenses not anticipated to be incurred on a going forward basis.



     While the Nortek projections were prepared in good faith by the management of Nortek and the Kelso projections were prepared in good faith by Kelso, there can be no assurance that the estimates and assumptions made in preparing these projections will prove to be accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. The inclusion of the projections in this proxy statement should not be regarded as an indication that any of Nortek, Kelso, the special committee, Morgan Stanley, any potential financing source or the respective affiliates or representatives of these entities considered or consider the projections to be a reliable or accurate prediction of future operating results, and the projections should not be relied upon as such.



     The projections of Nortek management were prepared in March 2002 and the projections of Kelso were prepared over several months prior to the parties entering into the recapitalization agreement. Nortek has since made publicly available its actual results of operations for the nine months ended September 28, 2002. You should refer to "Where You Can Find More Information" beginning on page 78 for more details on how to obtain this information. Neither Nortek, the special committee, Kelso or Morgan Stanley intends to update or otherwise revise any of the projections included in this proxy statement to reflect circumstances existing after the date when such projections were made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to no longer be appropriate.



     None of the projections included in this proxy statement were prepared with a view to public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. Neither Ernst & Young, LLP nor any other independent public accountant has examined or compiled the above prospective financial information and, accordingly, neither Ernst & Young, LLP nor any other independent public accountant expresses an opinion or any other form of assurance with respect thereto.

FINANCING OF THE RECAPITALIZATION


     Immediately following the effective time of the amendment to the certificate of incorporation, Nortek will pay the stockholders, other than the management investors, an aggregate amount of approximately $474.6 million as the redemption payment for their shares of Class B Common Stock, and also expects to pay approximately $5.2 million in cash as payment for the cancellation of all outstanding stock options that are not being exchanged, in each case as described above in "Special Factors -- Structure of the Recapitalization." Nortek also expects to incur approximately $43 million of fees and expenses in connection with the recapitalization.


  EQUITY COMMITMENT


     Nortek intends to finance the redemption payment being made in the recapitalization and the "cash-out" of existing stock options not being rolled over by the management investors through a combination of cash obtained from an equity investment by K Holdings and its designees of up to approximately $359.8 million and approximately $120 million of unrestricted cash and cash equivalents on hand at Nortek, Inc. The amount provided by K Holdings and its designees may be reduced to the extent Nortek, Inc. has additional unrestricted cash and cash equivalents on hand that are permitted to be used for these purposes.


     The obligation of K Holdings to make its equity investment is subject to the satisfaction of all conditions precedent to the obligations of K Holdings under the recapitalization agreement.

  SENIOR SECURED CREDIT FACILITY

     On July 25, 2002, Nortek, Inc. entered into a $200 million senior secured credit facility with Fleet Capital Corporation and Fleet Securities, Inc., which we refer to collectively as "Fleet," for itself, and as agent for a syndicate of several banks. The availability of this senior credit facility is a condition to closing under the recapitalization agreement.

     Each of the material United States subsidiaries of Nortek, Inc. is jointly and severally liable with respect to the entire senior secured credit facility as a co-borrower and a guarantor. The senior secured credit facility provides that up to $15 million of the total amount of senior secured financing will be available to the material Canadian subsidiaries of Nortek, Inc. Each of the material Canadian subsidiaries of Nortek, Inc. is jointly and severally liable with respect to the Canadian portion of the senior secured credit facility as a co-borrower. The senior secured credit facility is in the form of a revolving credit facility, a portion of which may be used for standby letters of credit aggregating no more than $70 million. The senior secured credit facility has a term that is the earlier of (i) five years from the date it was entered into and
(ii) ninety days prior to the due date of the 9 1/4% Senior Notes due 2007. The senior secured credit facility permits Nortek, Inc. to enter into the recapitalization agreement provided specific conditions are met and allows Nortek, Inc. to purchase up to an aggregate of $75 million of senior and/or senior subordinated notes of Nortek, Inc. in connection with any change in control offer that may be made as part of the recapitalization.

     The senior secured credit facility is secured by a first priority lien on substantially all of the accounts receivable, inventory and intellectual property of Nortek, Inc. and its United States and Canadian subsidiaries, and borrowings under the facility are limited at any one time to the lesser of the facility commitment and the sum of (a) 85% of eligible trade accounts receivable, plus (b) the lesser of (1) 50% of eligible inventory and (2) 87.5% of the liquidation value of eligible inventory, minus (c) certain reserves described in the definitive documentation relating to the facility.

     The amounts borrowed under the senior secured credit facility bear interest at floating rates ranging from 200 to 250 basis points (where 100 basis points equals 1.0%) over the one-, two-, three- or six-month London InterBank Offered Rate, or "LIBOR," or, in the alternative, at floating rates ranging from 50 to 100 basis points over the prime rate of Fleet National Bank. Nortek, Inc. also is obligated to pay a fee, payable quarterly in arrears, on the average daily unused portion of the senior secured credit facility at floating rates ranging from 37.5 basis points to 50 basis points per annum. Nortek, Inc. is required to prepay revolving borrowings under the facility in some circumstances relating to assets sales, receipt of insurance proceeds and proceeds from debt and equity offerings. These prepayments will not reduce the amounts available to be borrowed and, assuming that no default then exists, any such prepayment will be available to be immediately borrowed again.

     The senior secured credit facility also contains customary covenants, including restrictions on liens, mergers, consolidations and sales of assets, the payment of dividends and the incurrence of other debt. The senior secured credit facility contains one financial covenant, which only applies to the extent, and then only during the period which, the borrowing base described above does not exceed outstanding loans and letters of credit under the senior credit facility by $40 million or more. This financial covenant provides that aggregate EBITDA as of the end of each of the immediately preceding four fiscal quarters shall not be less than $175 million.

  BRIDGE LOAN FINANCING

     K Holdings has received from UBS AG, Stamford Branch, and UBS Warburg LLC, which we refer to collectively as "UBS," for the benefit of Nortek, Inc., a bridge facility commitment letter for up to $955 million to fund, if necessary, any change of control offers Nortek, Inc. may make in connection with the recapitalization to purchase its publicly traded senior and senior subordinated notes. It is a condition to closing of the recapitalization that Nortek, Inc. have available a bridge loan facility on terms no less favorable than those contained in the foregoing commitment letter. Nortek, Inc. does not expect to use the bridge facility because the structure of the recapitalization does not require Nortek, Inc. to make any change of control offers.

     The bridge loan facility described in the commitment letter from UBS, if used, would be available, in a single drawing, in an amount equal to:

     - the full purchase price for any notes that are surrendered in any change of control offers, less

     - any cash on hand that Nortek, Inc. has irrevocably advised UBS in writing has been segregated for the sole purpose of funding any change of control offers, including up to $75 million available under the senior secured credit facility to purchase such senior and senior subordinated notes of Nortek, Inc., less

     - any proceeds from specific kinds of securities offerings prior to the date of acceptance of the notes in any change of control offers.

     The borrowings under the bridge loan facility would rank equally with all other unsecured senior debt of Nortek, Inc., except to the extent that any portion of the facility would be used to fund the purchase of senior subordinated notes, in which case such portion of the borrowings would, if required by the indentures for the existing senior and senior subordinated notes, rank equally with the existing senior subordinated notes. The bridge facility would mature on the first anniversary of the borrowing. If the borrowings were not paid in full on or prior to the maturity date, then all outstanding borrowings under the bridge loan facility would convert, subject to satisfaction of conditions to conversion, into senior or senior subordinated notes, as applicable, of Nortek, Inc. with terms as described below. We refer to any new senior or senior subordinated notes issued under the terms of the bridge loan facility as the "exchange notes." To the extent that the indentures for the existing senior and senior subordinated notes do not permit the bridge loan facility to mature on such first anniversary, the bridge loan facility would automatically convert on such first anniversary into the exchange notes without regard to conditions to conversion, although such conversion would not affect any default or any consequences thereof.

     The borrowings under the bridge loan facility would accrue interest at a rate per annum equal to the greater of:

     - 11.50%;

     - the ten-year treasury rate plus 600 basis points; and

     - three-month LIBOR as determined by UBS for a corresponding deposit amount, adjusted quarterly, plus 950 basis points.

If the borrowings were not repaid in whole within three months following the initial draw down, the interest rate would increase by 50 basis points at the end of such three-month period and would increase by an additional 50 basis points at the end of each three-month period thereafter, although interest would not exceed 16.0% per annum and, to the extent interest would exceed 14.0% per annum, Nortek may, at its option, cause such excess interest to be added to the principal amount of the borrowings rather than pay such interest in cash.

     The commitments for the bridge loan facility are subject to several conditions, including:

     - the execution of definitive loan agreements;

     - the completion of the recapitalization;

     - the absence of any change or discovery of any additional information that is materially adverse to the business, results of operations, condition (financial or otherwise), assets, liabilities or prospects of Nortek and its subsidiaries;

     - compliance with all applicable legal requirements and the receipt and continued effectiveness of all necessary governmental and third-party approvals;

     - the absence of any pending or threatened litigation that could have a material adverse effect on the recapitalization or on the business, results of operations, condition (financial or otherwise), assets, liabilities or prospects of Nortek and its subsidiaries, other than any litigation outstanding on the date of and described in the commitment letter, as to which there shall have been no material adverse development;

     - the terms and conditions of the senior credit facility being satisfactory to UBS and the absence of any material amendments or modifications to the recapitalization and related agreements, including the employment and other arrangements with the management investors;

     - the absence of any terms in the recapitalization and related agreements requiring cash payments by Nortek to the management investors or to affiliates of Kelso prior to the repayment of the bridge facility or exchange notes, other than payments under agreements in effect on the date of the commitment letter and disclosed in Exchange Act filings or in connection with employment plans and arrangements satisfactory to UBS;

     - the payment of all applicable costs, fees and expenses owed under the commitment letter;

     - the absence of a material adverse change or material disruption in the financial, banking or capital markets generally, which has had or could reasonably be expected to have a material adverse effect on the syndication of the bridge loan facility or the marketing of the refinancing of such facility;

     - Moody's Investors Service, Inc., or "Moody's," having a rating of the senior notes of B1 or higher or Standard & Poor's Rating Group, or "S&P," having a rating of the senior notes of B+ or higher;

     - Moody's having a rating of the senior subordinated notes of B3 or higher and S&P having a rating of the senior subordinated notes of B- or higher;

     - the receipt of certain financial statements of Nortek;

     - the receipt of all legal opinions, certificates and reports of appraisers and other consultants reasonably requested by UBS;

     - the commencement of any change of control offers required under the indentures governing the senior or senior subordinated notes;

     - Nortek using all commercially reasonable efforts to obtain agreements from the holders of the senior and senior subordinated notes not to tender their notes in any change of control offer that may be made and to obtain consents from the holders of the senior notes to amend their respective governing indentures to permit the issuance of additional notes under each such indenture and permit any notes purchased during any change of control offer to be reissued and reoffered under each such indenture, and

     - the engagement of an investment bank satisfactory to UBS with respect to the refinancing of the bridge facility.

     The commitment letter will expire on the earlier of (x) January 31, 2003 if the recapitalization has not closed before that date and (y) the termination of the recapitalization agreement. Kelso currently intends to request that UBS extend the expiration of the commitment letter to March 15, 2003.

     If any exchange notes were issued, they would be issued under an indenture in aggregate principal amount equal to the aggregate principal amount of the borrowings under the bridge facility for which they were exchanged. The exchange notes would have the same ranking as the principal amount of the bridge facility for which they were exchanged. It is expected the exchange notes would mature six months after the fifth anniversary of the recapitalization or on such later date as is required by the provisions of the indentures governing the outstanding senior and senior subordinated notes, if applicable. It is expected that the exchange notes would bear interest at 16.0% per annum, although Nortek may pay any interest in excess of 14.0% per annum by issuing additional exchange notes rather than paying such interest in cash.

 REPLACEMENT OF FINANCING COMMITMENT

     Subject to the terms and conditions described in the recapitalization agreement, K Holdings may replace the bridge loan facility described above with any other debt financing arrangements with terms and subject to conditions reasonably acceptable to it and on terms no less favorable to Nortek than these arrangements. K Holdings may also designate one or more substitute persons, whether or not affiliates of K Holdings, to provide the equity financing necessary to complete the recapitalization. Under the recapitalization agreement, Nortek has agreed to provide all necessary cooperation reasonably requested by K Holdings in connection with obtaining the financing, and any replacement financing described above.

OPTION AWARDS

     At the time of the recapitalization, each outstanding option to purchase common stock or special common stock will vest in full, if not already fully vested, and, except for certain options held by the management investors described below, will be cancelled in exchange for the right to receive a single lump sum cash payment equal to the product of (1) the number of shares of common stock or special common stock underlying the option and (2) the amount by which $46.00 is greater than the per share exercise price of the option.


     Of the options to purchase common stock or special common stock held by the management investors, options to purchase 1,836,396 shares of common stock and special common stock will be exchanged for fully vested options to purchase an equal number of shares of Class A Common Stock at the same per share exercise prices as the existing options. The remaining existing options to purchase 23,500 shares of common stock held by the management investors will be "cashed-out" in the same manner described above for options not held by management investors.

INTERESTS OF NORTEK DIRECTORS, OFFICERS AND AFFILIATES IN THE RECAPITALIZATION

     When considering the recommendation of the board of directors with respect to the recapitalization, you should be aware that some of our directors and officers have interests in the recapitalization that are different from, or in addition to, yours. These interests include the following:

 EQUITY TRANSACTIONS IN THE RECAPITALIZATION


     Some of the management investors, who include Mr. Bready and other members of senior management, will sell or "cash-out" a portion of their current equity interest in Nortek as part of the recapitalization and will retain or "roll over" the remainder of their equity interest. The portion of their equity interest to be sold will consist of shares of common stock and special common stock that will be exchanged for shares of Series B Preference Stock and then sold to K Holdings and its designees at the same $46.00 per share redemption payment to be made to the public stockholders. The portion of their equity interest to be "cashed-out" will consist of fully vested options to purchase common stock that will be "cashed-out" based upon the excess of the $46.00 per share redemption payment over the exercise price of the options. In the aggregate, the management investors will receive approximately $18.6 million through the sale of 392,786 shares and the "cash-out" of 23,500 stock options, including approximately $17.2 million to be paid to Mr. Bready as a result of the sale of 373,182 shares. The management investors, including Mr. Bready, will "roll over" in the aggregate 293,860 shares and 1,836,396 stock options in connection with the recapitalization. As a result of their retained equity interest, the management investors will hold, in the aggregate, all of the outstanding Class A Common Stock, which, together with "rolled over" options, will represent approximately 20.6% of the fully diluted equity of Nortek immediately after the recapitalization, without giving effect to the grant of any new stock options at or following the closing of the recapitalization, including the grants referred to below in the description of the employment agreements of Messrs. Bready, Hall and Donnelly.


     The options being rolled over will be "rolled over options" as contemplated by the 2002 Stock Option Plan discussed below. The "rolled over options" will be fully exercisable and will represent the right to acquire the same number of shares at the same exercise price as the existing stock options to which they relate.

     For further information on the amount of equity to be sold or "cashed-out" by the management investors and the amount of equity to be retained or "rolled over" by the management investors, you should refer to the table on page 20 in the section entitled "Special Factors -- Post-Recapitalization Ownership and Control."

 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In 1996, Nortek established a supplemental executive retirement plan for some of its executive officers in recognition of their years of dedicated service to Nortek. Messrs. Hall and Donnelly have been participants in this plan since 1996 and Mr. Bready has been a participant since 1997. Messrs. Bready, Hall and Donnelly have 27, 25 and 15 years of service with Nortek and are fully vested in the retirement benefits payable under this plan. The plan provides that, upon a change of control, each participant in the plan will be paid, immediately after the change of control, a lump sum payment equal to the actuarially determined present value of the benefits payable under the plan calculated at the time of the change of control as though retirement benefits had commenced on such date without reduction for early retirement. The recapitalization is considered a change of control under the plan and, accordingly, each of Messrs. Bready, Hall and Donnelly will receive payment of his benefits under the plan in the following approximate amounts, assuming the recapitalization closes on or after January 1, 2003: Mr. Bready, $73.4 million; Mr. Hall, $8.5 million and Mr. Donnelly, $3.1 million. Under the terms of the plan, Mr. Bready would have been entitled to receive approximately $70.6 million if he continued to be employed by Nortek through, and retired on or after, April 1, 2005. In addition, under the terms of the plan, Mr. Hall would have been entitled to receive approximately $8.1 million if he continued to be employed by Nortek through, and retired on or after, March 1, 2007. Nortek intends to satisfy $10.2 million of its obligation to Mr. Bready under this plan through the transfer to Mr. Bready of a life insurance policy with $10.2 million

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of cash surrender value. As of the date of this proxy statement, there are sufficient assets in the supplemental executive retirement plan trust to settle and pay all obligations under the plan due upon completion of the recapitalization, except for those obligations under the plan that are being satisfied through the surrender of the life insurance policy to Mr. Bready. Nortek will have no further obligations under the life insurance policy after it is transferred to Mr. Bready.

     If it is determined that any payment or benefit provided under the supplemental executive retirement plan is subject to the 20% excise tax imposed by Section 4999 of the Code, Nortek is required to make an additional lump-sum payment to the participants in the plan sufficient, after giving effect to all federal and state income taxes with respect to that payment, including any such excise tax on the payment, to restore the participant to the same after-tax position that he would have been in if the excise tax had not been imposed.

 EMPLOYMENT ARRANGEMENT FOR MR. BREADY

     Mr. Bready, who currently has an employment agreement with Nortek, dated as of February 26, 1997, as amended, has agreed to enter into a new employment agreement with Nortek that will become effective upon completion of the recapitalization.

     The new employment agreement has a five-year term, renewable for successive one-year terms unless Nortek provides Mr. Bready with written notice of its intent not to renew the agreement at least 90 days prior to the end of the original term or any successive term. The new employment agreement provides that during the employment term Mr. Bready will serve as Chairman and Chief Executive Officer of Nortek.

     The basic annual salary for Mr. Bready during the employment term will be not less than $1,068,767, which is his current salary, for the year ending December 31, 2002 and not less than $2,500,000 per year during the remainder of the employment term. Mr. Bready is eligible for cash performance bonus awards under the employment agreement to the extent Nortek achieves specific levels of EBITDA. The maximum amount of such performance award in any year is $5,000,000. Mr. Bready is entitled to receive all other benefits, including medical and dental insurance, generally available to executive personnel. In addition, Mr. Bready is entitled to reimbursement of the costs of automobile and private aircraft transportation for personal and business use consistent with his employment prior to the recapitalization.

     If the employment of Mr. Bready is terminated (1) without "cause," as defined in the employment agreement, (2) as a result of any notice not to renew his employment as described above or (3) as a result of his disability or death, or if Mr. Bready terminates his employment for "good reason," as defined in the employment agreement, Nortek is obligated to pay Mr. Bready, or, in the event of death, his estate or designated beneficiary, an annual severance and other benefits for the period equal to the longer of (1) one year from the date of such termination and (2) the remaining period of the original five-year employment term. The annual severance payment in all cases is equal to $1.75 million.

     If his employment is terminated for any reason, Mr. Bready has agreed not to compete with Nortek for various periods of time depending on the reason for such termination. In the event his employment is terminated without "cause" or as a result of disability, or if he terminates his employment for "good reason," Mr. Bready has agreed not to compete with Nortek for the duration of time in which he receives the severance payments described above. In the event his employment is terminated for "cause" or if he terminates his employment without "good reason," Mr. Bready has agreed not to compete for a period of one year from such termination.

     Nortek has agreed not to terminate and continue to pay premiums for, certain split-dollar life insurance policies maintained for Mr. Bready during the employment period and until the later of (1) the of end of the period, if any, during which Mr. Bready will be entitled to receive severance payments or
(2) the end of the period, if any, during which Mr. Bready will be obligated not to compete with Nortek.

     In 1997, Nortek made a ten-year loan to Mr. Bready in the amount of $3 million, repayable annually, in arrears, in installments of principal of $300,000 plus accrued interest. The interest on this loan accrues daily at the applicable federal long-term rate in effect on each day the loan is outstanding, determined in accordance with Section 1274 of the Code. Consistent with the terms of the prior employment agreement, the new employment agreement for Mr. Bready provides that the installment payment for any year is

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

deferred until operating earnings, as defined in the agreement, for the prior fiscal year has been determined. If Mr. Bready is an employee of Nortek on the date an installment payment is due and if operating earnings for the prior fiscal year are in excess of $35 million, then the installment payment and accrued interest for that year will be forgiven. The installment payments under the loan will also be forgiven if Mr. Bready is terminated without "cause," if he resigns for "good reason," or dies or is disabled during the term of the agreement. As of December 31, 2002, the outstanding principal balance of the loan will be $1.5 million and there will be accrued interest of approximately $100,843.

     According to the terms of his employment agreement, Nortek will grant Mr. Bready, upon the consummation of the recapitalization, (1) Class A options to purchase approximately 1.4% of the fully diluted equity of Nortek at the closing of the recapitalization and (2) Class B options to purchase approximately 2.9% of the fully diluted equity of Nortek at the closing of the recapitalization. Both the Class A options and Class B options are options to purchase shares of Class A Common Stock of Nortek, and have the vesting conditions as described below in "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization -- 2002 Stock Option Plan." These options are in addition to the options Mr. Bready will hold as part of the "roll over" of his current equity interest discussed above under "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization -- Equity Transactions in the Recapitalization."

     Subject to the limit referred to below in this paragraph, following the termination of employment of Mr. Bready for any reason, Nortek will provide, at no additional cost to Mr. Bready, lifetime medical coverage to Mr. Bready and his spouse and dependents. The lifetime medical coverage includes all medical and dental benefits provided to Mr. Bready as of the date of effectiveness of the recapitalization. In lieu of lifetime medical coverage, Mr. Bready may request a lump sum payment in an amount to be established by the board of directors as reasonably sufficient to provide such lifetime medical coverage. Nortek has also agreed to make payments to Mr. Bready to cover any and all state and federal income taxes that may be due as a result of the provision of lifetime medical coverage as described in the three preceding sentences. In no event will the reimbursement obligations of Nortek, exclusive of the tax gross-up obligations, to provide lifetime medical coverage under the employment agreement exceed $1 million in the aggregate during the lifetime of Mr. Bready and his spouse.

     If it is determined that any payment or benefit provided by Nortek to Mr. Bready under the employment agreement or any other agreement or plan is subject to the 20% excise tax imposed by Section 4999 of the Code, Nortek will make an additional lump-sum payment to Mr. Bready sufficient, after giving effect to all federal, state and other taxes and charges with respect to that payment, to restore him to the same after-tax position that he would have been in if the excise tax had not been imposed.

     Nortek has agreed to pay all costs and expenses incurred by Mr. Bready in connection with the negotiation of his employment agreement and any other agreements contemplated by the recapitalization and in connection with the enforcement of the employment agreement and will indemnify him against any damages, liabilities and expenses, including fees and expenses of counsel, incurred by him in connection with any litigation or threatened litigation, including any regulatory proceedings, arising out of the making, performance or enforcement of the employment agreement or the termination of the employment period.

 EMPLOYMENT ARRANGEMENTS FOR MESSRS. HALL AND DONNELLY

     Messrs. Hall and Donnelly have agreed to enter into employment agreements with Nortek on terms substantially similar to each other, except as otherwise noted below. Each of the employment agreements becomes effective upon the completion of the recapitalization and terminates upon termination of employment. The employment agreements provide that during their respective employment, Mr. Hall will serve as Vice President and Chief Financial Officer of Nortek and Mr. Donnelly will serve as Vice President and General Counsel of Nortek.

     The basic annual salary for Mr. Hall will not be less than $393,750, which is his current salary, subject to annual increases. The basic annual salary for Mr. Donnelly will not be less than $252,000, which is his current salary, subject to annual increases. Messrs. Hall and Donnelly are also eligible for incentive

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

compensation in each year of the employment period. For the fiscal year ending December 31, 2002, the incentive compensation for each person will be determined by the Chief Executive Officer of Nortek consistent with prior practices. In each other year, the incentive compensation will be in an amount recommended by the Chief Executive Officer and approved by the compensation committee of the board of directors. Messrs. Hall and Donnelly are entitled to receive all other benefits, including medical and dental insurance, generally available to executive personnel. Messrs. Hall and Donnelly are also entitled to reimbursement of the costs of automobile transportation for personal and business use consistent with their employment prior to the recapitalization.

     If employment is terminated (1) without "cause," as defined in the employment agreement, (2) by the employee for "good reason," as defined in the employment agreement, or (3) on account of the employee's death or disability, Nortek is obligated to pay the respective employee or his estate an annual severance for the period equal to the longer of (A) two years from the date of termination and (B) the period commencing on the termination date and ending on the third anniversary of the completion of the recapitalization. The annual severance payments for Messrs. Hall and Donnelly would be equal to their respective basic annual salaries as of the date of termination plus the highest amount of bonus or incentive compensation, exclusive of the Nortek, Inc. 1999 Equity Performance Plan, paid or payable in cash to such employee in any one of the three calendar years immediately prior to the completion of the recapitalization (or, if higher, the three calendar years immediately prior to such termination).

     If employment is terminated without "cause," as a result of disability, or by the employee for "good reason," each employee has agreed not to compete with Nortek for the period equal to the longer of (1) two years from the date of the termination and (2) the period commencing on the termination date and ending on the third anniversary of the completion of the recapitalization. In the event employment is terminated for "cause" or if the employee terminates his employment without "good reason," each of Messrs. Hall and Donnelly has agreed not to compete for a period of one year from such termination.

     According to the terms of their respective employment agreements, at the completion of the recapitalization, each of Messrs. Hall and Donnelly will be entitled to receive Class A options and Class B options under the 2002 Stock Option Plan of Nortek. The number of options to be granted will be determined prior to the closing of the recapitalization. Both the Class A options and Class B options are options to purchase shares of Class A Common Stock of Nortek and have the vesting conditions described below in "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization -- 2002 Stock Option Plan." These options are in addition to the options Messrs. Hall and Donnelly will hold as part of the "roll over" of their current equity interest discussed above under "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization -- Equity Transactions in the Recapitalization."

     Subject to the limit referred to below in this paragraph, Nortek will provide, at no additional cost to Messrs. Hall and Donnelly lifetime medical coverage for each such employee and his spouse and dependents beginning upon such employee's termination with employer. The lifetime medical coverage includes all medical and dental benefits provided to each such employee as of the date of effectiveness of the recapitalization. Each of Messrs. Hall and Donnelly shall become irrevocably entitled to 25% of his lifetime medical coverage on the first anniversary of the completion of the recapitalization and shall become irrevocably entitled to an additional 25% on each of the following three anniversaries of the completion of the recapitalization. If the employment of Messrs. Hall or Donnelly is terminated at any time (1) by Nortek for any reason other than a conviction of the employee of a crime involving theft, embezzlement, or fraud against the employer or a civil judgment involving fraud or misappropriation by the employee against the employer, (2) as a result of death, disability or a medical emergency in his immediate family, or (3) by the employee for "good reason," as defined in the employment agreement, the respective employee shall become irrevocably entitled to 100% of his lifetime medical coverage. In addition, the respective employee shall become irrevocably entitled to 100% of his lifetime medical coverage upon a change of control regardless of whether such employee is terminated. Following their termination of employment for any reason or in the event of a change of control, in lieu of lifetime medical coverage, Messrs. Hall and Donnelly may request a lump sum payment in an amount to be

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

established by the board of directors as reasonably sufficient to provide the percentage of lifetime medical coverage to which he has become irrevocably entitled. In no event will the reimbursement obligations of Nortek, exclusive of tax gross-up obligations, to provide lifetime medical coverage under the employment agreement exceed $1,000,000 in the aggregate during the lifetime of the employee and his spouse. Nortek has also agreed to make payments to Messrs. Hall and Donnelly to cover any and all state and federal income taxes that may be due as a result of the provision of lifetime medical coverage as described in this paragraph.

     If it is determined that any payment or benefit provided by Nortek to Messrs. Hall and Donnelly under their respective employment agreements or any other agreement or plan is subject to the excise tax imposed by Section 4999 of the Code, Nortek will make an additional lump-sum payment to Mr. Hall or Mr. Donnelly, as the case may be, sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to restore him to the same after-tax position that he would have been in if the excise tax had not been imposed.

     Nortek has agreed to pay all costs and expenses incurred by Messrs. Hall and Donnelly, as the case may be, in connection with the enforcement of their employment agreements and any other agreements contemplated by the recapitalization and will indemnify and hold each harmless from and against any damages, liabilities and expenses, including without limitation fees and expenses of counsel, incurred by each in connection with any litigation or threatened litigation, including any regulatory proceedings, arising out of the making, performance or enforcement of the employment agreement or the termination of the employment period.

  RETENTION PLAN

     Nortek previously established a retention plan for its executive officers, other than Mr. Bready. The plan provides that, in consideration of each employee agreeing not to voluntarily terminate his employment or service as a consultant if there is an attempted change of control, as that term is defined in the plan, of Nortek, the employee will be entitled to an immediate payment equal to 20% of his basic annual salary and, if the employee is terminated within the twenty-four month period following the change of control, including termination by reason of a material adverse change in the terms of employment as provided in the plan, the employee also will be entitled at the time of termination to severance pay for a period of twenty-four months following termination at an annual rate equal to his base salary plus the highest amount of bonus or incentive compensation paid or payable to him for any one of the three calendar years prior to the recapitalization (or, if higher, the three calendar years immediately prior to such termination), and to continued medical, life insurance and other benefits for the twenty-four month period, or payment of an amount equal to the cost of providing these benefits. Notwithstanding the foregoing, the terms of the employment agreements for Messrs. Hall and Donnelly, rather than the retention plan, govern their rights to any severance pay in the event of their termination of employment following the completion of the recapitalization.

     The recapitalization is a change of control for purposes of the retention plan. Accordingly, upon the completion of the recapitalization, Nortek will make immediate cash payments to participants in the retention plan in the following approximate amounts: Mr. Cooney, $42,000; Mr. Donnelly, $50,400; Mr. Hall, $78,750; and Mr. Ractliffe, $120,000.

  2002 STOCK OPTION PLAN

     Nortek will adopt a new stock option plan to be effective upon completion of the recapitalization. In addition to the rolled over options discussed above under "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization -- Equity Transactions in the Recapitalization," the plan provides for two other types of options: Class A options and Class B options. Both the Class A options and Class B options are options to purchase shares of Class A Common Stock of Nortek and have the vesting conditions as described below. It is expected that the management investors will be granted Class A options and Class B options under this plan upon completion of the recapitalization. The number of

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

options to be granted to the management investors, other than to Mr. Bready, will be determined prior to the closing of the recapitalization. The number of options to be granted to Mr. Bready is set forth above under "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization --Employment Arrangement for Mr. Bready."

     There will be available for grant under the 2002 Stock Option Plan as Class A options a number of shares of Class A Common Stock equal to approximately 4.3% of the fully diluted equity of Nortek immediately following the consummation of the recapitalization. The exercise price for the Class A options initially granted under the plan, including those referred to above in the description of the employment agreements of Messrs. Bready, Hall and Donnelly, will be $46.00 per share. The Class A options generally will become exercisable on a quarterly basis over a three-year period, although these options will become exercisable in full when the investors affiliated with Kelso have sold or disposed of at least 90% of their equity securities for cash or marketable securities. In addition, these options will become exercisable in full if any liquidity event relating to the Class B options results in the Class B options becoming exercisable in full as described below. The 2002 Stock Option Plan defines a liquidity event as the receipt of cash or marketable securities by the investors affiliated with Kelso in respect of their equity investment in Nortek.

     There will be available for grant under the 2002 Stock Option Plan as Class B options a number of shares of Class A Common Stock equal to approximately 8.7% of the fully diluted equity of Nortek immediately following the consummation of the recapitalization. The exercise price for Class B options initially granted under the plan, including those referred to above in the description of the employment agreements of Messrs. Bready, Hall and Donnelly, will be $46.00 per share. The Class B options will become exercisable upon liquidity events relating to the equity securities held by the investors affiliated with Kelso, but only if those investors receive at least a 17% internal rate of return through the liquidity events. Assuming this condition is satisfied, the Class B options become exercisable ratably beginning when those investors have received at least two times the amount of their investment through the liquidity events, with such options becoming exercisable in full when the investors have received four times the amount of their investment through the liquidity events.

     The options granted under the plan will expire on the earlier of the tenth anniversary of the date of grant or on the close of business on the date on which the investors affiliated with Kelso have sold or disposed of at least 90% of their equity securities for cash or marketable securities.

 DEFERRED COMPENSATION ARRANGEMENTS

     Since March 1983, Nortek has been a party to individual deferred compensation agreements with Messrs. Bready and Hall, under which Nortek will make 180 monthly payments commencing at age 65 to each of Messrs. Bready and Hall. The annual payments to Messrs. Bready and Hall will be, assuming retirement at age 65, $60,600 and $22,000, respectively. The deferred compensation agreements provide that, in the event of a change in control, the covered executive will be paid a lump sum payment equal to the present value of the unreduced benefit that would be payable to the executive upon retirement on or after age 65. Although the recapitalization would otherwise be a change in control for purposes of the deferred compensation agreements, Mr. Bready and Mr. Hall have each waived their right to receive the lump sum payment described above. Following the recapitalization, the deferred compensation agreements and all of the obligations of Nortek thereunder will remain in effect.

  STOCKHOLDERS' AGREEMENT AND RELATED ARRANGEMENTS

     The management investors, Nortek, affiliates of Kelso and other stockholders expect to enter into a stockholders' agreement that will set forth the terms of their relationship as stockholders following the completion of the recapitalization. Under that agreement, the management investors will have customary "tag-along" rights to participate on a pro rata basis with affiliates of Kelso in sales of equity securities. The stockholders' agreement will also provide that the management investors will be subject to customary "drag-along" rights, which will permit affiliates of Kelso to require the management investors to sell their

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

shares pro rata with these Kelso affiliates in a transaction involving a sale of at least 75% of the ownership by these Kelso affiliates.

     Following the recapitalization, the board of directors of Nortek will consist of five directors. The composition of the board of directors will be determined in accordance with the provisions of the certificate of incorporation and the stockholders' agreement as described under "Special Factors -- Post-Recapitalization Ownership and Control" beginning on page 20.

     The management investors will also be granted rights to have their shares registered for sale under the Securities Act of 1933 in some circumstances. Mr. Bready will also be party to a preemptive rights agreement that will provide him with the right to participate in any future equity financings of Nortek, subject to limited exceptions, in an amount necessary to permit Mr. Bready to maintain his fully diluted ownership interest in Nortek.

  INDEMNIFICATION AND INSURANCE

     The recapitalization agreement provides that from and after the recapitalization all rights to indemnification and all limitations on liability existing in favor of any officer and director as provided in the certificate of incorporation and by-laws of Nortek and each of its subsidiaries as currently in effect, in respect of any acts or omissions occurring prior to the recapitalization, will continue in full force and effect in accordance with their terms. The recapitalization agreement also provides that the certificate of incorporation and by-laws of Nortek following the recapitalization will, for a period of six years thereafter, contain provisions with respect to indemnification and limitations on liability identical to those set forth in the certificate of incorporation and by-laws of Nortek in effect as of the date of such agreement. These provisions may not be amended, repealed or modified in any manner that adversely affects the rights of the persons covered by such provisions in respect of acts or omissions occurring on or prior to the effectiveness of such amendment, repeal or modification, unless, and only to the extent, such amendment, repeal or modification is otherwise required by law or consented to by all such persons in writing.

     The recapitalization agreement also provides that all rights to indemnification and all limitations on liability existing in favor of any officer and director as provided in any agreement between such person and Nortek or any of its subsidiaries and in effect as of the date of the recapitalization agreement shall continue in full force and effect.

     In addition to the provisions of the two previous paragraphs, the recapitalization agreement also provides that for a period of six years after the recapitalization, Nortek, to the fullest extent permitted by law, will indemnify and hold harmless those individuals who were, on or prior to the recapitalization, officers and directors of Nortek or any of its subsidiaries against all losses, expenses, claims, fines, liabilities, damages, judgments or amounts paid in settlement in respect of any threatened, pending or completed claim, action, suit, proceeding or investigation, based on, or arising out of or relating to the fact that such person was an officer or director of Nortek or any of its subsidiaries or arising out of acts or omissions occurring on or prior to the recapitalization, other than acts or omissions which involve conduct known to such person at the time to constitute a material violation of law. Nortek is required to pay all expenses in advance of the final disposition of any such action or proceeding to each of those persons, to the fullest extent permitted under law, upon receipt from the person to whom expenses are advanced of an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

     The recapitalization agreement also provides that Nortek will maintain in effect, for not less than six years after the recapitalization, directors' and officers' liability insurance with respect to acts or omissions occurring on or prior to the recapitalization that is no less favorable, in respect of terms and amount of coverage, than the policy in effect on the date of the recapitalization agreement. However, Nortek shall not be required to incur an annual premium in excess of 300% of the last annual premium paid prior to the date of the recapitalization agreement in order to maintain or procure insurance in such amount and scope. If insurance in an amount and scope that is no less favorable than the existing insurance is not available for an annual premium that is not in excess of 300% of the last annual premium or if the annual premium for the insurance is increased to an amount in excess of 300% of the last annual premium, in each case during such six year period, Nortek will obtain insurance in an amount and scope as great as can be obtained for the remainder of such period for an annual premium not in excess, on an annualized basis, of 300% of the last annual premium.

  FEES AND OTHER BENEFITS FOR SPECIAL COMMITTEE MEMBERS

     Each member of the special committee, other than the chairman, has been paid a fee of $30,000 in connection with his service on the committee. Mr. Harris, the chairman of the special committee, has been paid a fee of $40,000 in connection with his service on the committee.

     The members of the special committee hold stock options to purchase 91,000 shares of common stock or special common stock, with a weighted average exercise price of $25.93 per share. As a result of the recapitalization, all of these options will be "cashed-out" in lump sum payments equal to the product of the number of shares of common stock or special common stock underlying the option and the amount by which $46.00 is greater than the per share exercise price of the option. Accordingly, Messrs. Harris, Cohen and Kelly will receive approximately $1.28 million, $274,000 and $274,000, respectively, in respect of their stock options in connection with the recapitalization. The members of the special committee do not hold any shares of common stock or special common stock.

FINANCIAL ADVISORY AGREEMENT

     Upon completion of the recapitalization, Nortek will (1) pay to Kelso and its designees a fee of $10.5 million and pay or reimburse Kelso and its designees for their expenses and (2) enter into a financial advisory agreement with Kelso with respect to services to be provided by Kelso or some of its related parties to Nortek in return for financial advisory fees to be paid annually to Kelso by Nortek. The amount of the financial advisory fee will be determined by Kelso, but will not exceed $1.5 million per year. The financial advisory agreement will include indemnification and expense reimbursement by Nortek of Kelso and other related parties with respect to the recapitalization, including with respect to the financing of the recapitalization and any services to be provided by Kelso or any related party to Nortek on a going-forward basis.

CONDUCT OF THE BUSINESS OF NORTEK IF THE RECAPITALIZATION IS NOT COMPLETED

     If the amendment to the certificate of incorporation is not approved or if the recapitalization is not completed for any other reason, it is expected that the business and operations of Nortek will continue to be conducted by its current management under the direction of its board of directors, substantially in the same manner as such operations are currently being conducted. No other transaction is currently being considered by Nortek as an alternative to the recapitalization.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material United States federal income tax considerations that are generally applicable to United States holders, as defined below, of common stock and/or special common stock of Nortek who will receive in the recapitalization cash redemption payments only. This discussion does not address the tax consequences of the recapitalization for United States holders who are management investors.

     You should be aware that this discussion does not address all federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances. In particular, this discussion does not address the tax consequences of the recapitalization to holders of common stock and/or special common stock who received their shares pursuant to the exercise of employee options or as compensation, who are financial institutions, insurance companies or dealers in securities, who are tax-exempt organizations, who are foreign persons, who are entities treated as partnerships for federal income tax purposes or other pass-through entities, who do not hold their shares as capital assets or who hold their shares as part of an integrated investment comprised of the shares and one or more other positions. This discussion also does not address the tax consequences of the recapitalization to any person under foreign, state or local tax laws.

     This discussion is based upon the provisions of the Code, the regulations promulgated under the Code, Internal Revenue Service rulings, and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. Any such changes or new interpretations could affect the accuracy of the statements and conclusions set forth below.

     No party to the recapitalization will seek a ruling from the Internal Revenue Service with respect to the federal income tax consequences discussed in this proxy statement and accordingly there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE CASH REDEMPTION PAYMENTS AND RELATED TRANSACTIONS.

     This discussion applies only to "United States holders." For purposes of this discussion, a "United States holder" means: a citizen or resident of the United States; a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any political subdivision of the United States; an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or a trust, if a United States court can exercise primary supervision over its administration and one or more United States persons are authorized to control all of its substantial decisions.

     The receipt by a United States holder of a cash redemption payment in the recapitalization will be a taxable event for United States federal income tax purposes. Unless there are special circumstances, a United States holder will recognize capital gain or loss equal to the difference between the amount of cash such holder receives in the recapitalization and such holder's adjusted tax basis in the common stock and/or special common stock surrendered in the recapitalization. This gain or loss will be long-term capital gain or loss if the holding period of the United States holder for such stock exceeds one year as of the date of the cash redemption payment. There are certain limitations that apply to the deductibility of capital losses by United States holders and therefore United States holders should consult their tax advisors concerning these determinations.

     If a United States holder of common stock or special common stock is treated under Section 318 of the Code as constructively owning capital stock of Nortek after the recapitalization by reason of such holder's relationships to stockholders of Nortek after the recapitalization, the cash redemption payment received by such holder could be characterized under Section 301 of the Code as a dividend and could be taxed at ordinary income rates. Accordingly, United States holders should consult their tax advisors concerning these determinations.

     Under certain circumstances, United States holders of shares of common stock and/or special common stock may be subject to backup withholding at a 30% rate with respect to the amount of cash received in the recapitalization, unless the holder provides proof of an applicable exemption or a correct taxpayer identification number on the attached substitute Form W-9 and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

STATUTORY APPRAISAL RIGHTS

     The General Corporation Law of the State of Delaware does not grant stockholders statutory appraisal rights with respect to the approval of an amendment to a corporation's certificate of incorporation to effect a reclassification. Accordingly, the stockholders of Nortek will not have statutory appraisal rights with respect to the recapitalization.

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

REGULATORY MATTERS

     Under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, the recapitalization cannot be completed until notifications have been given, certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. The required notification and report forms under the Hart-Scott-Rodino Act have been filed with the Federal Trade Commission and the Antitrust Division and we have received early termination of the waiting period.

     In addition, state antitrust authorities and private parties in some circumstances may bring legal action under the antitrust laws seeking to enjoin the recapitalization or seeking to impose conditions on it. Nortek and affiliates of Kelso also conduct business in foreign countries. The parties do not believe that any antitrust filings are required in any other jurisdiction prior to the completion of the recapitalization but will make any such filing if it is subsequently determined that one is required.

POTENTIAL FRAUDULENT CONVEYANCE CHALLENGE TO THE RECAPITALIZATION

     The distribution of cash and cash equivalents on hand at Nortek, Inc. to Nortek Holdings, Inc. to fund, in part, the redemption payment to stockholders of $46.00 per share in cash and the cash payment to holders of existing stock options to "cash-out" those options, each a part of the recapitalization, may be subject to review under federal bankruptcy law and relevant state fraudulent conveyance laws if a bankruptcy case is commenced by or against Nortek Holdings, Inc. or Nortek, Inc., or a lawsuit or receivership proceeding is commenced by or on behalf of unpaid creditors of Nortek Holdings, Inc. or Nortek, Inc. Under these laws, if a court were to find, at the time of the recapitalization and the related financings:

     - that the dividend, the redemption payment or the option payment, by themselves or in conjunction with the indebtedness to be incurred by Nortek, Inc. as part of the recapitalization, was made with the intent of hindering, delaying or defrauding current or future creditors;

     - that either Nortek Holdings, Inc. or Nortek, Inc. was insolvent or was rendered insolvent by reason of any payments made as part of the recapitalization or the related financings;

     - that Nortek Holdings, Inc. or Nortek, Inc. was engaged, or was about to engage, in businesses or transactions for which its assets constituted unreasonably small capital; or

     - that Nortek Holdings, Inc. or Nortek, Inc. intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured,

then such court could permit the bankruptcy trustee, debtor in possession or unpaid creditors to rescind the redemption and option payments and recover such payments from the persons who received them.

     A condition to the closing of the recapitalization is that the appraisal firm of Murray, Devine & Company delivers to the special committee, K Holdings and, if requested, any lender under the bridge loan facility, an opinion stating that, immediately after the effective time of the amendment to the certificate of incorporation, each of Nortek Holdings, Inc. and Nortek, Inc. will not be insolvent, will have assets sufficient to pay its debts and will not have unreasonably small capital with which to engage in its business.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. There can be no assurance as to what standards a court would use to determine whether Nortek Holdings, Inc. or Nortek, Inc. was solvent at the relevant time. However, Nortek Holdings, Inc. or Nortek, Inc. would be considered insolvent if either (1) the sum of such entity's liabilities, including contingent liabilities, is greater than its assets, at a fair valuation, or (2) the present fair saleable value of such entity's assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

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

ESTIMATED FEES AND EXPENSES

     The fees and expenses incurred and to be incurred by Nortek and Kelso in connection with the recapitalization and the related transactions are estimated as follows:

Advisory Fees and Expenses(1)...............................  $27,550,000
Financing and Commitment Fees(2)............................  $ 4,700,000
Professional Fees(3)........................................  $ 7,750,000
Filing Fees(4)..............................................  $   171,000
Printing, Mailing and Proxy Solicitation Costs..............  $   250,000
Miscellaneous...............................................  $ 2,579,000
                                                              -----------
  Total.....................................................  $43,000,000
                                                              ===========

---------------

(1) This amount includes the fees and expenses of Morgan Stanley, Kelso, Murray Devine, Daroth Capital and other advisory and consulting fees and expenses.

(2) This amount includes fees and expenses of UBS.

(3) This amount includes estimated fees and expenses of respective legal counsel for Nortek, the special committee, the management investors, Kelso and UBS, as well as estimated accounting fees for Nortek and Kelso.

(4) This amount includes fees and expenses related to the Hart-Scott-Rodino Act and filings with the Securities and Exchange Commission for the proxy statement.

ANTICIPATED ACCOUNTING TREATMENT

     The recapitalization is intended to be accounted for as a purchase under generally accepted accounting principles. Accordingly, it is expected that the basis of Nortek in its assets and liabilities will be adjusted to fair market value upon completion of the recapitalization, including the establishment of additional goodwill.

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

                         THE RECAPITALIZATION AGREEMENT

     The following is a summary of the material terms of the recapitalization agreement. This summary is qualified in its entirety by reference to the recapitalization agreement, as amended, a copy of which is attached to this proxy statement, as Annex A and incorporated into this document by reference. The following description may not contain all the information that is important to you. We encourage you to read the recapitalization agreement carefully and in its entirety because it, not this proxy statement, is the legal document that governs the recapitalization.

     The structure of the recapitalization is described in the section entitled "Special Factors -- Structure of the Recapitalization."

REPRESENTATIONS AND WARRANTIES

     The agreement contains representations and warranties of each of Nortek and K Holdings as to, among other things:

     - the corporate entity itself, including: corporate existence, power and good standing of it and its subsidiaries; corporate power and authority to execute, deliver and perform the recapitalization agreement and to complete its obligations under the recapitalization agreement; its capitalization; and the possession of all material governmental licenses, permits, authorizations and approvals required to carry on its business; and

     - the absence of any conflict between the recapitalization agreement and its certificate of incorporation and by-laws, any provision of law or any of its material contracts and the absence of any required governmental filings or approvals other than as explicitly provided for in the recapitalization agreement.

     The recapitalization agreement also contains additional representations and warranties of Nortek as to, among other things:

     - the required vote of stockholders of Nortek to approve the amendment to the certificate of incorporation that is required to effect the recapitalization;

     - the operation and capitalization of each of its subsidiaries, including the ownership of those subsidiaries;

     - its compliance with the filing requirements of the Securities and Exchange Commission and the accuracy of the financial statements and other information contained within those filings;

     - the absence of any material undisclosed liabilities, other than in the ordinary course of business since December 31, 2001, and the absence of material changes since December 31, 2001;

     - the payment by Nortek of all taxes due and the filing of all material tax returns required to be filed, the absence of any proceedings with respect to tax matters and the tax filing status of Nortek and its subsidiaries;

     - the employee benefit plans of Nortek, including funding obligations and any liabilities associated with such obligations, any other agreements with its employees, and relationships with employees;

     - environmental matters and compliance with environmental laws;

     - the absence of material litigation, except as previously disclosed in filings with the Securities and Exchange Commission or other than as explicitly disclosed in the recapitalization agreement, and compliance with applicable laws;

     - the ownership and right of Nortek and each of its subsidiaries to use all intellectual property material to its business other than as explicitly disclosed in the recapitalization agreement;

     - the absence of any defaults in the performance, observance or fulfillment of any material contract of Nortek or any of its subsidiaries;

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

     - the absence of any indebtedness other than as disclosed in the financial statements of Nortek or in the recapitalization agreement;

     - the interests in real property, whether owned or leased, used by Nortek or any of its subsidiaries in the operation of its business, the absence of liens or restrictions upon such real property, the validity of leasehold interests, if any, and the condition of the real property;

     - the operations of Nortek;

     - the opinion of the financial advisor to the special committee;

     - the debt financing commitments arranged by Nortek;

     - the absence of any fees owed to brokers or dealers in connection with the recapitalization, other than as disclosed in the recapitalization agreement; and

     - the adoption by Nortek of an amendment to its rights agreement to prevent the recapitalization from triggering the rights agreement.

     The agreement also contains additional representations and warranties of K Holdings as to, among other things:

     - the accuracy of the information to be provided by K Holdings in connection with any filings with the Securities and Exchange Commission and the absence of any previous business conduct by, or liabilities of, K Holdings;

     - the equity and debt financing commitments arranged by K Holdings; and

     The representations and warranties in the recapitalization agreement do not survive the effective time of the amendment to the certificate of incorporation.

CONDUCT OF NORTEK BUSINESS

     Until the effective time of the amendment to the certificate of incorporation, Nortek and its subsidiaries have agreed, except as contemplated or permitted by the recapitalization agreement or the senior secured bank facility with Fleet or as otherwise required by law, to conduct their respective businesses in the usual, regular and ordinary course, consistent with past practice. Nortek and its subsidiaries have agreed to use reasonable best efforts to preserve substantially intact their present lines of business, maintain their rights and franchises and preserve substantially intact their relationships with customers, suppliers and others and keep available the services of their present officers and employees.

     Until the effective time of the amendment to the certificate of incorporation, subject to limited exceptions or as otherwise permitted by the recapitalization agreement or required by law, Nortek has agreed not to, and not to permit any of subsidiaries to, without the consent of K Holdings:

     - enter into any new material line of business or make any capital expenditures other than (a) those set forth in or funded by the capital expenditure budget plan delivered to K Holdings and (b) capital expenditures not in excess of the aggregate amount not already expended in the capital expenditure budget plan for the current fiscal year delivered to K Holdings, plus an additional $500,000 in the aggregate;

     - declare, set aside or pay any dividend or other distribution with respect to any outstanding shares of capital stock; split, combine or reclassify its outstanding shares of capital stock or issue any securities in respect of, in lieu of, or in substitution for, outstanding shares of any capital stock; or repurchase, redeem or otherwise acquire any outstanding shares of capital stock;

     - issue, deliver or sell any shares of its capital stock or any debt securities with voting rights on any matters on which stockholders may vote or securities convertible or exchangeable for, or any rights, warrants or options to acquire, any shares of capital stock or such voting debt securities;

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

     - amend its certificate of incorporation or by-laws or any material term of any of its outstanding securities;

     - acquire another business or entity or make loans, advances or capital contributions to, or investments in, any person or entity other than acquisitions for cash in an aggregate amount not to exceed $1 million and which do not make it materially more difficult to obtain regulatory approvals;

     - dispose of, transfer or divest any assets, business or divisions, including the dispositions of any of the capital stock of any subsidiary, other than dispositions of assets the fair market value of which does not exceed $1 million;

     - create, assume or otherwise incur any lien or similar restriction on the transfer on any of its assets; or create, incur or assume indebtedness other than: (a) existing indebtedness and additional indebtedness not to exceed at any time $1 million; (b) indebtedness incurred under the debt financing facilities arranged in connection with the recapitalization; and (c) certain indebtedness of foreign subsidiaries not to exceed at any time the outstanding balance of such indebtedness on March 31, 2002, plus $5 million;

     - relinquish, waive or release any material contractual or other right or claim; or settle any material action; or knowingly dispose of, or permit to lapse, any material right in any intellectual property; or knowingly disclose to any person or entity, other than employees, material trade secrets, process or know-how not a matter of public knowledge;

     - except as required by law or to satisfy existing employment arrangements and except for new stock grants permitted under the recapitalization agreement: (a) pay or commit to pay any severance or termination pay to any director, officer or employee other than as required under an employee benefit arrangement; (b) enter into any employment, deferred compensation, consulting, severance or other similar agreement, or any amendment to any such agreement, with any director, officer or employee;
       (c) increase or commit to increase any employee benefits payable to any director, officer or employee; or (d) adopt or commit to adopt any additional employee benefit plan or (e) make any contribution, other than regularly scheduled contributions and required contributions, to any employee benefit plan or amend or extend or commit to amend or extend any employee benefit plan;

     - change in any material respects accounting methods, principles or practices, or change its fiscal year, or make or rescind any material tax elections or settle any tax audit, examination, litigation, proceeding, or other tax-related matter, or make any change to its method of reporting income, deductions or other tax items;

     - enter into any non-competition agreements;

     - except in connection with the termination of the recapitalization agreement, redeem the rights under the rights plan of Nortek or amend, modify or terminate the rights plan other than to delay the date that rights are separately distributed or to render the rights plan inapplicable to the execution, delivery and performance of the recapitalization agreement;

     - permit the rights under the rights plan of Nortek to become non-redeemable at the current redemption price or take any action that would allow any third party other than K Holdings to acquire beneficial ownership of 17% or more of the outstanding shares of common stock and special common stock without causing the rights to be separately distributed under the rights plan or otherwise render the rights plan inapplicable to any such transaction; or

     - alter the corporate structure or ownership of Nortek.

NON-SOLICITATION OF COMPETING ACQUISITION PROPOSALS

     From the date of the recapitalization agreement until the effective time of the amendment to the certificate of incorporation, unless the recapitalization agreement is terminated earlier in accordance with

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

its terms, Nortek has agreed not to, whether directly or indirectly through advisors, agents or intermediaries, and to cause its and its subsidiaries' respective officers, directors, advisors or other intermediaries not to, directly or indirectly:

     - solicit, initiate, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, an "acquisition proposal," which is defined to mean any offer or proposal regarding a merger, consolidation, share exchange, recapitalization, reclassification, liquidation or other business combination involving Nortek or any of its material subsidiaries or the acquisition or purchase of 30% or more of any class of equity securities of Nortek or any of its material subsidiaries, or any tender offer, including self tenders, or exchange offer or stock purchase, including any repurchase by Nortek, that if consummated would result in any person beneficially owning 30% or more of any class of equity securities of Nortek or any of its material subsidiaries, or a substantial portion of the assets of, Nortek or any of its subsidiaries, taken as a whole, other than the transactions contemplated by the recapitalization agreement;

     - participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Nortek or its subsidiaries or afford access to the properties, books or records of Nortek or its subsidiaries to, any person or entity that has made or is contemplating making an acquisition proposal;

     - accept an acquisition proposal; or

     - enter into any agreement or agreement in principle (other than an acceptable confidentiality agreement) providing for or relating to an acquisition proposal or enter into any agreement or agreement in principle requiring Nortek to abandon, terminate or fail to consummate the recapitalization or any of the transactions contemplated by the recapitalization agreement.

     Notwithstanding the foregoing, at any time prior to the special meeting to approve the amendment to the certificate of incorporation, Nortek may, in response to an unsolicited bona fide written proposal from a third party, subject to the satisfaction of conditions, take any of the actions described in the second bullet point above if the board of directors determines in good faith:

     - based on matters it deems relevant, including the advice of its financial advisor, that the alternative acquisition proposal is reasonably likely to result in a superior proposal by the person making such acquisition proposal; and

     - based on matters it deems relevant, including the advice of its outside counsel, that the failure to engage in such negotiations or discussion or to furnish such information would result in a breach of its fiduciary duties under applicable law.

In the event that Nortek provides a third party with access to information regarding Nortek, such individual or entity must first execute an appropriate confidentiality agreement with terms no less restrictive than those contained in the confidentiality agreement entered into with Kelso. Nortek will keep K Holdings reasonably informed of the status of any acquisition proposal with a third party, including the identity of the parties and the price involved.

     The recapitalization agreement defines a "superior proposal" as a proposal made by a third party to enter into:

     - a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Nortek as a result of which either (a) the stockholders of Nortek prior to such transaction (by virtue of their ownership of shares) in the aggregate cease to own at least 50% of the voting securities, determined on the basis of one vote rather than ten votes for each share of special common stock, of the surviving or resulting entity or ultimate parent entity thereof or (b) the individuals comprising the board of directors of Nortek prior to such transaction do not constitute a majority of the board of directors of Nortek or any ultimate parent entity following the transaction; or

     - a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of Nortek and its subsidiaries, taken as a whole, in one or more related transactions; or

     - the acquisition, directly or indirectly, by an individual or entity of beneficial ownership of 50% or more of the common stock or special common stock, whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise;

and, in each case, on terms that the board of directors concludes in good faith, based upon such factors as it deems relevant, including the advice of its financial advisors and outside counsel:

     - would, if consummated, result in a transaction that is more favorable to the stockholders of Nortek, from a financial point of view, than the recapitalization;

     - is with a person that has the necessary funds to consummate the proposed transaction or has the necessary financing reasonably available to it with respect thereto; and

     - is reasonably capable of being completed.

PROXY MATERIAL

     Nortek and K Holdings have agreed to update this proxy statement and any other filings to be made in connection with the recapitalization to the extent necessary to correct any untrue statement of a material fact or omission of a material fact required to make any statements in this proxy statement or other filings not misleading. The board of directors of Nortek has agreed to recommend approval of the recapitalization, including the amendment to the certificate of incorporation, by the stockholders. However, the board of directors may determine not to make or to withdraw any such recommendation or to modify or change its recommendation or otherwise not to solicit proxies in favor of the recapitalization if it believes in good faith, based on such matters as it deems relevant, including the advice of outside counsel, that it has received a superior proposal and that such action is necessary in order for it to act in a manner consistent with its fiduciary duties under applicable law. The recapitalization agreement does not provide for the possibility that Nortek might solicit a new stockholder vote after the special meeting has been held.

FILINGS AND OTHER ACTIONS

     The recapitalization agreement provides that Nortek and K Holdings will, if required by applicable law, promptly make their respective filings and thereafter make any other required submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the European Community Merger Regulation, or any other applicable foreign antitrust, competition or foreign investment laws, with respect to the recapitalization and the transactions contemplated by the recapitalization agreement. The required notification and report forms under the Hart-Scott-Rodino Act have been filed with the Federal Trade Commission and the Antitrust Division and we have received early termination of the waiting period.

     Nortek and K Holdings also have agreed to use reasonable best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to complete and make effective the transactions contemplated by the recapitalization agreement, including obtaining all necessary waivers and consents to effect any necessary registrations and filings.

ACCESS TO INFORMATION

     Nortek has agreed that it will give K Holdings, its potential financing sources and their respective representatives reasonable access to the books and records and other information concerning the business of Nortek and otherwise make available its employees, counsel and financial advisors.

PUBLIC ANNOUNCEMENTS

     Each of Nortek and K Holdings has agreed that it will not, without the approval of the other party, issue any press release or other public announcement with respect to the recapitalization agreement or the recapitalization, except as and to the extent required by applicable law or the New York Stock Exchange.

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

EMPLOYEE MATTERS

     Nortek has agreed to honor in accordance with their terms employee agreements and arrangements expressly described in the recapitalization agreement. Nortek and K Holdings have agreed, for a period of one year following the effective time of the amendment to the certificate of incorporation and subject to the terms and conditions in the recapitalization agreement, generally to provide employee benefits to the employees of Nortek that are substantially similar in the aggregate to those provided to such employees immediately prior to the effective time of the amendment to the certificate of incorporation.

INDEMNIFICATION; OFFICERS' AND DIRECTORS' INSURANCE

     Nortek and K Holdings have agreed to specific terms and conditions relating to rights to indemnification and limitations on liability existing in favor of the officers and directors of Nortek and its subsidiaries, as well as with respect to liability insurance. These arrangements are described more fully in "Special Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization -- Indemnification and Insurance."

SOLVENCY LETTER

     The appraisal firm of Murray, Devine & Company has been engaged, at the expense of Nortek, to deliver an opinion to the special committee, K Holdings and, if requested, any lender under the bridge loan facility, indicating that immediately after the effective time of the amendment to the certificate of incorporation that is required to effect the recapitalization, and after giving effect to the recapitalization, each of Nortek Holdings, Inc. and Nortek, Inc. will not be insolvent, will have assets sufficient to pay its debts and will not have unreasonably small capital with which to engage in its business.

PRINCIPAL CONDITIONS TO THE COMPLETION OF THE RECAPITALIZATION AGREEMENT

     The respective obligations of Nortek and K Holdings to complete the recapitalization are subject to the satisfaction, on or prior to the closing of the recapitalization, of the following conditions:

     - the amendment to the certificate of incorporation receiving the requisite approval of stockholders under the General Corporation Law of the State of Delaware;

     - the affirmative vote of the holders of a majority of the outstanding shares of common stock not held by the management investors approving the amendment to the certificate of incorporation;

     - the expiration or early termination of the waiting period under the Hart-Scott-Rodino Act and the receipt of all approvals or authorizations required under the European Commission Merger Regulations; the compliance with all foreign laws regulating competition, antitrust, investment or exchange controls; the receipt of all material consents and approvals and completion of all material actions with respect to, filings with, and notices to governmental entities required of K Holdings or Nortek in connection with the recapitalization;

     - the absence of any judgment, injunction, order, decree, statute, law, rule or regulation prohibiting the completion of the recapitalization; and

     - the receipt of the solvency opinion of Murray Devine or a comparable opinion from another appraisal firm in form and substance reasonably satisfactory to Nortek, the special committee and K Holdings.

     The obligation of Nortek to complete the recapitalization is subject to the satisfaction, on or prior to the closing of the recapitalization, of the following additional conditions:

     - the representations and warranties of K Holdings, other than those representations and warranties relating to the debt financing commitments arranged by K Holdings, being true and correct in all respects when made and as of the closing of the recapitalization (or, to the extent that such representations and warranties speak as of a specified date, as of such specified date only), without giving effect to any materiality qualifications contained in such representations and warranties except where the failure of all such representations and warranties to be true and correct in the aggregate would not have a material adverse effect. However, certain representations and warranties relating to corporate existence, power and good standing; corporate power and authority to execute, deliver and perform the recapitalization agreement and to complete obligations under the recapitalization agreement; capitalization; and equity financing commitments arranged by K Holdings must be true and correct in all respects as of the closing of the recapitalization (or, to the extent that such representations and warranties speak as of a specified date, as of such specified date only). The recapitalization agreement defines a "material adverse effect" in relation to K Holdings as a material adverse effect on:

      - the condition, financial or otherwise, business, assets, liabilities, prospects or results of operations of K Holdings and its subsidiaries, taken as whole (in each case, without giving effect to its ownership of Nortek and its subsidiaries after the recapitalization) other than, any event, change, circumstance or effect resulting from, or relating to (x) the economy or financial markets in general, or (y) in general the industries in which K Holdings and its subsidiaries operate and not specifically relating to, or having a materially disproportionate effect, relative to the effect on other similar companies, on, K Holdings and its subsidiaries, taken as a whole; or

      - the ability of K Holdings and its subsidiaries to consummate the recapitalization;

     - K Holdings having performed in all material respects its agreements and covenants contained in or contemplated by the recapitalization agreement that are required to be performed by it at or prior to the closing of the recapitalization;

     - the absence of any suit, action or proceeding by any governmental entity against Nortek or any of its affiliates, associates, officers or directors seeking to impose liability on any of the foregoing in connection with the recapitalization or seeking damages from any of the foregoing in connection with the recapitalization;

     - K Holdings being prepared to purchase, immediately following the effective time of the amendment to the certificate of incorporation, the shares of Series B Preference Stock that it is required to purchase from Nortek and the management investors under the recapitalization agreement and the related exchange agreements;

     - the receipt of a certificate signed by the chief executive officer of K Holdings, dated as of the closing date, to the effect that, assuming the occurrence of the dividend described in the immediately following bullet point, K Holdings has sufficient funds to effect the purchases described in the immediately preceding bullet point, to "cash-out" the existing stock options that are not being exchanged by the management investors and to pay the aggregate consideration required to redeem all of the shares of Class B Common Stock held by public stockholders; and

     - Nortek, Inc. having available funds to dividend to Nortek Holdings, Inc., which, when added to the funds paid by K Holdings as described in the second preceding bullet point, will be sufficient to "cash-out" the existing stock options that are not being exchanged by the management investors and to pay the aggregate consideration required to redeem all the shares of Class B Common Stock held by public stockholders, and the absence of any legal or other impediment to such dividend.

     The obligation of K Holdings to complete the recapitalization is subject to the satisfaction, on or prior to the closing of the recapitalization, of the following additional conditions:

     - the representations and warranties of Nortek being true and correct in all respects when made and as of the closing of the recapitalization (or, to the extent that such representations and warranties speak as of a specified date, as of such specified date only), without giving effect to any materiality qualifications contained in such representations and warranties except where the failure of all such representations and warranties to be true and correct in the aggregate would not have a material adverse effect. However, certain representations and warranties relating to corporate existence, power and good standing; corporate power and authority to execute, deliver and perform the recapitalization agreement and to complete obligations under the recapitalization agreement; capitalization; material litigation; indebtedness; and labor relations must be true and correct in all respects as of the closing of the recapitalization (or, to the extent that such representations and warranties speak as of a specified date, as of such specified date only). The recapitalization agreement defines a "material adverse effect" in relation to Nortek as a material adverse effect on:

      - the condition, financial or otherwise, business, assets, liabilities, prospects or results of operations of Nortek and its subsidiaries, taken as whole, in each case, including after the effective time, other than any event, change or effect resulting from, or relating to (x) the economy or financial markets in general, or (y) in general the industries in which Nortek and its subsidiaries operate and not specifically relating to, or having a materially disproportionate effect, relative to the effect on other similar companies, on, Nortek and its subsidiaries, taken as a whole, or

      - the ability of Nortek and its subsidiaries to consummate the recapitalization;

     - Nortek having performed in all material respects its agreements and covenants contained in or contemplated by the recapitalization agreement that are required to be performed by it at or prior to the closing of the recapitalization;

     - the absence of any suit, action or proceeding by any governmental entity against K Holdings, Nortek or any of their respective affiliates, partners, associates, officers or directors seeking: (a) to prevent or delay the recapitalization; (b) material damages from any of the foregoing entities or persons in connection with the recapitalization;
       (c) any other remedy that would have a material adverse effect on K Holdings or Nortek; or (d) to impose liability on any of the foregoing entities or person in connection with the recapitalization;

     - Mr. Bready (a) having exchanged 258,150 shares of common stock and 373,182 shares of special common stock for 631,332 shares of Series B Preference Stock and (b) being prepared to exchange 1,398,849 existing stock options for 1,398,849 new stock options to purchase Class A Common Stock of Nortek;

     - the affiliates of Kelso and the management investors having entered into the stockholders' agreement described above under "Special
       Factors -- Interests of Nortek Directors, Officers and Affiliates in the Recapitalization -- Stockholders' Agreement and Related Arrangements" beginning on page 54;

     - Nortek having available financing, on terms no less favorable than the existing commitments;

     - Nortek, Inc. having available funds to dividend to Nortek Holdings, Inc., which, when added to the funds paid by K Holdings for the shares of Series B Preference Stock to be purchased by K Holdings from Nortek, will be sufficient to "cash-out" the existing stock options that are not being exchanged by the management investors and to pay the aggregate consideration required to redeem all the shares of Class B Common Stock held by stockholders, and the absence of any legal or other impediment to such dividend;

     - receipt of valid resignations, effective immediately following the redemption of the outstanding shares of Class B Common Stock, of each director of Nortek other than Mr. Richard L. Bready and the election of those directors contemplated by the provisions of the stockholders' agreement;

     - Nortek being prepared to effect, immediately following the effective time of the amendment to the certificate of incorporation: (a) the sale of shares of Series B Preference Stock to K Holdings; (b) the dividend by Nortek, Inc. to Nortek Holdings, Inc., (c) the redemption of the outstanding shares of Class B Common Stock and (d) the conversion of shares of Series B Preference Stock held by the management investors into shares of Class A Common Stock; and

     - Nortek, Inc. having available funds, on terms no less favorable than the existing commitments, sufficient to refinance the outstanding credit facility of its subsidiary, Ply Gem Industries, Inc., to pay any fees and expenses in connection with the recapitalization and to fund working capital requirements. On July 25, 2002, Nortek, Inc. entered into a definitive senior secured credit facility with Fleet to provide funding for these purposes.

TERMINATION

     The recapitalization agreement may be terminated at any time prior to the closing of the recapitalization by (a) the board of directors in the case of K Holdings and (b) the special committee in the case of Nortek, and except as described below, whether before or after approval of the amendment to the certificate of incorporation:

     - by the mutual written consent of Nortek and K Holdings;

     - by either Nortek or K Holdings if:

      - the closing of the transactions contemplated by the recapitalization agreement has not occurred on or before January 31, 2003 or such later date (not to exceed March 15, 2003) to which the bridge facility commitment letter (or, if applicable, definitive financing agreements in respect thereof) is extended, as the same may be extended under the recapitalization agreement. However, this right to terminate is not available to any party whose failure to fulfill any obligation under the recapitalization agreement has been the cause of, or resulted in, the failure of the closing to occur on or before such date;

      - a governmental entity issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the recapitalization and such order, decree, ruling or other action becomes final and non-appealable; or

      - the approval of the stockholders of Nortek required for the consummation of the recapitalization shall not have been obtained by reason of the failure to obtain the approval of the reclassification, as required under the General Corporation Law of the State of Delaware and the recapitalization agreement, upon the taking of such votes at a duly held special meeting of stockholders of Nortek;

     - by K Holdings, if the board of directors of Nortek, prior to obtaining approval of the amendment to the certificate of incorporation:

      - approves or recommends an alternative acquisition proposal or resolves to take, or announces an intention to take, any such action;

      - within 20 business days of any public disclosure of an alternative acquisition proposal, other than a tender or exchange offer referred to below, fails to recommend against or reject such proposal; or

      - recommends acceptance of (or indicates or announces that it is unable to take a position, will remain neutral or expresses no opinion with respect to) or, within 18 business days after commencement thereof, fails to recommend against or reject, a tender or exchange offer for 25% or more of the outstanding shares of Nortek, or resolves to take, or announces an intention to take, any such action;

     - by K Holdings, if the board of directors of Nortek determines not to make, withdraws, modifies or changes its recommendation to the stockholders of Nortek to approve the amendment to the certificate of incorporation, or otherwise takes any action or makes any statement in connection with the special meeting of stockholders that is materially inconsistent with its recommendation to the stockholders of Nortek to approve the amendment to the certificate of incorporation, or otherwise resolves to take such action, whether or not any such action is in violation of the recapitalization agreement;

     - by Nortek, if K Holdings intentionally breaches any representation, warranty, covenant or agreement contained in the recapitalization agreement that gives rise to the failure of a closing condition to the obligations of Nortek and which breach has not been cured, or is not capable of being cured, within 15 business days following receipt by K Holdings of written notice of such breach;

     - by K Holdings, if Nortek intentionally breaches any representation, warranty, covenant or agreement contained in the recapitalization agreement that gives rise to the failure of a closing condition to the obligations of K Holdings, and which breach has not been cured, or is not capable of being cured, within 15 business days following receipt by Nortek of written notice of such breach; or

     - by Nortek, in order to recommend, approve or accept a superior proposal; provided, however, that prior to such termination, (a) Nortek notifies K Holdings in writing that it intends to terminate on this basis, with such notice specifying the material terms and conditions of such superior proposal and identifying the person making such superior proposal and (b) if K Holdings, within the 72-hour period immediately following delivery of such written notice, proposes in writing to Nortek changes or supplements to the terms and conditions of the recapitalization agreement with a view to causing such terms to be at least as favorable to the stockholders of Nortek as the terms of the superior proposal, the special committee will in good faith consider such proposal from K Holdings, taking into account such factors as it in good faith deems relevant.

     If the recapitalization agreement is terminated, it will become void and neither Nortek nor K Holdings will have any liability other than obligations to pay any fee and expenses discussed below in "The Recapitalization
Agreement -- Fees and Expenses," if applicable. However, no such termination will relieve any party of any liability or damages arising out such party's willful breach of the recapitalization agreement.

FEES AND EXPENSES

     Nortek must pay Kelso a termination fee of $16,500,000 and reimburse Kelso for all transaction-related out-of-pocket expenses of Kelso and K Holdings, not to exceed $7,500,000, except as described below, if the recapitalization agreement is terminated under the following circumstances:

     - if Nortek terminates the recapitalization agreement in order to recommend, approve or accept a superior proposal, as described above in the last bullet point under the heading "The Recapitalization
       Agreement -- Termination;"

     - if K Holdings terminates the recapitalization agreement because the board of directors of Nortek, prior to obtaining the approval of the amendment to the certificate of incorporation by its stockholders, (a) approves or recommends an alternative acquisition proposal or resolves to take, or announces an intention to take, any such action; or (b) within 20 business days of any public disclosure of an alternative acquisition proposal, fails to recommend against or reject such proposal other than a tender or exchange offer covered by clause (c) below; or (c) recommends acceptance of, or indicates or announces that it is unable to take a position, will remain neutral or expresses no opinion with respect to, or, within 18 business days after the commencement thereof, fails to recommend against or reject, a tender or exchange offer for 25% or more of the outstanding shares of Nortek or resolves to take, or announces an intention to take, any such action;

     - if K Holdings terminates the recapitalization agreement because the board of directors of Nortek decides not to make, withdraws, modifies or changes its recommendation to the stockholders of Nortek to approve the amendment to the certificate of incorporation, or otherwise takes any action or makes any statement in connection with the special meeting of stockholders that is materially inconsistent with its recommendation to the stockholders of Nortek to approve the amendment to the certificate of incorporation, whether or not any such action is in violation of the recapitalization agreement;

     - if Nortek or K Holdings terminates the recapitalization agreement because
       (a) the stockholders of Nortek failed to approve the amendment to the certificate of incorporation, as required under the

       General Corporation Law of the State of Delaware and the recapitalization agreement at a special stockholder meeting convened to consider and vote upon the amendment to the certificate of incorporation; or (b) the closing of the transactions contemplated by the recapitalization agreement has not occurred on or before January 31, 2003 as the same may be extended under the recapitalization agreement and, in either case, if both of the following conditions are also satisfied:

      - at any time after the date of the recapitalization agreement and on or before the termination date, an acquisition proposal with respect to Nortek is publicly announced, disclosed or otherwise communicated to its board of directors; and

      - within twelve months of such termination Nortek either enters into a definitive agreement with a third party with respect to an acquisition proposal or consummates a transaction of the type described in the definition of "acquisition proposal" set forth above under the heading "The Recapitalization Agreement -- Non-Solicitation of Competing Acquisition Proposals;" or

     - if K Holdings terminates the recapitalization agreement because Nortek intentionally breaches any representation, warranty, covenant or agreement contained in the recapitalization agreement and such breach gives rise to the failure of a closing condition to the obligations of K Holdings, as described above in the sixth bullet point under the heading "The Recapitalization Agreement -- Termination," and if both of the following conditions are also satisfied:

      - at any time after the date of the recapitalization agreement and on or before the termination date, an acquisition proposal with respect to Nortek is publicly announced, disclosed or otherwise communicated to the Nortek board of directors; and

      - within twelve months of such termination Nortek either enters into a definitive agreement with a third party with respect to an acquisition proposal or consummates a transaction of the type described in the definition of "acquisition proposal" set forth above under the heading "The Recapitalization Agreement -- Non-Solicitation of Competing Acquisition Proposals."

     In the event that:

     - the recapitalization agreement is terminated under either of the final two bullet points immediately above;

     - prior to such termination, the stockholders of Nortek failed to approve the amendment to the certificate of incorporation, as required under the General Corporation Law of the State of Delaware and the recapitalization agreement, at a special stockholders' meeting convened to consider and vote upon the amendment to the certificate of incorporation;

     - at any time after the date of the recapitalization agreement and on or before such termination date, an acquisition proposal with respect to Nortek has been publicly announced, disclosed or otherwise communicated to the board of directors; and

     - as of such termination date, Nortek has not entered into a definitive agreement with a third party with respect to an acquisition proposal or otherwise consummated a transaction of the type described in the definition of "acquisition proposal" set forth above under the heading "The Recapitalization Agreement -- Non-Solicitation of Competing Acquisition Proposals;"

Nortek will reimburse Kelso for all transaction-related out-of-pocket expenses of Kelso and K Holdings, not to exceed $10,000,000. However, the aggregate amount of fees and expenses paid to Kelso, including any termination fee and expenses previously paid by Nortek in connection with such termination, if Nortek later enters into a definitive agreement with a third party with respect to an acquisition proposal or otherwise consummates a transaction of the type described in the definition of "acquisition proposal" set forth above under the heading "The Recapitalization Agreement -- Non-Solicitation of Competing Acquisition Proposals," will not exceed $24,000,000.

     Except as otherwise described in this section, all costs and expenses incurred in connection with the recapitalization agreement will be paid by the party incurring such expenses.

AMENDMENT; WAIVER OF CONDITIONS

     The provisions of the recapitalization agreement may be amended, modified or waived by the parties, by action taken by or authorized by their respective board of directors, prior to the closing date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Nortek and K Holdings or, in the case of a waiver, by the party against whom the waiver is to be effective. However, no such amendment, modification or waiver by Nortek will be effective unless it is authorized by the special committee and after the approval of the amendment to the certificate of incorporation by the stockholders, except as allowed under applicable law.

                                VOTING AGREEMENT

     Richard L. Bready has entered into a voting agreement with Kelso and Nortek under which he has agreed to vote all of his outstanding shares of common stock and special common stock, at any annual, special or other meeting of stockholders, and at any adjournment or postponement thereof, or under any consent in lieu of a meeting of stockholders or otherwise:

     - in favor of the approval of the recapitalization agreement, the recapitalization, including the amendment to the certificate of incorporation, and any actions required in furtherance thereof;

     - against any action or agreement that would result in a material breach of any covenant, representation or warranty or any other obligation of Nortek under the voting agreement, the recapitalization agreement or any other agreement contemplated by the voting agreement or the recapitalization agreement;

     - against:

      - any extraordinary corporate transaction, such as a merger, consolidation, share exchange, rights offering, reorganization, recapitalization, reclassification or liquidation involving Nortek or any of its subsidiaries, other than the recapitalization,

      - a sale, lease, exchange, transfer or other disposition of at least 20% of the assets of Nortek and its subsidiaries, taken as a whole, in a single or series of related transactions,

      - the acquisition, directly or indirectly, by any person of beneficial ownership of 20% or more of common stock or special common stock of Nortek, whether by merger, consolidation, share exchange, business combination, tender offer, exchange offer, or otherwise, taken as a whole in a single or series of related transactions, or

      - any action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the consummation of the recapitalization;

     - against any change in the composition of the board of directors of Nortek, other than as contemplated by the recapitalization agreement; and

     - against any amendment to the certificate of incorporation or by-laws of Nortek, other than as contemplated by the recapitalization agreement.

     Under the voting agreement, Mr. Bready has agreed to irrevocably appoint K Holdings and each of its executive officers and, for the purpose of the vote described in the first bullet point above, if K Holdings and Mr. Bready fail to vote in favor of the matters described in that vote, the designees of the special committee, as his attorney, agent and proxy, with full power of substitution, to vote and otherwise act with respect to all of his shares at any meeting of the stockholders of Nortek and in any action by written consent of the stockholders of Nortek, on the matters and in the manner described above. The voting agreement will terminate automatically upon the termination of the recapitalization agreement.

                              CLASS B COMMON STOCK

     The shares of Class B Common Stock that you will receive upon the reclassification of your shares of common stock and/or special common stock will have the same rights as the shares of common stock and/or special common stock that you held immediately prior to the recapitalization except that:

     - in the case of stockholders holding shares of special common stock immediately prior to the effective time of the amendment to the certificate of incorporation, each share of Class B Common Stock will be entitled to only one vote; and

     - each share of Class B Common Stock will be mandatorily redeemable and will be irrevocably called for redemption and redeemed as part of the recapitalization.

            STOCK PRICE AND DIVIDEND INFORMATION; STOCK REPURCHASES

     The common stock of Nortek is listed on the New York Stock Exchange, trading under the symbol "NTK." The table below sets forth, for the periods and dates indicated, the range of high and low per share closing prices for the common stock as reported in the consolidated transaction reporting system.


                                                               HIGH       LOW
                                                              -------   -------
FISCAL YEAR 2000
  First Quarter.............................................  $ 28.56   $ 19.69
  Second Quarter............................................    24.88     18.25
  Third Quarter.............................................    22.00     17.50
  Fourth Quarter............................................    25.56     14.69
FISCAL YEAR 2001
  First Quarter.............................................    30.50     22.62
  Second Quarter............................................    31.60     26.18
  Third Quarter.............................................    33.48     21.09
  Fourth Quarter............................................    27.90     20.00
FISCAL YEAR 2002
  First Quarter.............................................    37.88     25.35
  Second Quarter............................................    45.10     35.40
  Third Quarter.............................................    45.11     43.41
  Fourth Quarter (through November 26, 2002)................    45.36     43.22


     There is currently no established trading market for shares of special common stock. Accordingly, there is no range of high and low closing prices available for special common stock for any quarterly period during the last two years.

     On March 31, 1986, Nortek declared a dividend distribution of one preference stock purchase right, or a "Right," for every outstanding share of common stock. The distribution was payable on April 11, 1986 to the stockholders of record on that date. There is currently no established trading market for the Rights since the Rights do not trade separately from the common stock. Accordingly, there is no range of high and low bid quotations available for the Rights for any quarterly period during the last two years.


     Nortek did not declare any cash dividends on its common stock or special common stock during the fiscal years ended December 31, 2000 or December 31, 2001 or from the period beginning January 1, 2002 through November 26, 2002. In addition, Nortek has never paid cash dividends and, if the recapitalization were not approved and Nortek were to remain a public company, Nortek has no intention to pay cash dividends in the foreseeable future. The indentures governing the outstanding senior and senior subordinated notes and the senior credit facility of Nortek, Inc. contain restrictive financial and operating covenants that restrict, among other things, the payment of cash dividends.

     On May 4, 2000, Nortek announced a program approved by the board of directors to purchase up to 1,000,000 shares of common stock and special common stock. The program allows for purchases in open market or negotiated transactions and is subject to market conditions, cash availability and provisions of outstanding debt instruments. As of November 26, 2002, 460,920 shares had been purchased at a range of purchase prices from $17.88 to $37.35. The weighted average purchase price for each quarter since May 4, 2000 is described below.



                                                              WEIGHTED
                                                              AVERAGE
                                                              PURCHASE
                                                               PRICE
                                                              --------
FISCAL YEAR 2000
  Second Quarter............................................   $19.51
  Third Quarter.............................................    20.03
  Fourth Quarter............................................    17.88
FISCAL YEAR 2001
  First Quarter.............................................    27.55
  Second Quarter............................................    29.12
  Third Quarter.............................................        *
  Fourth Quarter............................................    20.83
FISCAL YEAR 2002
  First Quarter.............................................    37.35
  Second Quarter............................................        *
  Third Quarter.............................................        *
  Fourth Quarter (through November 26, 2002)................        *


---------------

* There were no purchases of common stock or special common stock under the repurchase program for this quarter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth the beneficial ownership of equity securities of Nortek held by (a) the chief executive officer and the other three most highly compensated executive officers of Nortek in the fiscal year ended December 31, 2001, and a former executive officer who was one of the most highly compensated executive officers in the fiscal year ended December 31, 2001, but who was not serving as an executive officer as of December 31, 2001, (b) each director of Nortek, (c) the directors and executive officers of Nortek as a group and (d) each person who is known to us to beneficially own more than five percent of our common stock or special common stock, in each case, as of November 26, 2002, except for the number of shares held by Gabelli Funds, Inc. and Dimensional Fund Advisors Inc., as to which the dates are as of November 12, 2002 and February 12, 2002 respectively. The percentage of beneficial ownership for the following table is based on 10,496,637 shares of common stock and 506,454 shares of special common stock outstanding on November 26, 2002.


     Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock and special common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Nortek Holdings, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903-2360.


     The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of our common stock and special common stock that the stockholder has sole or shared voting or investment power and any shares of our common stock or special common stock that the stockholder has a right to acquire within sixty (60) days after November 26, 2002 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock and special common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of common stock or special common stock, as applicable.



                                                           COMMON STOCK       SPECIAL COMMON STOCK
                                                       --------------------   --------------------
                                                       NUMBER OF   PERCENT    NUMBER OF   PERCENT
        NAME AND ADDRESS OF BENEFICIAL OWNER            SHARES     OF CLASS    SHARES     OF CLASS
        ------------------------------------           ---------   --------   ---------   --------
DIRECTORS AND EXECUTIVE OFFICERS
Richard L. Bready(1)(2)..............................    644,950      6.1%    1,634,960     95.0%
  Chairman, President and Chief Executive Officer
Edward J. Cooney(2)(3)...............................    240,550      2.3%       46,263      9.1%
  Vice President and Treasurer
Kevin W. Donnelly(4).................................     45,080        *            10        *
  Vice President, General Counsel and Secretary
Almon C. Hall(5).....................................     74,900        *            --       --
  Vice President and Chief Financial Officer
Phillip L. Cohen(6)..................................     12,100        *            --       --
  Director
Richard J. Harris(7).................................     65,000        *            --       --
  Director
William I. Kelly(6)..................................     12,100        *            --       --
  Director
J. Peter Lyons(6)....................................     12,100        *            --       --
  Director
Directors and Executive Officers as a Group(2)(8)....    972,068      8.9%    1,634,970     95.0%

                                                           COMMON STOCK       SPECIAL COMMON STOCK
                                                       --------------------   --------------------
                                                       NUMBER OF   PERCENT    NUMBER OF   PERCENT
        NAME AND ADDRESS OF BENEFICIAL OWNER            SHARES     OF CLASS    SHARES     OF CLASS
        ------------------------------------           ---------   --------   ---------   --------
FIVE PERCENT (5%) STOCKHOLDERS
Gabelli Funds, LLC(9)(10)............................  1,497,050     14.3%       10,999      2.2%
  One Corporate Center
  Rye, NY 10580
Dimensional Fund Advisors Inc.(11)...................    655,416      6.2%           --       --
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

---------------

  *  Less Than One Percent.


 (1) Includes 150,000 shares of common stock and 1,215,515 shares of special common stock subject to options outstanding and exercisable within sixty
     (60) days after November 26, 2002. On September 18, 2002, K Holdings, Inc. filed an amendment to the Schedule 13D it had previously filed relating to a voting agreement it has entered into with Mr. Bready under which Mr. Bready has agreed to vote all of his shares of common stock and special common stock in favor of the recapitalization. In its Schedule 13D, K Holdings disclaims beneficial ownership of these shares.



 (2) Includes 236,800 shares of common stock and 46,263 shares of special common stock held by various defined benefit pension plans of Nortek and some of its subsidiaries as of November 26, 2002. Under the provisions of the trust agreement governing the plans, Richard L. Bready and Edward J. Cooney, as authorized representatives of Nortek, generally may instruct the trustees regarding the acquisition and disposition of plan assets and the voting of securities held by the trusts, other than in respect of the matters to be voted on at the special meeting. Accordingly, although Messrs. Bready and Cooney disclaim beneficial ownership of such shares of common stock and special common stock, the shares are included in the table as being beneficially owned by them, and are also included under shares held by directors and executive officers as a group.



 (3) Includes 3,750 shares of common stock subject to options outstanding and exercisable within sixty (60) days after November 26, 2002.



 (4) Includes 39,380 shares of common stock subject to options outstanding and exercisable within sixty (60) days after November 26, 2002.



 (5) Includes 57,900 shares of common stock subject to options outstanding and exercisable within sixty (60) days after November 26, 2002.



 (6) Includes 12,100 shares of common stock subject to options outstanding and exercisable within sixty (60) days after November 26, 2002.



 (7) Includes 65,000 shares of common stock subject to options outstanding and exercisable within sixty (60) days after November 26, 2002.



 (8) Includes 429,330 shares of common stock and 1,215,515 shares of special common stock subject to options outstanding and exercisable within 60 days after November 26, 2002.


 (9) This amount is based upon a Schedule 13D/A filed with the Securities and Exchange Commission on November 12, 2002 on behalf of: Gabelli Funds, LLC, a wholly owned subsidiary of Gabelli Asset Management Inc., a reporting company under the Securities Exchange Act of 1934, as amended, and an investment adviser registered under the Investment Advisers Act of 1940, as amended; GAMCO Investors, Inc., a wholly owned subsidiary of Gabelli Asset Management Inc. and an investment adviser registered under the Investment Advisers Act of 1940, as amended; Gabelli Securities, Inc., a majority owned subsidiary of Gabelli Asset Management Inc.; MJG Associates, Inc., a private company whose sole shareholder is Mario J. Gabelli; Marc J. Gabelli; and Mario J. Gabelli.

(10) Includes (a) 428,800 shares of common stock and 9,333 shares of special common stock over which Gabelli Funds, LLC has sole voting and dispositive power; (b) 1,031,316 shares of common stock and 1,666 shares of special common stock over which GAMCO Investors, Inc. has sole voting and dispositive power and 20,834 shares of common stock over which GAMCO Investors, Inc. has sole dispositive power; (c) 7,100 shares of common stock over which Gabelli Securities, Inc. has sole voting and dispositive power; and (d) 9,000 shares of common stock over which MJG Associates, Inc. has sole voting and dispositive power.

(11) This amount is based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2002. Dimensional Fund Advisors Inc. is an investment adviser registered under the Investment Advisers Act of 1940, as amended.


     Except as set forth in the above table, Nortek knows of no persons who at November 26, 2002 beneficially owned more than five percent of the shares of common stock or special common stock outstanding on that date.


     None of the directors or executive officers listed above was, during the past five years, convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or was, during the past five years, a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. The reports, proxy statements and other information filed by us with the Securities and Exchange Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference room of the Securities and Exchange Commission located at:

                           Room 1024, Judiciary Plaza
                             450 Fifth Street, N.W.
                            Washington, D.C., 20549

     You can also request copies of these documents upon payment of a duplicating fee by writing to the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings are also available to you on the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov. Our filings with the Securities and Exchange Commission are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" into this proxy statement information that we file with the Securities and Exchange Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this proxy statement. The information contained in the proxy statement and information that we file with the Securities and Exchange Commission in the future and incorporate by reference in this proxy statement automatically updates and supersedes previously filed information. This updated and superseded information shall not, except as so modified or superseded, constitute a part of this proxy statement.

     We are incorporating by reference the following documents:

     - our Annual Report on Form 10-K for the year ended December 31, 2001, File No. 001-06112, as filed with the Securities and Exchange Commission on March 15, 2002;

     - our Proxy Statement for the Annual Meeting of Stockholders on May 2, 2002, File No. 001-06112, as filed with the Securities and Exchange Commission on April 2, 2002;

     - our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, File No. 001-06112, as filed with the Securities and Exchange Commission on May 14, 2002;

     - our Quarterly Report on Form 10-Q for the quarter ended June 29, 2002, File No. 001-06112, as filed with the Securities and Exchange Commission on August 13, 2002;


     - our Quarterly Report on Form 10Q/A for the quarter ended June 29, 2002, File No. 001-06112, as filed with the Securities and Exchange Commission on November 14, 2002;


     - our Quarterly Report on Form 10-Q for the quarter ended September 28, 2002, File No. 001-06112, as filed with the Securities and Exchange Commission on November 12, 2002;


     - our Current Report on Form 8-K, File No. 001-06112, as filed with the Securities and Exchange Commission on June 24, 2002;


     - our Current Report on Form 8-K, File No. 001-06112, as filed with the Securities and Exchange Commission on June 28, 2002;

     - our Current Report on Form 8-K, File No. 001-06112, as filed with the Securities and Exchange Commission on September 16, 2002;

     - our Current Report on Form 8-K, File No. 001-06112, as filed with the Securities and Exchange Commission on October 11, 2002.

     - our Current Report on Form 8-K, File No. 001-16112, as filed with the Securities and Exchange Commission on November 21, 2002;


     - the description of our common stock contained in our Registration Statement filed under Section 12 of the Exchange Act with the Securities and Exchange Commission, File No. 001-06112, as filed with the Securities and Exchange Commission on April 24, 1981, as amended;

     - the description of our special common stock contained in our Registration Statement filed under Section 12 of the Exchange Act with the Securities and Exchange Commission, File No. 001-06112, as filed with the Securities and Exchange Commission on November 25, 1986, as amended; and

     - the description of our preference stock purchase rights contained in our Registration Statement filed under Section 12 of the Exchange Act with the Securities and Exchange Commission, File No. 001-06112, as filed with the Securities and Exchange Commission on April 4, 1986, as amended.

     Because there is no safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 in connection with a going private transaction such as the proposed recapitalization, the documents incorporated by reference herein are incorporated exclusive of the language claiming the safe harbor.

     All other documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting shall also be deemed to be incorporated by reference in this proxy statement and to be a part hereof from the respective dates of the filing of such documents.

     We will provide without charge to each person to whom a copy of this proxy statement is delivered, upon written or oral request of any such person, a copy of any and all of these documents, other than exhibits to those documents that are not specifically incorporated by reference into the documents. You may request copies by contacting Nortek Holdings, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903-2360, Attention: Chief Financial Officer, Telephone Number, 401-751-1600.


     If you would like to request documents, please do so by January 2, 2002, to receive them before the special meeting. You should be sure to include your complete name and address in your request. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.



     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROXY STATEMENT OR ANY SUPPLEMENT TO THIS PROXY STATEMENT WHEN DECIDING HOW TO VOTE YOUR SHARES ON THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION THAT IS REQUIRED TO EFFECT THE RECAPITALIZATION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE DATE OF THIS
PROXY STATEMENT IS DECEMBER   , 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION
IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, REGARDLESS OF THE TIME OF MAILING OR DELIVERY OF SUCH PROXY STATEMENT TO STOCKHOLDERS.


          IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

     In accordance with a notice sent to certain street name stockholders of our common stock and/or special common stock who share a single address, only one copy of this proxy statement is being sent to that address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this proxy statement, he or she may contact Nortek Holdings Stockholder Relations by calling 401-751-1600, or by writing to Nortek Holdings Stockholder Relations, 50 Kennedy Plaza, Providence, Rhode Island 02903-2360, and we will deliver an additional proxy statement to such stockholder promptly upon receiving the request. Any such stockholder may also contact Nortek Holdings Stockholder Relations using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting Nortek Holdings Stockholder Relations at the above telephone number or address.

                             STOCKHOLDER PROPOSALS

     In order for any proposal that a stockholder intends to present at the 2003 Annual Meeting of Stockholders of Nortek to be eligible for inclusion in the proxy material for that meeting, it must be received by the Secretary of Nortek at its offices in Providence, Rhode Island, no later than November 27, 2002.

     In general, stockholder proposals intended to be presented at an annual meeting must be received by the Secretary of Nortek at its offices in Providence, Rhode Island not later than 45 days before the month and day on which Nortek first mailed its notice for the prior year's annual meeting, or by February 16, 2003, for consideration at the 2003 Annual Meeting of Stockholders of Nortek. The requirements for submitting such proposals are set forth in the by-laws of Nortek.

                                                                         ANNEX A
                                                                  CONFORMED COPY

                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  BY AND AMONG
                                 NORTEK, INC.,
                             NORTEK HOLDINGS, INC.
                                      AND
                                K HOLDINGS, INC.
                                  DATED AS OF
                           JUNE 20, 2002, AS AMENDED

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I  THE RECLASSIFICATION.............................   A-2
SECTION 1.1   The Reclassification..........................   A-2
SECTION 1.2   Effective Time................................   A-3
SECTION 1.3   No Certificates; Ownership of Reclassified
  Stock.....................................................   A-3
SECTION 1.4   Nortek Holdings COD...........................   A-3
SECTION 1.5   Certificate of Incorporation..................   A-3
SECTION 1.6   By-laws.......................................   A-3
SECTION 1.7   Officers and Directors........................   A-4
SECTION 1.8   Closing.......................................   A-4
ARTICLE II  THE K STOCK PURCHASE; THE REDEMPTION; CERTAIN
  TRANSACTION MATTERS.......................................   A-4
SECTION 2.1   The K Stock Purchase..........................   A-4
SECTION 2.2   Payment and Delivery..........................   A-4
SECTION 2.3   The Distribution..............................   A-4
SECTION 2.4   The Preferred Exchange........................   A-5
SECTION 2.5   The Redemption................................   A-5
SECTION 2.6   Exchange of Certificates......................   A-5
SECTION 2.7   Transfer Taxes; Withholding...................   A-6
SECTION 2.8   Stock Options; Other Equity Awards............   A-6
SECTION 2.9   Lost Certificates.............................   A-7
SECTION 2.10  Dissenting Shares.............................   A-7
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE
  COMPANY...................................................   A-7
SECTION 3.1   Corporate Existence and Power.................   A-7
SECTION 3.2   Corporate Authorization.......................   A-7
SECTION 3.3   Consents and Approvals; No Violations.........   A-8
SECTION 3.4   Capitalization................................   A-9
SECTION 3.5   Subsidiaries..................................   A-9
SECTION 3.6   SEC Documents.................................  A-10
SECTION 3.7   Financial Statements; No Undisclosed
  Liabilities...............................................  A-10
SECTION 3.8   Proxy Statement; Other Filings................  A-11
SECTION 3.9   Absence of Material Adverse Changes, etc......  A-11
SECTION 3.10  Taxes.........................................  A-11
SECTION 3.11  Employee Benefit Plans........................  A-12
SECTION 3.12  Environmental Matters.........................  A-13
SECTION 3.13  Litigation; Compliance with Laws..............  A-14
SECTION 3.14  Intellectual Property.........................  A-15
SECTION 3.15  Material Contracts............................  A-16
SECTION 3.16  Indebtedness; Company Cash....................  A-16
SECTION 3.17  Real Estate...................................  A-17
SECTION 3.18  Labor Relations and Employment................  A-18
SECTION 3.19  Opinion of Financial Advisors.................  A-19
SECTION 3.20  Finders' and Other Fees.......................  A-19
SECTION 3.21  Rights Amendment..............................  A-19

                                                              PAGE
                                                              ----
SECTION 3.22  Nortek Holdings Operations....................  A-19
SECTION 3.23  Debt Financing................................  A-19
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF HOLDINGS......  A-19
SECTION 4.1   Corporate Existence and Power.................  A-19
SECTION 4.2   Authorization.................................  A-20
SECTION 4.3   Consents and Approvals; No Violations.........  A-20
SECTION 4.4   Capitalization................................  A-21
SECTION 4.5   Proxy Statement...............................  A-21
SECTION 4.6   K Holdings' Operations........................  A-21
SECTION 4.7   Equity Financing..............................  A-21
SECTION 4.8   Debt Financing................................  A-21
ARTICLE V  COVENANTS OF THE PARTIES.........................  A-21
SECTION 5.1   Conduct of the Business of the Company........  A-21
SECTION 5.2   Stockholders' Meeting; Proxy Material.........  A-24
SECTION 5.3   Access to Information.........................  A-25
SECTION 5.4   No Solicitation...............................  A-26
SECTION 5.5   Director and Officer Liability................  A-27
SECTION 5.6   Reasonable Best Efforts.......................  A-28
SECTION 5.7   Certain Filings...............................  A-28
SECTION 5.8   Public Announcements..........................  A-29
SECTION 5.9   Employee Matters..............................  A-30
SECTION 5.10  State Takeover Laws...........................  A-30
SECTION 5.11  Certain Notifications.........................  A-30
SECTION 5.12  Financing.....................................  A-30
SECTION 5.13  Consent Solicitation..........................  A-30
SECTION 5.14  Election of Directors.........................  A-31
SECTION 5.15  Holding Company Merger........................  A-32
SECTION 5.16  Solvency Letter...............................  A-32
SECTION 5.17  Advisory Fees, etc............................  A-32
SECTION 5.18  FIRPTA Compliance.............................  A-32
ARTICLE VI  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES TO
  CONSUMMATE THE TRANSACTIONS...............................  A-32
SECTION 6.1   Conditions to Each Party's Obligations........  A-32
SECTION 6.2   Conditions to the Company's Obligation to
  Consummate the Transactions...............................  A-33
SECTION 6.3   Conditions to K Holdings' Obligations to
  Consummate the Transactions...............................  A-34
ARTICLE VII  TERMINATION....................................  A-35
SECTION 7.1   Termination...................................  A-35
SECTION 7.2   Effect of Termination.........................  A-36
SECTION 7.3   Fees and Expenses.............................  A-36
ARTICLE VIII  MISCELLANEOUS.................................  A-37
SECTION 8.1   Notices.......................................  A-37
SECTION 8.2   Survival of Representations and Warranties....  A-38
SECTION 8.3   Interpretation................................  A-38
SECTION 8.4   Amendments, Modification and Waiver...........  A-38

                                                              PAGE
                                                              ----
SECTION 8.5   Successors and Assigns........................  A-39
SECTION 8.6   Specific Performance..........................  A-39
SECTION 8.7   Governing Law.................................  A-39
SECTION 8.8   Severability..................................  A-39
SECTION 8.9   Third Party Beneficiaries.....................  A-39
SECTION 8.10  Entire Agreement..............................  A-39
SECTION 8.11  Counterparts; Effectiveness...................  A-39

Exhibits

Exhibit A  -- Holding Company Merger Agreement
Exhibit B  -- Charter Amendment
Exhibit C  -- Nortek Holdings COD
Exhibit D  -- Voting Agreement
Exhibit E  -- By-Laws
Exhibit F  -- Form of Stockholders Agreement
Exhibit G -- Directors

                             INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement........................  A-37
Acquisition Proposal........................................  A-36
Action......................................................  A-20
Active Company Subsidiary...................................  A-13
affiliate...................................................  A-53
Agreement...................................................   A-1
Bank Facility...............................................  A-26
Bank Facility Commitment Letter.............................  A-26
Bridge Facility.............................................  A-29
Bridge Facility Commitment Letter...........................  A-29
Certificate of Incorporation................................  A-10
Certificates................................................   A-7
Change in Recommendation....................................  A-34
Change of Control Offer.....................................  A-42
Change of Control Waiver....................................  A-42
Charter Amendment...........................................   A-2
Class A Common Stock........................................   A-2
Class B Common Stock........................................   A-2
Closing.....................................................   A-5
Closing Date................................................   A-5
COD Amendment...............................................   A-4
Code........................................................  A-16
Company.....................................................   A-1
Company 10-K................................................  A-14
Company Contracts...........................................  A-11
Company Disclosure Schedule.................................   A-9
Company Fee Property........................................  A-24
Company Group...............................................  A-16
Company Leased Property.....................................  A-24
Company Leases..............................................  A-24
Company Material Adverse Effect.............................  A-10
Company Real Property.......................................  A-24
Company Recommendation......................................  A-34
Company SEC Documents.......................................  A-14
Company Securities..........................................  A-13
Company Voting Debt.........................................  A-31
Confidentiality Agreement...................................  A-37
Consent Solicitation........................................  A-42
Debt Financing..............................................  A-42
delivered...................................................  A-53
Designated Actions..........................................  A-20
DGCL........................................................   A-1
Distribution................................................   A-2

Distribution Date...........................................  A-33
EC Merger Regulations.......................................  A-41
Effective Time..............................................   A-3
Environmental Laws..........................................  A-19
Environmental Permits.......................................  A-18
Equity Financing............................................  A-29
ERISA.......................................................  A-17
Exchange Act................................................  A-12
Exchange Agent..............................................   A-6
Exchange Agreements.........................................   A-1
Exchange Fund...............................................   A-8
Exchange Options............................................   A-2
Expenses....................................................  A-50
Foreign Monopoly Laws.......................................  A-12
GAAP........................................................  A-14
Governmental Entity.........................................  A-11
Hazardous Substance.........................................  A-19
Holder......................................................   A-7
Holding Company Merger......................................   A-1
Holding Company Merger Agreement............................   A-1
HSR Act.....................................................  A-12
include.....................................................  A-53
includes....................................................  A-53
including...................................................  A-53
indebtedness................................................  A-23
indebtedness................................................  A-23
Indemnifiable Claim.........................................  A-38
Indemnitees.................................................  A-38
Intellectual Property.......................................  A-21
K Holdings..................................................   A-1
K Holdings Common Stock.....................................  A-28
K Holdings Disclosure Schedule..............................  A-27
K Holdings Material Adverse Effect..........................  A-27
K Holdings' Representatives.................................  A-35
K Stock Purchase............................................   A-2
Kelso.......................................................  A-15
knowledge of the Company....................................  A-53
Licenses....................................................  A-20
Lien........................................................  A-13
made available..............................................  A-53
Management Holders..........................................   A-2
Management Stock Purchase...................................   A-2
Material Adverse Consequence................................  A-47
Material Contracts..........................................  A-22
Material Subsidiary.........................................  A-37

Maximum Amount..............................................  A-39
Multiemployer Plan..........................................  A-17
New Options.................................................   A-2
Nortek......................................................   A-1
Nortek Common Stock.........................................   A-1
Nortek Holdings.............................................   A-1
Nortek Holdings COD.........................................   A-2
Nortek Holdings Common Stock................................   A-1
Nortek Holdings Preference Stock............................   A-2
Nortek Holdings Special Common Stock........................   A-1
Nortek Notes................................................  A-43
Nortek Notes Indentures.....................................  A-43
Nortek Preference Stock.....................................  A-12
Nortek Special Common Stock.................................   A-1
Open Indenture Amendments...................................  A-42
Option......................................................   A-9
Option Cash Out.............................................   A-9
Option Exchanges............................................   A-2
PBGC........................................................  A-17
person......................................................  A-53
Person......................................................  A-53
Plans.......................................................  A-16
Preferred Exchange..........................................   A-2
Property Restrictions.......................................  A-24
Proxy Statement.............................................  A-34
Purchase Price..............................................   A-5
Purchase Transactions.......................................   A-2
reasonable best efforts.....................................  A-53
Reclassification............................................   A-2
Redemption..................................................   A-3
Redemption Consideration....................................   A-6
Redemption Time.............................................   A-6
Regulatory Law..............................................  A-40
Related Party Agreement.....................................  A-22
Release.....................................................  A-20
Required Company Vote.......................................  A-45
Restraints..................................................  A-45
Restrictive Agreement.......................................  A-22
Rights......................................................  A-26
Rights Agreement............................................  A-26
RLB.........................................................   A-3
Schedule 13E-3..............................................  A-34
SEC.........................................................  A-13
Secretary of State..........................................   A-3
Securities Act..............................................  A-12

Senior Nortek Notes.........................................  A-43
Senior Nortek Notes Indentures..............................  A-43
Share Exchanges.............................................   A-2
Shares......................................................   A-1
S-K Contracts...............................................  A-22
Special Committee...........................................   A-1
Special Meeting.............................................  A-34
Stock Acquisition Date......................................  A-33
Subsidiary..................................................  A-13
Superior Proposal...........................................  A-37
Tax Return..................................................  A-16
Taxes.......................................................  A-16
Termination Date............................................  A-48
Termination Fee.............................................  A-50
the date hereof.............................................  A-53
Transactions................................................   A-3
Trust Indenture Act.........................................  A-12
Voting Agreement............................................   A-3

     AGREEMENT AND PLAN OF RECAPITALIZATION, dated as of June 20, 2002, as amended (this "Agreement"), by and among Nortek, Inc., a Delaware corporation ("Nortek"), Nortek Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Nortek ("Nortek Holdings"), and K Holdings, Inc., a Delaware corporation ("K Holdings"). References herein to the "Company" shall be deemed to be references to Nortek, prior to the Holding Company Merger (as defined below), and to Nortek Holdings, from and after the Holding Company Merger.

                              W I T N E S S E T H

     WHEREAS, the Board of Directors of Nortek (upon the recommendation of a special committee thereof consisting solely of disinterested directors (the "Special Committee")), subject to the terms and conditions set forth herein, (i) has determined that the Transactions (as defined herein) are fair and advisable to, and in the best interests of, Nortek and its stockholders and has approved this Agreement and the Transactions and (ii) has recommended approval by the stockholders of Nortek of the Charter Amendment and the Reclassification (each, as defined herein);

     WHEREAS, the Board of Directors of Nortek Holdings, subject to the terms and conditions set forth herein, (i) has determined that the Transactions are fair and advisable to, and in the best interests of, Nortek Holdings and its stockholder and has approved this Agreement and the Transactions and (ii) has recommended approval by the stockholder of Nortek Holdings of the Charter Amendment and the Reclassification;

     WHEREAS, following the execution and delivery of this Agreement, Nortek, Nortek Holdings and Nortek Holdings Merger Sub (as defined in the Holding Company Merger Agreement (as defined herein)) are entering into an Agreement and Plan of Merger, attached as Exhibit A hereto (the "Holding Company Merger Agreement"), pursuant to which a wholly owned subsidiary of Nortek Holdings will merge with and into Nortek (the "Holding Company Merger"), whereby, among other things, each share of common stock, par value $1.00 per share, of Nortek (the "Nortek Common Stock") and each share of special common stock, par value $1.00 per share, of Nortek (the "Nortek Special Common Stock"), issued and outstanding immediately prior to the Holding Company Merger Effective Time (as defined in the Holding Company Merger Agreement), will be converted into, respectively, one share of common stock, par value $1.00 per share, of Nortek Holdings (the "Nortek Holdings Common Stock"), and one share of special common stock, par value $1.00 per share, of Nortek Holdings (the "Nortek Holdings Special Common Stock" and, together with the Nortek Holdings Common Stock, the "Shares"), and each share of Nortek Holdings Common Stock held by Nortek shall be cancelled, upon the terms and subject to the conditions and limitations set forth therein and in accordance with the Delaware General Corporation Law (the "DGCL");

     WHEREAS, certain members of the Company's management designated or to be designated by K Holdings have each entered into, or prior to the Effective Time will enter into, an agreement with Nortek, Nortek Holdings and K Holdings (collectively, the "Exchange Agreements"), pursuant to which each such Person immediately prior to the Effective Time, shall exchange (collectively, the "Share Exchanges") each Share held by him or her and specified therein for shares of Series B convertible preference stock, par value $1.00 per share, of Nortek Holdings (the "Nortek Holdings Preference Stock"), having the rights and preferences set forth on the certificate of designation with respect thereto, substantially in the form attached as Exhibit C hereto (the "Nortek Holdings COD");

     WHEREAS, upon the terms and subject to the conditions of this Agreement, Nortek Holdings will file an amendment (the "Charter Amendment") to its Certificate of Incorporation (as defined herein) with the Secretary of State of the State of Delaware, substantially in the form of Exhibit B attached hereto, whereby each Share issued and outstanding immediately prior to the Effective Time, will be reclassified (the "Reclassification") into one fully paid and nonassessable share of Class B redeemable common stock, par value $1.00 per share, of Nortek Holdings (the "Class B Common Stock"), in accordance with
Section 242 of the DGCL;

     WHEREAS, pursuant to the Exchange Agreements, each member of the Company's management designated or to be designated by K Holdings shall, immediately following the Reclassification, exchange (collectively, the "Option Exchanges") each Option (as defined herein) held by him or her and specified therein (the "Exchange Options") for options (the "New Options") to acquire shares of class A common stock, par value $1.00 per share, of Nortek Holdings, to be created pursuant to the Charter Amendment (the "Class A Common Stock"), upon the terms and subject to the conditions thereof;

     WHEREAS, (i) immediately following the Option Exchanges, K Holdings (or its permitted designees) shall (A) purchase for cash in an amount equal to $46.00 per share shares of Nortek Holdings Preference Stock from Nortek Holdings upon the terms and subject to the conditions of this Agreement (the "K Stock Purchase") and (B) purchase for cash in an amount equal to $46.00 per share shares of Nortek Holdings Preference Stock from certain members of the Company's management pursuant to the Exchange Agreements, upon the terms and subject to the conditions thereof (the "Management Stock Purchase" and, together with the K Stock Purchase, the Charter Amendment and the Reclassification, the "Purchase Transactions") and (ii) immediately prior to the Redemption (as defined herein), Nortek shall make a distribution in accordance with Section 2.3 hereof (the "Distribution") of funds from Nortek to Nortek Holdings;

     WHEREAS, immediately following the Purchase Transactions and immediately prior to the Redemption, each outstanding share of Nortek Holdings Preference Stock held by Management Holders (as defined in the Nortek Holdings COD) shall automatically convert (in accordance with the Nortek Holdings COD) into one fully paid and nonassessable share of Class A Common Stock (the "Preferred Exchange");

     WHEREAS, immediately following the Purchase Transactions, the Distribution and the Preferred Exchange, the Company shall irrevocably call for redemption and immediately redeem each share of Class B Common Stock issued and outstanding for an amount in cash equal to $46.00 (the "Redemption" and, together with the Preferred Exchange, the Purchase Transactions and the other transactions contemplated hereby, the "Transactions");

     WHEREAS, Richard L. Bready ("RLB") and K Holdings have negotiated an amendment to the Employment Agreement, dated as of February 26, 1997, between RLB and the Company, to be entered into by RLB, Nortek and Nortek Holdings and to be effective at the Closing;

     WHEREAS, concurrently with the execution and delivery of this Agreement, RLB, K Holdings and Nortek are entering into a voting agreement, attached as Exhibit D hereto (the "Voting Agreement"), pursuant to which RLB has agreed to vote the Shares owned by him for approval of the Charter Amendment and the Reclassification; and

     WHEREAS, it is intended that the Transactions shall be completed in the following order: first, the Holding Company Merger; second, the Share Exchanges; third, the Charter Amendment and Reclassification; fourth, the Option Exchange; fifth, the K Stock Purchase, the Management Stock Purchase and the Distribution; sixth, the Preferred Exchange; and seventh, the Redemption, with all such Transactions intended to occur in the sequence described above but, other than the Holding Company Merger, substantially concurrently with each other;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                              THE RECLASSIFICATION

     SECTION 1.1 The Reclassification. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2) each Share issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the Company or the holders thereof, be reclassified as, and be converted into, one fully paid and nonassessable share of Class B Common Stock, the terms of which are set forth in the form of Certificate of Incorporation of the Company, as amended pursuant to the Charter Amendment.

     SECTION 1.2  Effective Time.  Concurrently with the Closing (as defined in
Section 1.8 hereof), the Company shall cause the Charter Amendment to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Reclassification shall become effective on the date and at the time at which the Charter Amendment has been duly filed with the Secretary of State or at such other date and time as is agreed between the parties and specified in the Charter Amendment. The date and time of such effectiveness is hereinafter referred to as the "Effective Time." Upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware, Nortek Holdings shall be irrevocably obligated to complete the Redemption.

     SECTION 1.3 No Certificates; Ownership of Reclassified Stock. From and after the Effective Time, (x) for all purposes of determining the record holders of the Class B Common Stock, the holders of Shares as of immediately prior to the Effective Time (but after giving effect to the Share Exchanges) shall be deemed to be holders of the Class B Common Stock and (y) each such holder shall be entitled to receive all dividends and other distributions declared or payable on, and exercise voting rights and all other powers, preferences or other relative, participating, optional or other special rights and privileges with respect to, the Class B Common Stock, in each case until such time, if any, as such persons cease to be such record holders or such shares cease to be outstanding. Certificates which previously represented Shares, as of and following the Effective Time and until such time as shares of Class B Common Stock are no longer outstanding, shall be deemed for all purposes to represent shares of Class B Common Stock, and no new Certificates in respect of such Class B Common Stock shall be delivered to the holders thereof. In accordance with the terms of the Redemption set forth in Article II below and in the Charter Amendment, each such holder shall be entitled to, and upon proper surrender (in accordance with the requirements specified in the letter of transmittal and other instructions provided to such holder following the Effective Time) of the certificate or certificates previously representing the Shares held by such holder shall promptly thereafter receive, the Redemption Consideration.

     SECTION 1.4 Nortek Holdings COD. Immediately prior to the Share Exchange and prior to the Effective Time, Nortek Holdings shall cause the Nortek Holdings COD to be executed and filed with the Secretary of State as provided in the DGCL, with such filing to become effective on the date and at the time at which the Nortek Holdings COD has been duly filed with the Secretary of State or at such other date and time as is agreed between the parties (but, in any event prior to the Share Exchange and prior to the Effective Time). Immediately following the Effective Time, but prior to the K Stock Purchase, Nortek Holdings shall cause an amendment to the Nortek Holdings COD (the "COD Amendment") to be executed and filed with the Secretary of State as provided in the DGCL, with such filing to become effective on the date and at the time at which the COD Amendment has been duly filed with the Secretary of State or at such other date and time as is agreed between the parties (but, in any event prior to the K Stock Purchase), with such COD Amendment to increase the number of shares of North Holdings Preference Stock to which the North Holdings COD applies to a number of shares (not in excess of the number of shares authorized by the Certificate of Incorporation) specified by K Holdings prior thereto.

     SECTION 1.5 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Nortek Holdings, as in effect immediately prior to the Effective Time, shall be amended pursuant to the Charter Amendment, until thereafter amended as provided by applicable law and such Certificate of Incorporation (but not to be amended or otherwise modified prior to the Redemption).

     SECTION 1.6 By-laws. At the Effective Time, the Board of Directors of the Company shall take all steps necessary so that the by-laws of Nortek Holdings, as in effect immediately prior to the Effective Time, shall be amended and restated so as to read in their entirety as set forth in Exhibit E hereto, and, as so amended and restated, shall be the by-laws of Nortek Holdings until thereafter amended as provided by applicable law, the Certificate of Incorporation of Nortek Holdings and such by-laws (but not to be amended or otherwise modified prior to the Redemption).

     SECTION 1.7 Officers and Directors. From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Company, until they are removed, resign or are replaced. The Company shall use its reasonable best efforts to obtain and deliver to K Holdings the valid resignation, effective as of immediately following the Redemption, of each director of the Company (other than those Directors (including RLB) to be elected in accordance with Section 5.14).

     SECTION 1.8 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, the closing of the Transactions (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties hereto, and no later than the second business day (subject to extension to the extent necessary for the satisfaction or waiver of the conditions set forth in Article VI) after the satisfaction or waiver, to the extent permitted by applicable law, of the conditions set forth in Sections 6.1(a), (b) and (d) hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver, to the extent permitted by applicable law, of those conditions), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (such date, the "Closing Date").

                                   ARTICLE II

       THE K STOCK PURCHASE; THE REDEMPTION; CERTAIN TRANSACTION MATTERS

     SECTION 2.1 The K Stock Purchase. Upon the terms and subject to the conditions contained herein, the Company and K Holdings agree to effect the K Stock Purchase, pursuant to which the Company shall issue and sell to K Holdings (or its permitted designees) and K Holdings (or its permitted designees) shall purchase at the Closing, free and clear of all Liens (as defined herein), 8,085,328 shares of Nortek Holdings Preference Stock, for a per share purchase price of $46.00 per share, for an aggregate purchase price equal to $371,925,094 (the "Purchase Price"), it being understood that K Holdings (or its permitted designees) will purchase, upon the terms and subject to the conditions set forth in the Exchange Agreements, 373,182 shares of Nortek Holdings Preference Stock pursuant to the Management Stock Purchase for a per share purchase price equal to the Redemption Price (for an aggregate purchase price of $17,166,372); provided that the Purchase Price shall be reduced to the extent the number of shares acquired pursuant to the Management Stock Purchase is increased; provided, further, that the Purchase Price may be further reduced, at the option of K Holdings, (i) by an amount equal to the aggregate value of all Share Exchanges and Option Exchanges (based on, in the case of Share Exchanges, a per share price of $46 and, in the case of Option Exchanges, the difference between such $46 per share price and the exercise price of any Option subject to any such Option Exchange) pursuant to Exchange Agreements entered into after the date hereof and also (ii) to the extent that, after giving effect to the Distribution, the aggregate Redemption Consideration and the Option Cash Out may still be funded in their entirety.

     SECTION 2.2 Payment and Delivery. At the Closing, the Company shall deliver to K Holdings (or such other Person or Persons designated by K Holdings who are purchasing the Nortek Holdings Preference Stock) certificates representing the number of shares of Nortek Holdings Preference Stock which K Holdings (or such other Persons) is purchasing from the Company and K Holdings shall deliver to the Company the Purchase Price, such Purchase Price to be paid by wire transfer of immediately available funds to a bank account designated in writing by the Company two business days prior to the Closing Date.

     SECTION 2.3 The Distribution. At the Closing, immediately prior to the Redemption, Nortek shall distribute to Nortek Holdings such funds as it is directed to distribute by K Holdings, but in no event more than the maximum amount permitted under the Nortek Notes Indentures (as defined below) and applicable law, and, notwithstanding the foregoing, in no event less than the amount which, when added to the Purchase Price, will be sufficient to fund the Option Cash Out and the aggregate Redemption Consideration (as defined below), in cash in immediately available funds.

     SECTION 2.4 The Preferred Exchange. Immediately following the Distribution but prior to the Redemption and in accordance with the terms of the Exchange Agreements and the Nortek Holdings COD, each issued and outstanding share of Nortek Holdings Preference Stock held by Management Holders shall be converted into one fully paid and nonassessable share of Class A Common Stock.

     SECTION 2.5 The Redemption. Immediately following the Purchase Transactions and the Distribution and in accordance with the terms of the Charter Amendment, the Company shall irrevocably call for redemption and, as of the time of such call for redemption, redeem all outstanding shares of Class B Common Stock for $46.00 per share in cash in accordance with their terms (the "Redemption Consideration"). The date and time of such Redemption is hereinafter referred to as the "Redemption Time."

     SECTION 2.6  Exchange of Certificates.

     (a) Prior to the Redemption Time, EquiServe Trust Company, N.A., or such other bank or trust company reasonably acceptable to the Company and having a capital and surplus of at least $1,000,000,000, shall be designated by K Holdings to act as the exchange agent (the "Exchange Agent") for payment of the Redemption Consideration. As of the Redemption Time, K Holdings shall cause the Company to, and the Company shall, deposit, or cause to be deposited with the Exchange Agent separate and apart from its other funds, as a trust fund for the benefit of holders of Class B Common Stock, cash in an amount equal to the aggregate Redemption Consideration, with irrevocable instructions and authority to such Exchange Agent to pay to each respective holder of Class B Common Stock (a "Holder"), as evidenced by a list of such Holders certified by an officer of the Company or the Company's transfer agent, for each share of Class B Common Stock, the Redemption Consideration upon surrender of their respective Certificates. From and after the Redemption Time, shares of Class B Common Stock shall no longer be deemed to be outstanding and shall not have the status of shares of Class B Common Stock, and all rights of the Holders thereof as stockholders of Nortek Holdings (except the right to receive from Nortek Holdings the Redemption Consideration) shall cease, except if Nortek Holdings shall default in payment of the Redemption Consideration to any Holder, in which case the rights of such Holder to receive the Redemption Consideration shall continue unless and until such shares are redeemed and such consideration is paid in accordance with the terms hereof. Except as provided in Section 2.6(c) hereof, any such deposit of funds shall be irrevocable.

     (b) As of or promptly following the Redemption Time, the Company shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares which were reclassified and converted into Class B Common Stock pursuant to the Reclassification (the "Certificates") and which were redeemed, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other customary provisions as K Holdings and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the amount of cash into which the Shares previously represented by such Certificate shall have been converted into the right to receive pursuant to the Redemption (which instructions shall provide that at the election of the surrendering Holder and subject to compliance with the requirements specified therein, Certificates may be surrendered, and the Redemption Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the Holder of such Certificate shall be entitled to receive in exchange therefor the Redemption Consideration for each Share formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering Holder) within three business days of receipt thereof (but in no case prior to the Redemption Time), and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Until so surrendered, outstanding Certificates will be deemed from and after the Redemption Time, for all corporate purposes, to evidence only the right to receive the Redemption Consideration. No interest shall be paid or accrued for the benefit of Holders of the Certificates on the Redemption Consideration payable upon the surrender of the Certificates.

     (c) Any portion of the Redemption Consideration deposited with the Exchange Agent pursuant to this Section 2.6 (the "Exchange Fund") which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Company, upon, and in accordance with, any demand by the Company therefor, and any Holders prior to the Redemption who have not theretofore complied with this Article II shall thereafter look for payment of their claim, as general creditors thereof, only to the Company for their claim for cash.

     (d) None of K Holdings, the Company or the Exchange Agent shall be liable to any Person in respect of any cash held in the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.3(b) hereof)), any such cash in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any Person previously entitled thereto.

     (e) The Exchange Agent shall invest the cash included in the Exchange Fund, as directed by the Company on a daily basis; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000. If for any reason (including losses) the Exchange Fund is inadequate to pay the amount which Holders shall be entitled to receive hereunder, the Company shall in any event be liable for payment therefor. Any interest and other income resulting from such investments shall be paid to the Company.

     SECTION 2.7 Transfer Taxes; Withholding. If any cash is to be remitted to a Person (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes (as defined in Section 3.10(e) hereof) required by reason of the payment of the Redemption Consideration to a Person other than the registered holder of the Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of whom such deduction and withholding was made by the Company or the Exchange Agent.

     SECTION 2.8  Stock Options; Other Equity Awards.

     (a) Except for Exchange Options, each option granted to an employee, consultant or director of the Company or any Subsidiary (as defined in Section 3.5(a) hereof) of the Company to acquire Shares, which is outstanding immediately prior to the Effective Time (each, an "Option"), shall be cancelled, effective as of the Effective Time, in exchange for (the "Option Cash Out") a single lump sum cash payment (less any applicable income or employment tax withholding) equal to the product of (1) the number of Shares subject to such Option immediately prior to the Effective Time and (2) the excess, if any, of the Redemption Consideration over the exercise price per share of such Company Option; provided, however, that in the event that the exercise price per share of any such Option is equal to or greater than the Redemption Consideration, such Option shall be cancelled without any cash payment being made in respect thereof.

     (b) Prior to the Closing, the Company shall take or cause to be taken any and all actions necessary, including the amendment of stock option plans and other equity related plans, programs or policies, to give effect to the treatment of Options pursuant to this Section 2.8.

     SECTION 2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond, in such reasonable amount as the Company may direct (but consistent with past practice of the Company), as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Redemption Consideration to which the Holder thereof is entitled pursuant to this Article II.

     SECTION 2.10 Dissenting Shares. Holders of Shares shall not have appraisal rights under Section 262 of the DGCL in connection with the Transactions.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof or as set forth on the Company's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant reasonably apparent) and except as expressly contemplated by this Agreement, the Company hereby represents and warrants to K Holdings as follows:

     SECTION 3.1 Corporate Existence and Power. Each of Nortek and Nortek Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate or other power, as the case may be, required to carry on its business as now conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction (to the extent such concept is recognized) where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in such jurisdictions where failures to be so qualified or licensed or in good standing would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has heretofore made available to K Holdings true and complete copies of the certificate of incorporation of the Company (the "Certificate of Incorporation") and the by-laws of the Company as currently in effect. As used herein, the term "Company Material Adverse Effect" shall mean, with respect to any one or more changes, events or effects, a material adverse effect on (i) the condition (financial or otherwise), business, assets, liabilities, prospects or result of operations of the Company and its Subsidiaries, taken as a whole, other than, any event, change or effect resulting from, or relating to (x) the economy or financial markets in general, or (y) in general the industries in which the Company and its Subsidiaries operate and not specifically relating to, or having a materially disproportionate effect (relative to the effect on other similar companies) on, the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company and its Subsidiaries to consummate the Transactions. All references to Company Material Adverse Effect contained in this Agreement shall be deemed to include any effect on the condition (financial or otherwise), business, assets, liabilities, prospects or results of operations of the Company and its Subsidiaries, taken as a whole, after the Effective Time.

     SECTION 3.2  Corporate Authorization.

     (a) Each of Nortek and Nortek Holdings has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of the holders of Shares, as set forth in Section 3.2(b) hereof and as contemplated by Section 5.2 hereof, to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized, and this Agreement has been approved by the Special Committee and the Boards of Directors of Nortek and Nortek Holdings, and approved by Nortek as the sole stockholder of Nortek Holdings, and no other corporate proceedings, other than the approval of the Charter Amendment and the Reclassification by the holders of Shares, on the part of Nortek or Nortek Holdings is necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by each of Nortek and Nortek Holdings, and constitutes, assuming due authorization, execution and delivery of this Agreement by K Holdings, a valid and binding obligation of Nortek and Nortek Holdings enforceable against each of Nortek and Nortek Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     (b) Under applicable law and the Certificate of Incorporation, including as such Certificate of Incorporation is to be amended by the Charter Amendment, the affirmative vote of a majority of the votes represented by the shares of Nortek Holdings Common Stock and Nortek Holdings Special Common Stock outstanding on the record date, established by the Board of Directors of the Company in accordance with the by-laws of the Company, applicable law and this Agreement, at the Special Meeting (as defined herein), voting together as a single class, and voting separately as separate classes, is the only vote required to approve this Agreement and the Transactions, including the Charter Amendment and the Reclassification.

     (c) The execution and delivery of the Holding Company Merger Agreement and the performance of the respective obligations of each of Nortek, Nortek Holdings and Nortek Holdings Merger Sub thereunder have been duly and validly authorized, and the Holding Company Merger Agreement has been approved by the Special Committee and the Boards of Directors of Nortek, Nortek Holdings and Nortek Holdings Merger Sub, and approved and adopted by Nortek as the sole stockholder of Nortek Holdings and approved and adopted by Nortek Holdings as the sole stockholder of Nortek Holdings Merger Sub, and no other corporate action on the part of Nortek, Nortek Holdings or Nortek Holdings Merger Sub is necessary to authorize the execution, delivery and performance of this Agreement. Pursuant to
Section 251(g) of the DGCL, no vote of the holders of capital stock of Nortek, Nortek Holdings or Nortek Holdings Merger Sub is required to effect the Holding Company Merger.

     SECTION 3.3  Consents and Approvals; No Violations.

     (a) Neither the execution and delivery of this Agreement nor the performance by Nortek and Nortek Holdings of their respective obligations hereunder nor the consummation by Nortek and Nortek Holdings of the Transactions will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the by-laws of the Company or any Subsidiary thereof; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any Material Contract (as defined herein) or any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease, contract or agreement or similar instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound (collectively, the "Company Contracts") or
(iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection (b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity (as hereinafter defined) to which the Company or any of its Subsidiaries is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (b) No filing or registration with, notification to, or authorization, consent or approval of, any government or any agency, court, tribunal, commission, board, bureau, department, political subdivision or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, multinational (including, but not limited to, the European Community), provincial, municipal, domestic or foreign (each, a "Governmental Entity") is required in connection with the execution and delivery of this Agreement by Nortek and Nortek Holdings or the performance by Nortek and Nortek Holdings of their respective obligations hereunder, except (i) the filing of the Charter Amendment in accordance with the DGCL and filings to maintain the good standing of the Company, (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the applicable EC Merger Regulations (as defined in Section 5.7(d) hereof) or any other applicable foreign laws regulating competition, antitrust, investment or exchange controls ("Foreign Monopoly Laws"); (iii) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the "Trust Indenture Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"); (iv) compliance with any applicable requirements of state blue sky, securities or takeover laws or stock exchange requirements; and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.4 Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Nortek Common Stock (or, after the Holding Company Merger, Nortek Holdings Common Stock), 5,000,000 shares of Nortek Special Common Stock (or, after the Holding Company Merger, Nortek Holdings Special Common Stock), and 7,000,000 shares of preference stock, $1.00 par value per share, of the Company (the "Nortek Preference Stock"), of which 200,000 shares are designated as Series A Participating Preference Stock. As of June 18, 2002, there were (A) 10,489,978 shares of Nortek Common Stock issued and outstanding (and there are an additional 8,377,935 shares of Nortek Common Stock held in the treasury of the Company), (B) 513,113 shares of Nortek Special Common Stock issued and outstanding, and (C) no shares of Preference Stock issued and outstanding and, since June 18, 2002, no shares of capital stock of the Company have been issued, except pursuant to the exercise of Options and conversion of Nortek Special Common Stock, in each case, outstanding on such date. All shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. As of June 18, 2002, 2,685,163 shares of Nortek Common Stock and 2,644,116 shares of Nortek Special Common Stock were reserved for issuance (of which 837,897 shares of Nortek Common Stock and 1,248,849 shares of Nortek Special Common Stock were issuable upon the exercise of outstanding Options) under the Company Option plans listed on Section 3.4 of the Company Disclosure Schedule (such schedule to specify the shares reserved for issuance and issuable upon the exercise of outstanding Options for each such plan). As of the date hereof, 803,282 shares of Nortek Common Stock were reserved for issuance upon the conversion of shares of Nortek Special Common Stock and all of such shares of Nortek Common Stock were issuable upon the conversion of Nortek Special Common Stock. Except as set forth in the four preceding sentences or as contemplated by this Agreement, there are outstanding
(I) no shares of capital stock or other voting securities of the Company, (II) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and (III) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (I), (II) and (III) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, except for the Redemption. No Subsidiary of the Company owns any capital stock or other voting securities of the Company.

     SECTION 3.5  Subsidiaries.

     (a) Each Subsidiary of the Company that is actively engaged in any business or owns any assets or has any non de minimis liabilities (contingent or otherwise) (each, an "Active Company Subsidiary") (i) is a entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (to the extent such concept is recognized), (ii) has all necessary powers required to carry on its business as now conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification or licensing necessary, except for failures of this representation and warranty to be true which would not, in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "Subsidiary" means with respect to any Person, any corporation or other legal entity of which such Person owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. All Active Company Subsidiaries and their respective jurisdictions of organization are identified on Section 3.5(a) of the Company Disclosure Schedule.

     (b) All of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and such shares are owned by the Company or by a Subsidiary of the Company free and clear of any Liens (as defined hereafter) or limitation on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of any such Subsidiaries. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, except, in the case of securities, for limitations on transfer imposed by federal or state securities laws.

     (c) Section 3.5(c) of the Company Disclosure Schedule sets forth all Persons in which the Company or a Subsidiary of the Company owns 10% or more of the outstanding voting or equity interest, the owner thereof and the amount thereof so owned.

     SECTION 3.6 SEC Documents. The Company has filed all reports, proxy statements, registration statements, forms and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 2001 (collectively, including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). No Subsidiary of the Company is required to file any report, proxy statement, registration statement, form or other document with the SEC. None of the Company SEC Documents (other than the financial statements contained therein, as to which representations are made in Section 3.7 hereof) (as amended prior to the date of this Agreement, if amended prior to the date of this Agreement), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of such Company SEC Documents (as amended prior to the date of this Agreement, if amended prior to the date of this Agreement), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, each as in effect on the date so filed.

     SECTION 3.7  Financial Statements; No Undisclosed Liabilities.

     (a) The consolidated financial statements of Nortek and Nortek Holdings (including any notes and schedules thereto) included in the Company SEC Documents (i) were prepared from the books and records of the Company and its Subsidiaries, (ii) comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (iii) are in conformity with United States generally accepted accounting principles as in effect as of the dates of such financial statements ("GAAP"), applied on a consistent basis (except as may be indicated therein or in the notes thereto and, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) during the periods involved and (iv) fairly present, in all material respects, the consolidated financial position of Nortek and Nortek Holdings, as the case may be, and its respective consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not expected to be material in amount).

     (b) Except for (i) those liabilities or obligations that are fully reflected or reserved for in the consolidated balance sheet (including the notes thereto) of Nortek included in its Annual Report on Form 10-K for the year ended December 31, 2001 (the "Company 10-K"), and (ii) liabilities and obligations incurred since December 31, 2001 in the ordinary course of business consistent with past practice or in connection with the Transactions, the Company and its Subsidiaries did not have at December 31, 2001, and since such date the Company and its Subsidiaries have not incurred, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Company's financial statements in accordance with GAAP), except for such liabilities and obligations which would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.8 Proxy Statement; Other Filings. None of the information contained in the Proxy Statement (as defined in Section 5.2(b)) (and any amendments thereof or supplements thereto) will at the time of the mailing of the Proxy Statement to the holders of Shares, at the time of the Special Meeting (as defined in Section 5.2(a) hereof), and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Schedule 13E-3 (as defined in Section 5.2(b) hereof) to be filed with the SEC concurrently with the filing of the Proxy Statement, will, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to statements made or omitted in the Proxy Statement or Schedule 13E-3 relating to Kelso & Company, L.P. ("Kelso") and its affiliates or K Holdings based on information supplied by Kelso and its affiliates or K Holdings for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the provisions of the Exchange Act, except that no representation is made by the Company with respect to the statements made or omitted in the Proxy Statement or Schedule 13E-3 relating to Kelso and its affiliates or K Holdings based on information supplied by Kelso and its affiliates or K Holdings for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3.

     SECTION 3.9 Absence of Material Adverse Changes, etc. Except as set forth in the Company SEC Documents filed prior to the date hereof and except as expressly contemplated by this Agreement, since December, 2001, the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been (i) any change, event or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect or (ii) any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
Section 5.1 of this Agreement.

     SECTION 3.10 Taxes. (1) All material Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in the manner prescribed by law, and all such Tax returns are true, complete and accurate in all material respects; (2) all Taxes due and owing (whether or not reflected on any Tax Return) by the Company or any Subsidiary of the Company have been timely paid, or adequately reserved or properly accounted for in accordance with GAAP; (3) there is no presently pending, scheduled or commenced audit, examination, deficiency, refund litigation, proposed adjustment, proceeding (whether judicial or administrative) or matter in controversy relating to Taxes of the Company or any Subsidiary of the Company; (4) there are no material liens for Taxes on any asset of the Company or any Subsidiary of the Company, except for liens for Taxes not yet due and payable; and (5) the Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes (including, without limitation, employee-related Taxes) or has adequately reserved or properly accounted for such taxes in accordance with GAAP.

        (a) The statutes of limitations for the federal income Tax Returns of the Company and the Subsidiaries of the Company have expired or otherwise have been closed for all taxable periods ending on or before December 31, 1996.

        (b) The Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) during the 5-year period ending on the Closing Date.

        (c) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person other than the Company or any of its Subsidiaries
(i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor or (iii) by contract.

        (d) For purposes of this Agreement, (i) "Taxes" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, any liability for taxes, levies or other like assessments, charges, fees of another Person pursuant to Treasury Regulation Section 1.1502-6 or any similar or analogous provision of applicable law or otherwise (including, without limitation, by agreement) and such term shall include any interest, penalties or additions to tax attributable to such taxes and (ii) "Tax Return" means any report, return, statement, declaration or other written information required to be supplied to a taxing or other governmental authority in connection with Taxes.

        (e) Neither the Company nor any of its Subsidiaries is required to include in income any material adjustment pursuant to Section 481(a) of the Code (or any similar provisions of state, local or foreign law) in its current or in any future taxable period by reason of a change in accounting method.

     SECTION 3.11  Employee Benefit Plans.

     (a) The Company has heretofore delivered or made available to K Holdings true and complete copies of (i) each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other employee benefit-related insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, whether written or oral, sponsored, maintained or contributed to or required to be contributed to by the Company or any member of its "controlled group," within the meaning of Section 414(b), (c) or (m) of the Code, (together, the "Company Group") for the benefit of any employee or former employee of the Company Group (collectively, the "Plans") and (ii) if any Plan is funded through a trust or any third party funding vehicle, copies of such trust or other vehicle.

     (b) Schedule 3.11(b) of the Company Disclosure Schedule contains a true and complete list of all Plans that are material to the Company and its Subsidiaries taken as a whole.

     (c) Schedule 3.11(c) of the Company Disclosure Schedule contains a true and complete list of all Plans pursuant to which any amounts may become vested or payable as a result of the consummation of the Transactions (either alone or in combination with other events).

     (d) No member of the Company Group has any legally binding plan or commitment to create any additional Plan or modify or change any existing Plan that would be reasonably expected to result in material liabilities to the Company Group, except as may be required by law.

     (e) Other than as set forth in Schedule 3.11(e) of the Company Disclosure Schedule, no member of the Company Group has incurred, or reasonably expects to incur, (i) any material liability under Title IV of ERISA that has not been satisfied in full, including, without limitation, any such material unsatisfied liability arising out of proceedings instituted by the PBGC or (ii) any liability that has not been satisfied in full in connection with any Plan that is a Multiemployer Plan on account of a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in sections 4203 and 4205 of ERISA, except as would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The aggregate withdrawal liability of the Company Group, computed as if a complete withdrawal by each member of the Company Group from each Plan that is a Multiemployer Plan occurred on the date hereof, would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder,
(ii) "PBGC" means the Pension Benefit Guaranty Corporation and (iii) "Multiemployer Plan" means a multiemployer plan within the meaning of section 4001(a)(3) of ERISA.

     (f) Except to the extent that it would not result in material liability to the Company, each of the Plans has been operated and administered in all material respects in accordance with the terms of such Plan and all applicable laws, including but not limited to ERISA and the Code, and no governmental audits, actions, suits or claims (other than routine claims in the ordinary course) are pending or, to the knowledge of the Company, threatened.

     (g) Each of the Plans which is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified, provided that any corrections required to be made to maintain such qualification are set forth in
Section 3.11(g) of the Company Disclosure Schedule and can be cured under Revenue Procedure 2001-17 without material liability to the Company. Each of the Plans that is intended to satisfy the requirements of section 501(c)(9) of the Code has so satisfied such requirements other than any failure that would not give rise to material liability.

     (h) Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts which any member of the Company Group is required to pay on or before the Closing Date under the terms of each of the Plans and Section 412 of the Code, and all amounts not payable prior to Closing will be properly accrued and recorded on the balance sheet of the Company, except as would not reasonably be expected to result in a Company Material Adverse Effect, and, other than as set forth in Section 3.11(h) of the Company Disclosure Schedule, none of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement.

     SECTION 3.12  Environmental Matters.

     (a) The Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws, including possessing all permits, authorizations, licenses, exemptions and other governmental authorizations required for its operations under applicable Environmental Laws (all of the foregoing, the "Environmental Permits"), except for such violations, if any, that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All such Environmental Permits are in effect, no appeal nor any other action is pending to revoke any such Environmental Permit, and the Company and each of its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits, except for such violations, if any, that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the extent required by applicable Environmental Laws, the Company and each of its Subsidiaries have filed (or will have filed by the Closing Date) all applications necessary to renew or obtain any Environmental Permits in a timely fashion so as to allow the Company and each of its Subsidiaries to continue to operate their businesses in compliance with applicable Environmental Laws, except for such failure, if any, that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and the Company does not expect such new or renewed Environmental Permits to include any new terms or conditions that will have a material impact on the Company or any of its Subsidiaries.

     (b) There is no pending or, to the knowledge of the Company, threatened claim, lawsuit, or administrative proceeding against the Company or any of its Subsidiaries, under or pursuant to any Environmental Law, and neither the Company nor any of its Subsidiaries has received written notice from any Person, including any Governmental Entity, alleging that the Company or any of its Subsidiaries has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved, except for such violations and liabilities which would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written request for information from any Person, including but not limited to any Governmental Entity, related to any potential liability under or compliance with any applicable Environmental Law, except for such liability that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (c) With respect to the real property that is currently owned, leased or operated by the Company or any of its Subsidiaries, there have been no Releases of Hazardous Substances on or underneath any of such real property except for those that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (d) With respect to real property that was formerly owned, leased or operated by the Company or any of its Subsidiaries or any of their predecessors in interest, there were no Releases of Hazardous Substances on or underneath any of such real property during the Company's or any of its Subsidiaries' ownership or operation of such real property except for those that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (e) Neither the Company nor any of its Subsidiaries has entered into any agreement that may require them to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any liabilities or costs arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Substances, or otherwise arising in connection with or under Environmental Laws, except for such liabilities or costs, if any, that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (f) To the knowledge of the Company, neither the Company nor any of its Subsidiaries, within the next five years, will be required to expend monies for capital improvements in order to (1) comply or maintain compliance with applicable Environmental Laws or (2) comply with regulatory requirements that are not now effective, but to the knowledge of the Company, will be or are reasonably expected to become effective after the Closing Date, except for such expenditures that, if made as of the date of this Agreement, would not reasonably be expected to have a Company Material Adverse Effect.

     (g) For purposes of this Agreement (i) "Environmental Laws" shall mean all foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources,
(ii) "Hazardous Substance" shall mean any substance, whether solid, liquid or gaseous, which is listed, defined or regulated as a "hazardous substance", "hazardous waste", "oil", "pollutant", "toxic substance", "hazardous material waste", or "contaminant" or is otherwise classified as hazardous or toxic, in or pursuant to any Environmental Laws; or which is or contains any asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, explosive, nuclear, or radioactive material, or motor fuel or other petroleum hydrocarbons, or pesticides, insecticides, fungicides, or rodenticides, or biohazardous materials or waste, and (iii) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water or groundwater.

     SECTION 3.13  Litigation; Compliance with Laws.

     (a) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or arising out of the Transactions, there is no action, suit, charge, complaint, grievance or proceeding pending (each, an "Action") against, or to the knowledge of the Company threatened against, the Company or any Subsidiary of the Company or any of their respective properties, or any of their officers, employees or directors in their capacity as such, or any other Person with respect to which, in whole or in part, the Company or any Subsidiary of the Company is liable or has agreed to indemnify such other Person, before any court or arbitrator or any Governmental Entity except for those that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. After the date of this Agreement, there shall not have been commenced or threatened in writing any "Designated Actions" which, when considered collectively, are such that it would not be unreasonable to conclude that there is a material risk that the Company and its Subsidiaries will in the future incur liabilities in connection with such Designated Actions and/or other potential Actions involving allegations of a similar nature that would be material to the Company and its Subsidiaries taken as a whole. The term "Designated Actions" shall have the meaning set forth in Section 3.13(a) of the Company Disclosure Schedule.

     (b) The Company and its Subsidiaries are (and since January 1, 2001 have been) in compliance with all applicable laws, ordinances, rules and regulations of any federal, state, local or foreign Governmental Entity applicable to their respective businesses and operations, except for such violations, if any, which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have all governmental licenses, permits, authorizations, consents and approvals (collectively, "Licenses") required to carry on its business as now conducted and all such Licenses are in full force and effect, other than any such Licenses the failure of which to have or to be in full force and effect would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary thereof has received notification from any Governmental Entity of any intent to revoke or terminate, or of any proceedings regarding, any of their material Licenses.

     SECTION 3.14  Intellectual Property.

     (a) The Company and its Subsidiaries own or have the right to use all Intellectual Property (as defined hereafter) used in or necessary for the conduct, in all material respects, of the business of the Company and its Subsidiaries as such business is currently conducted, except where the failure to so own or have such right would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (b) To the knowledge of the Company: (i) all of the registrations relating to material Intellectual Property owned by the Company and its Subsidiaries are subsisting and unexpired, and, except with respect to Liens granted under the Bank Facility, all the material Intellectual Property is free of all Liens, and has not been abandoned; (ii) the Company and its Subsidiaries do not infringe or otherwise violate, and neither the Company nor any of its Subsidiaries has received any notice of potential infringement or other violation of, the Intellectual Property rights of any third party in any respect that would (either by reason of any damage claims against the Company or any of its Subsidiaries or by reason of the Company or any of its Subsidiaries ceasing to so infringe such rights) reasonably be expected to have, in the aggregate, a Company Material Adverse Effect; (iii) no third party is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries in or to any Intellectual Property owned or licensed by the Company or any of its Subsidiaries; (iv) no judgment, decree, injunction, rule or order has been rendered by any Governmental Entity which would limit, cancel or question the validity of, or the Company's or its Subsidiaries' rights in and to, any Intellectual Property owned or used by the Company in any respect except for those that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (v) neither the Company nor any of its Subsidiaries has received notice of any pending or threatened suit, action or proceeding that seeks to limit, cancel or question the validity of, or the Company's or any of its Subsidiaries' rights in and to, any Intellectual Property, except for those that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (c) For purposes of this Agreement, "Intellectual Property" shall mean all rights provided under U.S. state and foreign law relating to intellectual property, including without limitation all (x) (1) patents, patent applications, patent disclosures, and all rights related thereto including all reissues, divisions, and continuations; (2) proprietary inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and proprietary know-how relating thereto, whether or not patented or eligible for patent protection; (3) copyrights and copyrightable works, including computer applications, programs, software, databases, Internet websites, and related items; (4) trademarks, service marks, trade names, trade dress, and domain names, and the goodwill of the business symbolized thereby, and all common-law rights relating thereto; (5) trade secrets and other confidential information and (y) all registrations, applications and recordings for any of the foregoing.

     (d) The consummation of the Transactions will not result in the loss or impairment of the Company's or any of its Subsidiaries' ownership or use of any Intellectual Property, except as would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.15  Material Contracts.

     (a) All contracts described in Item 601(b)(10) of Regulation S-K to which the Company or its Subsidiaries is a party or may be bound ("S-K Contracts") have been filed as exhibits to, or incorporated by reference in, the Company's Form 10-K for the year ended December 31, 2001. As used herein, "Material Contracts" shall mean all S-K Contracts and the following contracts:

          (i) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon (x) the revenues or income of the Company or any of its Subsidiaries or (y) the revenues or income of any product of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party, in each case involving aggregate annual payments by the Company or any of its Subsidiaries of more than $500,000;

          (ii) all contracts and agreements that (A) limit or purport to limit the ability of the Company or any of its Subsidiaries or, to the Company's knowledge, any key executives of the Company or any of its Subsidiaries, to compete in any line of business or with any Person or in any geographic area or location or during any period of time, (B) require the Company or any of its Subsidiaries to use any supplier or third party for all or substantially all of the Company's or any of its Subsidiaries' requirements or needs, (C) limit or purport to limit in any material respect the ability of the Company or any of its Subsidiaries to solicit any customers or clients of the other parties thereto, or (D) require the Company or any of its Subsidiaries to provide to the other parties thereto "most favored nations" pricing (each of (A) through (D), a "Restrictive Agreement");

          (iii) all (or, in the case of the Company and persons other than officers or principals, all written) contracts, understandings, transactions, agreements and arrangements between the Company (and all material contracts, understandings, transactions, agreements and arrangements between any of its Subsidiaries), on the one hand, and any of their respective officers, directors or principals (or any of such Person's affiliates) on the other hand (each such contract, a "Related Party Agreement"); and

          (iv) all joint venture contracts, partnership arrangements or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by the Company or any of its Subsidiaries of more than $1,000,000 per year with any third party.

     (b) Set forth on Section 3.15 of the Company Disclosure Schedule is a true and complete list of all Material Contracts described in clauses (i) through
(iv) above.

     (c) All Material Contracts are valid and in full force and effect on the date hereof, except to the extent they have previously expired in accordance with their terms. None of the Company, its Subsidiaries, or, to the knowledge of the Company, the other parties thereto, has violated in any material respect any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Material Contract.

     SECTION 3.16  Indebtedness; Company Cash.

     (a) Except for (v) Indebtedness (as defined herein) specifically described in the notes to the Company's unaudited consolidated financial statements for the three months ended March 31, 2002 included in the Company 10-Q, (w) Indebtedness included in the amount set forth under total liabilities on the balance sheet included therein, (x) Indebtedness of the Company to any of its wholly owned Subsidiaries or of any Subsidiary of the Company to the Company, (y) Indebtedness incurred under working capital facilities of foreign Subsidiaries of the Company not exceeding the amount of such Indebtedness outstanding on March 31, 2002 and (z) other Indebtedness not in excess of $500,000 in the aggregate, the Company and its Subsidiaries have no outstanding Indebtedness and no Contracts, agreements, understandings or other obligations relating to Indebtedness, other than Indebtedness incurred after the date hereof in compliance with Section 5.1(j) hereof.

     (b) For the purposes of this Agreement, "Indebtedness" or "indebtedness" means, without duplication, (i) all indebtedness, notes payable (including, without limitation, notes payable in connection with acquisitions), accrued interest payable or other obligations of the Company and its Subsidiaries for borrowed money, whether current, short-term, or long-term, secured or unsecured,
(ii) all indebtedness of the Company and its Subsidiaries for the deferred purchase price for purchases of property or assets, (iii) all lease obligations of the Company and its Subsidiaries under leases which are capital leases in accordance with GAAP, (iv) all off-balance sheet financing of the Company and Subsidiaries including, without limitation, synthetic leases and project financing, (v) any obligations of the Company or its Subsidiaries in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (vi) any liability of the Company or its Subsidiaries with respect to interest rate swaps, collars, caps and similar hedging obligations, (vii) the obligations pursuant to any class of preferred stock (other than Nortek Preference Stock or Nortek Holdings Preference Stock) and any dividends accrued thereon, (viii) any indebtedness referred to in clauses (i) through (vii) above of any Person or entity other than the Company which is either guaranteed by, or secured by any Lien upon any property or assets owned by, the Company or any of its Subsidiaries and (ix) any prepayment penalties resulting from the discharge of any of the foregoing obligations which are or will be actually prepaid pursuant to a pre-existing contractual arrangement as a result of the Transactions; provided, however, that the foregoing definition of Indebtedness shall not include ordinary course trade payables and accrued expenses (other than interest). In addition to the foregoing, "Indebtedness" or "indebtedness" also includes any Indebtedness that will become due or owing as a result of the execution and delivery of this Agreement or the consummation of the Transactions.

     (c) As of the date of this Agreement, the Company and its Subsidiaries had cash and cash equivalents on hand of not less than $175 million.

     SECTION 3.17  Real Estate.

     (a) The Company or one of its Subsidiaries has (i) good, valid and marketable title to each parcel of real property owned in fee by the Company or any of its Subsidiaries (the "Company Fee Property") and (ii) good, valid and subsisting leasehold title to each parcel of real property leased by the Company or any of its Subsidiaries (the "Company Leased Property" and together with the Company Fee Property, the "Company Real Property") pursuant to a lease set forth on Section 3.17(a) of the Company Disclosure Schedule (the "Company Leases"), in each case where any such real property is necessary to the conduct of the business of the Company and its Subsidiaries as it is presently conducted, except for any such failure in title which does not have a Company Material Adverse Effect. Section 3.17(a) of the Company Disclosure Schedule sets forth a true and complete list of all Company Real Property which is necessary to the conduct of the business of the Company and its Subsidiaries as it is presently conducted. To the Company's knowledge, (1) the Company or one of its Subsidiaries has the right to quiet enjoyment of the Company Leased Property for the full term of the Company Lease relating thereto, except for any failure which would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (2) each Company Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the parties thereto and there is no, nor has the Company or any of its Subsidiaries received notice of any, default (or any condition or event, which, after notice or a lapse of time or both would constitute a default thereunder), except for any failure which would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (3) neither the Company nor any of its Subsidiaries has assigned its interest under any Company Lease or sublet any part of the premises covered thereby or exercised any option or right thereunder except as would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and (4) no penalties are accrued and unpaid under any Company Lease, except for penalties that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (b) The Company Real Property is not subject to any liens, restrictions, rights-of-way or other encumbrances (collectively, "Property Restrictions"), except for: (i) any such Property Restrictions for taxes, assessments and other governmental charges not yet due and payable, or, if due, not delinquent or being contested in good faith by appropriate proceedings during which collection or enforcement against the Company Real Property is stayed, (ii) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions where such Property Restrictions would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (iii) easements, licenses, covenants, conditions, mechanic's liens, rights-of-way and other similar restrictions and encumbrances, including any other agreements, restrictions or encumbrances which would be shown on a current title report or survey or similar report or listing and any other matters of record, provided the same would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or (iv) where the existence of any such Property Restrictions, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     (c) To the Company's knowledge and except as would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there is no Company Real Property whose building systems are not in working order, (ii) there is no physical damage to any Company Real Property, (iii) there is no currently pending and incomplete renovation or restoration to any Company Real Property and (iv) there are no material structural defects relating to the Company Real Property. To the Company's knowledge, neither the Company nor any of its Subsidiaries has received any written notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Real Property or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Real Property or by the continued maintenance, operation or use of the parking areas.

     SECTION 3.18  Labor Relations and Employment.

     (a) (i) Except as would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no labor strike, dispute, slowdown, stoppage, or lockout actually pending, or to the knowledge of the Company, threatened or being carried out against the Company or its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries; (ii) to the knowledge of the Company, no unions claim to represent any employees of the Company or any of its Subsidiaries; (iii) except as set forth on Schedule 3.18(a), neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association; (iv) except as set forth on
Schedule 3.18(a), none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and neither the Company nor any of its Subsidiaries have any knowledge of any union organizing activities among such employees, nor does any question concerning representation exist concerning such employees; and (v) there has not occurred a substantial union organizing event at one or more facilities of the Company or its domestic Subsidiaries in respect of which there is a reasonable risk that such event would have a material adverse impact on the labor costs of the Company and its Subsidiaries taken as a whole.

     (b) The Company and its Subsidiaries are, to the knowledge of the Company, in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices, except for such violations, if any, which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to employees and, to the knowledge of the Company, no such investigation is in progress which would, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.19 Opinion of Financial Advisors. Nortek has received the opinion of Morgan Stanley & Co. Incorporated to the effect that the Redemption Consideration is fair to the stockholders of the Company from a financial point of view.

     SECTION 3.20 Finders' and Other Fees. Except for Morgan Stanley & Co. Incorporated, whose fees will be paid by the Special Committee, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Special Committee, the Company or any Subsidiary of the Company, or any employee or consultant of the Company or any Subsidiary of the Company, that would be entitled to any fee, commission, sale bonus or similar payment from the Special Committee, the Company, any Subsidiary of the Company, K Holdings or any of K Holdings's affiliates upon consummation of the Transactions.

     SECTION 3.21 Rights Amendment. The Company and its Board of Directors have taken all necessary action to render the Rights Agreement inapplicable to the Transactions, and neither the execution and delivery of this Agreement nor the consummation of any of the Transactions will result in the occurrence of a Distribution Date (as defined in the Rights Agreement) or otherwise cause the Rights to become exercisable by the holders thereof. From and after the Holding Company Merger, the Rights Agreement shall apply in respect of Nortek Holdings and shall be void and of no further force or effect with respect to Nortek. For purposes of this Agreement, "Rights Agreement" means the Second Amended and Restated Rights Agreement, dated April 1, 1996, as amended, between the Company and EquiServe Trust Company, N.A., as Rights Agent, and "Rights" shall have the meaning specified therein.

     SECTION 3.22 Nortek Holdings Operations. Nortek Holdings was formed solely for the purpose of engaging in the Transactions and has not, as of the date of this Agreement, (i) engaged in any business activities, (ii) conducted any operations other than in connection with the Transactions, (iii) incurred any liabilities other than in connection with the Transactions or (iv) owned any assets or property other than Nortek Holdings Merger Sub. As of the date of this Agreement, all of the issued and outstanding shares of capital stock of Nortek Holdings are owned by Nortek and have been validly issued, fully paid and nonassessable and not issued in violation of statutory or contractual preemptive or similar rights.

     SECTION 3.23 Debt Financing. The Company has received and delivered to K Holdings a copy of the bank facility (the "Bank Facility") commitment letter, dated as of May 31, 2002, by and among Nortek, Fleet Capital Corporation and Fleet Securities, Inc. (the "Bank Facility Commitment Letter").

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

     Except as disclosed in K Holdings' disclosure schedule delivered concurrently with the delivery of this Agreement (the "K Holdings Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant reasonably apparent), K Holdings hereby represents and warrants to the Company as follows:

     SECTION 4.1 Corporate Existence and Power. K Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all necessary corporate or other power, as the case may be, required to carry on its business as now conducted. K Holdings is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for those jurisdictions where failures to be so qualified or licensed or in good standing would not, in the aggregate, reasonably be expected to have a K Holdings Material Adverse Effect. K Holdings has heretofore delivered or made available to the

Company true and complete copies of the governing documents or other similar organizational documents, as currently in effect, of K Holdings. As used herein, the term "K Holdings Material Adverse Effect" shall mean, with respect to one or more changes, events and effects, a material adverse effect on (i) the condition (financial or otherwise), business, assets, liabilities, prospects, or result of operations of K Holdings and its Subsidiaries, taken as a whole, other than, any event, change, circumstance or effect resulting from, or relating to (x) the economy or financial markets in general, or (y) in general the industries in which K Holdings and its Subsidiaries operate and not specifically relating to, or having a materially disproportionate effect (relative to the effect on other similar companies) on, K Holdings and its Subsidiaries, taken as a whole or (ii) the ability of K Holdings and its Subsidiaries to consummate the Transactions. All references to K Holdings Material Adverse Effect contained in this Agreement shall be deemed to refer solely to the condition (financial or otherwise), business, assets, liabilities, prospects or results of operations of K Holdings and its Subsidiaries, taken as a whole, without including its ownership of the Company and its Subsidiaries after the Transactions.

     SECTION 4.2 Authorization. K Holdings has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized and this Agreement has been approved by the Board of Directors of K Holdings, and no other proceedings on the part of K Holdings is necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by K Holdings and constitutes, assuming due authorization, execution and delivery of this Agreement by the Company, a valid and binding obligation of K Holdings, enforceable against K Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     SECTION 4.3  Consents and Approvals; No Violations.

     (a) Neither the execution and delivery of this Agreement nor the performance by K Holdings of its obligations hereunder nor the consummation by K Holdings of the Transactions will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or other governing or similar organizational documents) of K Holdings; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease, contract or agreement or similar instrument or obligation to which K Holdings is a party or by which it or its assets may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection (b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which K Holdings is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations that would not, in the aggregate, reasonably be expected to have a K Holdings Material Adverse Effect. K Holdings has all Licenses required to carry on its business as now conducted and all such Licenses are in full force and effect, other than any Licenses to failure of which to have or to be in full force and effect would not, in the aggregate, reasonably be expected to have a K Holdings Material Adverse Effect.

     (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by K Holdings or the performance by K Holdings of its obligations hereunder, except (i) the filing of the Charter Amendment in accordance with the DGCL and filings to maintain the good standing of the Company; (ii) compliance with any applicable requirements of the HSR Act, or the applicable EC Merger Regulations or applicable Foreign Monopoly Laws;
(iii) compliance with any applicable requirements of the Securities Act, the Trust Indenture Act and the Exchange Act; (iv) compliance with any applicable requirements of state blue sky or takeover laws or stock exchange requirements; and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a K Holdings Material Adverse Effect.

     SECTION 4.4 Capitalization. As of the date hereof, the authorized capital stock of K Holdings consists of 1,000,000 shares of common stock, par value $.01 per share (the "K Holdings Common Stock"), of which 100 shares were issued and outstanding. As of the date of this Agreement, 85 shares of K Holdings Common Stock have been issued to Kelso Investment Associates VI, L.P., a Delaware limited partnership, and 15 shares of K Holdings Common Stock have been issued to KEP VI, LLC, a Delaware limited liability company. All of the issued and outstanding shares of K Holdings Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of statutory or contractual preemptive or similar rights.

     SECTION 4.5 Proxy Statement. None of the information supplied or to be supplied by K Holdings for inclusion in the Proxy Statement (and any amendments thereof or supplements thereto) will, at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Special Meeting, and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by K Holdings for inclusion in the Schedule 13E-3, will, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.6 K Holdings' Operations. K Holdings was formed solely for the purpose of engaging in the Transactions and has not, as of the date of this Agreement, (i) engaged in any business activities, (ii) conducted any operations other than in connection with the Transactions, (iii) incurred any liabilities other than in connection with the Transactions or (iv) owned any assets or property (other than the stock of North Sub II, Inc., a Delaware corporation).

     SECTION 4.7 Equity Financing. K Holdings (and its designees) has available to it, subject to the satisfaction or waiver of the conditions contained in Sections 6.1 and 6.3 of this Agreement, sufficient funds to deliver $389,091,466 necessary to consummate the Management Stock Purchase and the K Stock Purchase (the "Equity Financing").

     SECTION 4.8 Debt Financing. K Holdings has received and delivered to the Company the bridge facility (the "Bridge Facility") commitment letter with respect to the Debt Financing (as defined herein), dated as of the date of this Agreement, by and among Kelso, UBS AG, Stamford Branch and UBS Warburg LLC (the "Bridge Facility Commitment Letter"). The Bridge Facility Commitment Letter is in full force and effect on the date hereof and has not been amended or modified, and there is no breach or default existing (or which with notice or lapse of time or both may exist) thereunder. Assuming Nortek has cash on hand to make the Distribution as contemplated by Section 2.3 hereof, and makes such Distribution, and has available to it the Bank Facility, then the aggregate proceeds of the Equity Financing and the Bridge Facility are sufficient to pay the aggregate Redemption Consideration, to fund the K Stock Purchase, the Management Stock Purchase, the Option Cash Out and any Change of Control Offer, to provide for the working capital needs of the Company following the Redemption Time and to pay all fees and expenses to be paid by K Holdings related to the Transactions. Neither the Equity Financing nor the Bridge Facility Commitment Letter conditions or will condition the availability of the proceeds of such financing upon the receipt of any consent under the Consent Solicitations.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

     SECTION 5.1 Conduct of the Business of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, the Transactions or the Bank Facility, as set forth in the Company Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that K Holdings shall otherwise consent in writing); provided that nothing in this Agreement shall be deemed in any way to prohibit or restrict the right of the Board of Directors of the Company to convert the Nortek Special Common Stock into Nortek Common Stock (or, after the Holding Company Merger, convert the Nortek Holdings Special Common Stock into Nortek Holdings Common Stock) pursuant to Article Fifth of the Certificate of Incorporation (or, after the Holding Company Merger, the Certificate of Incorporation of Nortek Holdings):

          (a) Ordinary Course.

             (i) The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course and consistent with past practice. Without limiting the foregoing, the Company and its Subsidiaries shall use their reasonable best efforts to preserve substantially intact their present lines of business, maintain their rights and franchises and preserve substantially intact their relationships with customers, suppliers and others having business dealings with them and keep available the services of their present officers and employees, in each case to the end that their ongoing businesses shall not be impaired in a manner that would reasonably be expected to have a Company Material Adverse Effect at the Effective Time.

             (ii) The Company shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) except for (1) capital expenditures set forth on, and made at the times indicated in, a capital expenditure budget plan delivered to K Holdings prior to the date of this Agreement and (2) capital expenditures not in excess of the aggregate amount not yet expended in the capital expenditure budget for the current year delivered to K Holdings, plus an additional $5,000,000, incur or commit to any capital expenditures.

        (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to (i) other than pursuant to the Rights Agreement, declare, set aside or pay any dividend or other distribution with respect to any of its capital stock (except for dividends by wholly owned Subsidiaries of the Company), (ii) other than the Reclassification, split, combine or reclassify any of its capital stock or issue any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) other than the Redemption, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

        (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell any shares of its capital stock of any class, any bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote ("Company Voting Debt") or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares of capital stock or Company Voting Debt, other than (i) (A) the issuance of Shares upon the exercise of Options outstanding on the date of this Agreement or issued in accordance with clause (B) below, in each case in accordance with the terms of the Plans in effect as of the date of this Agreement, and (B) the issuance of Options pursuant to Plans in effect as of the date of this Agreement in the ordinary course of business consistent with past practice, but in no event more than 10,000 such Options, (ii) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of the Company, or (iii) issuances in accordance with the Rights Agreement.

        (d) Governing Documents; Securities. The Company shall not, and shall not permit any of its Subsidiaries to, amend (i) their respective certificates of incorporation, by-laws or other governing documents or (ii) any material term of any outstanding security issued by the Company or any of its Subsidiaries.

        (e) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire (or agree to acquire or take any steps to facilitate the acquisition of) by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, stock or operations of another company, other than in the ordinary course of business consistent with past practice or any acquisition by the Company for cash (i) in an aggregate amount not to exceed $1,000,000 and (ii) which do not make it materially more difficult to obtain, or is likely to cause any material delay in obtaining, any approval or authorization required in connection with the Transactions under any Regulatory Law (as defined in Section 5.7(d) hereof).

        (f) No Dispositions. The Company shall not, and shall not permit any of its Subsidiaries to, sell, dispose of, transfer or divest any assets (including capital stock of its Subsidiaries but excluding excess or obsolete assets and sales of inventory in the ordinary course of business), businesses or divisions other than (i) internal reorganizations or consolidations involving existing Subsidiaries of the Company and (ii) dispositions for which the fair market value of the assets disposed of and of the total consideration, including liabilities assumed, received by the Company or its Subsidiaries in the aggregate does not exceed $1,000,000.

        (g) No Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, assume or otherwise incur any Lien or restriction on transfer of any nature whatsoever on any asset other than Liens which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        (h) No Relinquishment of Rights. The Company shall not, and shall not permit any of its Subsidiaries to, (i) relinquish, waive or release any material contractual or other right or claim, (ii) settle any material action, suit, claim, investigation or other proceeding or (iii) knowingly dispose of or permit to lapse any rights in any material Intellectual Property or knowingly disclose to any Person not an employee of the Company or any of its Subsidiaries or otherwise knowingly dispose of any material trade secret, process or know-how not a matter of public knowledge prior to the date of this Agreement, except pursuant to judicial order or process or as required by law or regulation.

        (i) Investments. The Company shall not, and shall not permit any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any other Person other than (w) in connection with actions permitted by Section 5.1(e) hereof, (x) by the Company or a Subsidiary of the Company to or in the Company or any wholly-owned Subsidiary of the Company, (y) pursuant to any contract or other legal obligation of the Company or any of its Subsidiaries existing at the date of this Agreement and set forth on Section 5.1(i) of the Company Disclosure Schedule or (z) in the ordinary course of business consistent with past practice in an aggregate amount not in excess of $1,000,000.

        (j) Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, have outstanding, create, incur or assume any Indebtedness other than (x) Indebtedness in existence on the date of this Agreement and additional Indebtedness in an aggregate amount not to exceed, at any one time outstanding, $1,000,000, (y) Indebtedness incurred under the Bank Facility or under the Bridge Facility and (z) Indebtedness incurred under working capital facilities of foreign Subsidiaries of the Company not to exceed at any one time outstanding an amount of such Indebtedness equal to the amount of such Indebtedness outstanding on March 31, 2002, plus $5 million.

        (k) Compensation; Severance. Except (i) as required by law, (ii) to satisfy contractual obligations existing on the date hereof or (iii) for grants of stock options up to 10,000 such options for new employees and retention of current employees in accordance with Section 5.1(c) hereof, the Company shall not, and shall not permit any of its Subsidiaries to, (A) pay or commit to pay any severance or termination pay other than severance or termination pay that is required to be paid pursuant to the terms of an existing Plan, (B) enter into any employment, deferred compensation, consulting, severance or other similar agreement (or any amendment to any such existing agreement) with any director or officer or key employee of the Company or any of its Subsidiaries, (C) increase or commit to increase any employee benefits payable to any director, officer or employee of the Company or any of its Subsidiaries, including wages, salaries, compensation, pension, severance, termination pay or other benefits or payments (except in the case of employees other than officers and directors in the ordinary course of business consistent with past practice or as required by an existing Plan or any collective bargaining agreement), (D) adopt or make any commitment to adopt any additional employee benefit plan, except as may be required pursuant to any collective bargaining agreement, (E) make any contribution, other than (i) regularly scheduled contributions and (ii) contributions required pursuant to the terms thereof, to any Plan and (F) amend or extend or make any commitments to amend or extend any Plan.

        (l) Accounting Methods; Income Tax Elections. The Company shall not, and shall not permit any of its Subsidiaries to, (i) change in any material respect its methods of accounting or accounting practice as in effect at December 31, 2001, except for any such change as required by reason of a change in SEC guidelines or GAAP, (ii) change its fiscal year, (iii) make or rescind any material Tax election or settle or compromise any audit, examination, litigation, proceeding (whether judicial or administrative) or matter in controversy relating to Taxes of the Company or any of its Subsidiaries, or (iv) make any change to its method of reporting income, deductions or other Tax items for Tax purposes; provided that in the case of matters described in (iii) and
(iv) above, K Holdings shall not unreasonably withhold its consent.

        (m) Certain Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any contracts, agreements or arrangements that limit or restrain the Company or any of its Subsidiaries or any of their respective affiliates or successors, or that could, after the Effective Time, limit or restrict K Holdings, the Company or any of their respective affiliates or successors, from engaging or competing in any business or in any geographic area or location.

        (n) Rights Agreement. Except in connection with the termination of this Agreement by the Company pursuant to Section 7.1(i), the Company shall not (a) redeem the Rights, or amend or modify or terminate the Rights Agreement other than to delay the Distribution Date (as defined therein) or to render the Rights inapplicable to the execution, delivery and performance of this Agreement and the Transactions, (b) permit the Rights to become non-redeemable at the redemption price currently in effect, except by reason of clause (c) below, or
(c) take any action which would allow any Person (as defined in the Rights Agreement) other than K Holdings to acquire beneficial ownership (as defined in the Rights Agreement) of 17% or more of the Shares without causing a "Distribution Date" or a "Stock Acquisition Date" (as each such term is defined in the Rights Agreement) to occur or to otherwise render the Rights Agreement inapplicable to any transaction contemplated by such Person.

        (o) Corporate Structure. The Company shall not, and shall not permit any of its Subsidiaries to, alter (through merger, liquidation, reorganization, restructuring or any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries, except for changes in the corporate structure or ownership of the Company's Subsidiaries which (1) do not increase the Tax liability of the Company or its Subsidiaries and (2) do not adversely affect (x) the ability to obtain, or the terms of, the Debt Financing and (y) the ability of the Company and its Subsidiaries to transfer assets and liabilities among the Company's Subsidiaries or to the Company.

        (p) The Company shall not, and shall not permit any of its Subsidiaries to, agree, propose, authorize or enter into any commitment to take any action described in the foregoing subsections (a)-(o) of this Section 5.1, except as otherwise permitted by this Agreement.

     SECTION 5.2  Stockholders' Meeting; Proxy Material.

     (a) Subject to the next two sentences of this Section 5.2(a), the Company shall, acting through its Board of Directors and in accordance with applicable law and the Certificate of Incorporation and the by-laws of the Company, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and the Transactions and shall take all lawful action to solicit proxies in favor of the approval of this Agreement and the Transactions, including the Charter Amendment. The Board of Directors of the Company shall recommend approval of the Charter Amendment and the Reclassification by the Company's stockholders (the "Company Recommendation"); provided that, notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may determine
(1) not to make or may withdraw, modify or change such recommendation (a "Change in

Recommendation"), and (2) not to use such efforts to solicit proxies in favor of this Agreement and the Transactions if, in the case of both clauses (1) and (2), it has determined in good faith, based on such matters as it deems relevant, including the advice of the Company's outside legal counsel, that (x) it has received a Superior Proposal and (y) such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law. The Company may, if it receives a bona fide unsolicited Acquisition Proposal (as defined in Section 5.4(b) hereof) delay the mailing of the Proxy Statement or the holding of the Special Meeting, in each case for such reasonable period as would provide a reasonable opportunity for the Company's Board of Directors to consider such Acquisition Proposal and to determine the effect, if any, on its recommendation in favor of the Transactions.

     (b) Promptly following the date of this Agreement, the Company shall prepare a proxy statement relating to the approval of the Charter Amendment and the Reclassification, by the Company's stockholders (as amended or supplemented, the "Proxy Statement"), and the parties hereto shall prepare a Schedule 13E-3 filing (as amended or supplemented, the "Schedule 13E-3"). K Holdings and the Company shall cooperate with each other in connection with the preparation of the foregoing documents. The Company will use its reasonable best efforts to have the Proxy Statement, and the parties hereto will use their reasonable best efforts to have the Schedule 13E-3, cleared by the SEC as promptly as practicable after such filing. Immediately following the Holding Company Merger, the Company shall prepare and file with the SEC a Form 8-K announcing such merger.

     (c) The Company shall as promptly as practicable notify K Holdings of the receipt of any oral or written comments from the SEC relating to the Proxy Statement. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Company shall cooperate and provide K Holdings with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), and the parties hereto shall cooperate and provide each other with a reasonable opportunity to review and comment on the draft Schedule 13E-3 (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and the parties hereto will provide each other with a copy of all such filings made and correspondence with the SEC. If at any time prior to the Effective Time, any information should be discovered by any party which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by Law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of the Company.

     SECTION 5.3 Access to Information. Upon reasonable advance notice, between the date of this Agreement and the Closing Date, the Company shall (i) give K Holdings, its potential financing sources and, as applicable, its and their respective counsel, financial advisors, auditors and other authorized representatives (collectively, "K Holdings' Representatives") reasonable access during normal business hours to the offices, properties, books and records (including, without limitation, all Tax Returns and other Tax-related information) of the Company and its Subsidiaries, (ii) furnish to K Holdings' Representatives such financial and operating data and other information (including, without limitation, all Tax Returns and other Tax-related information) relating to the Company, its Subsidiaries and their respective operations as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Company and its Subsidiaries to cooperate with K Holdings in its investigation of the business of the Company and its Subsidiaries; provided; however, that such access shall only be provided to the extent that such access would not violate applicable laws or the terms of any Company Contract. Without limiting the foregoing, K Holdings and its representatives shall be allowed to conduct an environmental investigation of the Company, its Subsidiaries and their properties, including, at K Holdings' discretion, the performance of environmental sampling. The Company and its Subsidiaries shall fully cooperate with K Holdings and its representatives in connection with such investigation, including, but not limited to, making available personnel, outside contractors and outside consultants with knowledge of environmental matters pertaining to the Company, its Subsidiaries and their properties, making available relevant documents related to such matters, and providing necessary assistance with respect to any proposed environmental sampling, including providing accurate information regarding subsurface utilities or structures that could interfere with or prevent such proposed sampling. Any information relating to the Company or its Subsidiaries made available pursuant to this Section 5.3, shall be subject to the provisions of the Confidentiality Agreement (as defined herein).

     SECTION 5.4  No Solicitation.

     (a) From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not (whether directly or indirectly through advisors, agents or other intermediaries), and the Company shall cause its and its Subsidiaries' respective officers, directors, advisors, representatives or other agents of the Company not to, directly or indirectly, (x) solicit, initiate, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (y) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to the Company or its Subsidiaries or afford access to the properties, books or records of the Company or its Subsidiaries to, any Person that has made an Acquisition Proposal or to any Person in contemplation of an Acquisition Proposal, or (z) accept an Acquisition Proposal or enter into any agreement or agreement in principle (other than an Acceptable Confidentiality Agreement) providing for or relating to an Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions or any other transaction contemplated by this Agreement. Notwithstanding the previous sentence, if at any time prior to the holding of the vote of the Company's stockholders to approve the Charter Amendment and the Reclassification, (i) the Company has received an unsolicited bona fide written proposal from a third party, (ii) the Company's Board of Directors concludes in good faith, based on such matters as it deems relevant, including the advice of the Company's financial advisor, that such Acquisition Proposal is reasonably likely to result in a Superior Proposal by the Person making such Acquisition Proposal and (iii) the Company's Board of Directors determines in good faith, based on such matters as it deems relevant, including the advice of the Company's outside legal counsel, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the fiduciary duties of the Board of Directors of the Company under applicable law, then the Company may, subject to its giving K Holdings at least two business days' prior written notice of the identity of the Person making such Acquisition Proposal and the terms and conditions of the Acquisition Proposal and the Company's intention to furnish information to, and enter into negotiations with, such Person, take any of the actions described in clause (y) of this Section 5.4(a); provided that the Company will not disclose any information to such Person without entering into an Acceptable Confidentiality Agreement (as defined hereafter). The Company shall keep K Holdings reasonably informed of the status of any Acquisition Proposals (including the identity of the parties and price involved). Nothing contained in this Section 5.4 shall prohibit the Company or the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure required by applicable law.

     (b) For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal regarding a merger, consolidation, share exchange, recapitalization, reclassification, liquidation or other business combination involving the Company or any of its Material Subsidiaries (as defined hereafter) or the acquisition or purchase of 30% or more of any class of equity securities of the Company or any of its Material Subsidiaries, or any tender offer (including self-tenders) or exchange offer or stock purchase (including any repurchase by the Company) that if consummated would result in any Person beneficially owning 30% or more of any class of equity securities of the Company or any of its Material Subsidiaries, or a substantial portion of the assets of, the Company or any of its Subsidiaries taken as a whole, other than the Transactions. For purposes of this Agreement, "Superior Proposal" means a proposal made by a third party to enter into (I)(i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company as a result of which either (A) the Company's stockholders prior to such transaction (by virtue of their ownership of Shares) in the aggregate cease to own at least 50% of the voting securities (determined on the basis of one vote (as opposed to ten votes) for each share of Special Common Stock) of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) the individuals comprising the Board of Directors of the Company prior to such transaction do not constitute a majority of the board of the Company or such ultimate parent entity following the transaction, (ii) a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 50% or more of the Company Common Stock or Special Common Stock whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise, and which is (II) otherwise on terms which the Board of Directors of the Company in good faith concludes (based on such matters as it deems relevant, including the advice of its financial advisors and outside counsel), (i) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the Transactions, (ii) is with a Person that has the necessary funds to consummate the proposed transaction or has the necessary financing reasonably available to it with respect thereto and (iii) is reasonably capable of being completed. As used herein, "Material Subsidiary" means any Subsidiary whose consolidated revenues, net income or assets constitutes 10% or more of the revenues, net income or assets of the Company and its Subsidiaries, taken as a whole. As used in this Agreement, an "Acceptable Confidentiality Agreement" shall mean a confidentiality agreement in customary form with terms no less restrictive than the terms of the Confidentiality Agreement, dated March 12, 2002, entered into between Company and Kelso, as the same may be amended, supplemented or modified (the "Confidentiality Agreement").

     SECTION 5.5  Director and Officer Liability.

     (a) K Holdings and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined hereafter) as provided in the Certificate of Incorporation or by-laws of the Company and of each of its Subsidiaries as in effect as of the date hereof, in respect of acts or omissions occurring prior to the Effective Time, shall continue in full force and effect in accordance with their terms from and after the Effective Time. K Holdings and the Company agree that the Certificate of Incorporation and by-laws of Nortek and NorteK Holdings following the Effective Time shall contain the provisions with respect to indemnification and limitations on liability set forth in the Certificate of Incorporation and by-laws of the Company on the date of this Agreement, which provisions, in respect of acts or omissions occurring on or prior to the Effective Time, shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnitees, unless, and only to the extent, such modification is required by law or the Indemnitee affected thereby otherwise consents in writing thereto. With respect to acts or omissions occurring after to the Effective Time, K Holdings and the Company agree that the Certificate of Incorporation and by-laws of Nortek and NorteK Holdings following the Effective Time shall contain the provisions with respect to indemnification and limitations on liability set forth in the Certificate of Incorporation and by-laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for six years after the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnitees, unless, and only to the extent, such modification is required by law or the Indemnitee affected thereby otherwise consents in writing thereto; provided, however, that no such amendment, repeal or modification after six years following the Effective Time shall be made (unless required by law or the Indemnitee affected thereby otherwise consents in writing thereto) to the extent it adversely affects the rights of such Indemnitees in respect of acts or omissions occurring prior to the effectiveness of such amendment, repeal or modification. K Holdings and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee as provided in an agreement between an

Indemnitee and the Company or a Subsidiary of the Company as in effect as of the date hereof shall continue in full force and effect in accordance with their terms from and after the Effective Time.

     (b) In addition to the other rights provided for in this Section 5.5 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 5.5(c)), for six years from and after the Effective Time, the Company shall, to the fullest extent permitted by applicable Law, indemnify and hold harmless (and release from any liability to the Company or any of its Subsidiaries), the individuals who, on or prior to the Effective Time, were officers or directors of the Company or served on behalf of the Company as an officer or director of any of the Company's current or former Subsidiaries (the "Indemnitees") against all expenses (including fees and expenses of counsel), losses, claims, fines, liabilities, damages, judgments or amounts paid in settlement in respect of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on, or arising out of or relating to the fact that such Person is or was a director or officer of the Company or any of its current or former Subsidiaries or arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the Transactions) except for, in any case, acts or omissions which involve conduct known to such Person at the time to constitute a material violation of Law (collectively, an "Indemnifiable Claim"); provided that the Company shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the consent of K Holdings and the Company, which consent shall not be unreasonably withheld. The Company shall advance all expenses (including fees and expenses of counsel) incurred by or on behalf of an Indemnitee in connection with an Indemnifiable Claim within 10 days after receipt by the Company of a statement or statements from such Indemnitee requesting such advance or advances from time to time, provided that prior thereto the Indemnitee provides to the Company an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from the Company. In the event any Indemnifiable Claim is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is finally disposed of or all judgments, orders, decrees or other rulings in connection with such claim are fully satisfied.

     (c) For six years after the Effective Time, the Company shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in no event shall the Company be required to expend more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Company shall maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

     (d) The obligations of the Company under this Section 5.5 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.5 applies without the consent of such affected Indemnitee (it being expressly agreed that Section 5.5 shall survive the termination of this Agreement and the Indemnitees to whom this Section 5.5 applies shall be third party beneficiaries of this Section 5.5).

     SECTION 5.6 Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions.

     SECTION 5.7  Certain Filings.

     (a) The Company and K Holdings shall cooperate with one another (i) in connection with the preparation of the Proxy Statement and the Schedule 13E-3,
(ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement or the Schedule 13E-3 and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the provisions of this Section 5.7, the Company shall, and K Holdings shall, cause its "ultimate parent entity" to file with the Department of Justice and the Federal Trade Commission a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the Transactions within ten (10) days of the date of this Agreement, and, subject to Section 5.7(c) hereof, each party will use its reasonable best efforts to take or cause to be taken all actions necessary, including to comply promptly and fully with any requests for information from regulatory Governmental Entities, to obtain any clearance, waiver, approval or authorization relating to the HSR Act that is necessary to enable the parties to consummate the Transactions. Without limiting the provisions of this Section 5.7, each party hereto shall use its reasonable best efforts to promptly make the filings required to be made by it with all foreign Governmental Entities in any jurisdiction in which the parties reasonably believe it is necessary or advisable. If a Registration Statement on Form S-4 is required to be filed with the SEC in connection with the Transactions, the parties agree to take all necessary steps to prepare, file and have declared effective, in compliance with all applicable securities laws, such Form S-4.

     (b) Subject to Section 5.7(c) hereof, (i) the Company and K Holdings shall each use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the Transactions under any Regulatory Law and
(ii) if any administrative, judicial or legislative action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Transactions as violative of any Regulatory Law, the Company and K Holdings shall each cooperate in all respects and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Transactions, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

     (c) If any objections are asserted with respect to the Transactions under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the Transactions as violative of any Regulatory Law, each of K Holdings and the Company shall use its reasonable best efforts as may be required in order to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the Transactions. Each of the Company and K Holdings shall promptly inform the other party of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice, the Commission of the European Community or any other governmental or regulatory authority regarding any of the Transactions.

     (d) "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Counsel Regulation (EEC) No. 4064/89 of December 21, 1989 on the Control of Concentrations Between Undertakings, OJ (1989) L 395/1 and the regulations and decisions of the Councilor Commission of the European Community or other organs of the European Union or the European Community implementing such regulations (the "EC Merger Regulations") and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment, (ii) foreign exchange or currency controls or
(iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

     SECTION 5.8 Public Announcements. None of the Company, K Holdings, or any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without the prior approval of the other party, except as may be required by law or by any listing agreement with, or the policies of, a national securities exchange.

     SECTION 5.9  Employee Matters.

     (a) Nortek shall, and shall cause its Subsidiaries to, honor in accordance with their terms, all agreements, contracts and arrangements listed on Section 5.9(a) of the Company Disclosure Schedule and Nortek Holdings shall assume all New Options.

     (b) The parties hereto currently intend that for a period of one year following the Effective Time, except (i) with respect to Plans terminated or benefits and compensation paid in connection with the consummation of the Transactions and (ii) as agreed to following the Effective Time by Nortek Holdings and the Chief Executive Officer of Nortek, Nortek will provide employee benefits (excluding any benefits attributable to equity based plans or grants) to employees of Nortek that are substantially similar in the aggregate to those provided to such persons immediately prior to the Effective Time.

     (c) Each employee of the Company and the Subsidiaries will receive service credit for all years of service with the Company or any Subsidiary for purposes of eligibility to participate and vesting (but not benefit accrual) under those employee benefit plans maintained by a member of the controlled group (within the meaning of sections 414(b) and (c) of the Code) which includes Nortek Holdings in which such employee participates after the Effective Time to the extent that such service was recognized by the Company and its Subsidiaries under the corresponding Plan in which such employee participated immediately prior to the Effective Time.

     SECTION 5.10 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or may become applicable to the Transactions, the Company and K Holdings shall each take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the Transactions.

     SECTION 5.11 Certain Notifications. Between the date hereof and the Effective Time, each party shall promptly notify the other party hereto in writing after becoming aware of the occurrence of any event which will, or is reasonably likely to, result in the failure to satisfy any of the conditions specified in Article VI hereof.

     SECTION 5.12  Financing.

     (a) K Holdings shall use its reasonable best efforts to obtain the Debt Financing on terms and subject to conditions reasonably acceptable to it, it being understood and agreed that the terms and conditions contained in the Bridge Financing Commitment Letter are reasonably acceptable to it. For purposes of this Agreement, the term "Debt Financing" shall mean debt financing available to the Company to fund the Change of Control Offer. In addition, it is understood and agreed that nothing contained in this Agreement shall prohibit the Equity Financing from being provided by designees of K Holdings (whether or not affiliates thereof).

     (b) The Company agrees to provide, and will use its reasonable best efforts to cause its officers and employees to provide, all necessary cooperation reasonably requested by K Holdings in connection with the arrangement of, and the negotiation of agreements with respect to, the Debt Financing (and any replacements or refinancing thereof), including, without limitation, by making available to K Holdings and such lenders and their representatives, personnel (including for participation in road shows), documents and information of the Company and its Subsidiaries as may reasonably be requested by K Holdings or such lenders and by cooperating with lenders under the Bridge Facility Commitment Letter in achieving a timely syndication of the Bridge Facility reasonably satisfactory to K Holdings and such lenders.

     SECTION 5.13  Consent Solicitation.

     (a) If, and at such time as, K Holdings reasonably requests, but not later than promptly following the mailing of the Proxy Statement, Nortek or, at K Holdings' election, Nortek Holdings or K Holdings, shall commence a solicitation (the "Consent Solicitation") from holders of the Nortek Notes (i) to agree not to tender into a change of control offer (a "Change of Control Offer"), as described in the Nortek Notes Indentures, in connection with the Transactions (each affirmative agreement, a "Change of Control

Consent"), (ii) to amend the Senior Nortek Notes Indentures (as defined below) to permit the issuance of additional notes under the Senior Nortek Notes Indentures and (iii) to permit the Nortek Notes purchased in the Change of Control Offer to be reoffered and reissued under the Nortek Notes Indentures (clauses (ii) and (iii) together, the "Open Indenture Amendments"). The Consent Solicitation (including the applicable amendments) shall be conducted in accordance with the terms of the Nortek Notes Indentures and all applicable rules and regulations of the SEC and other applicable laws and regulations and shall be on terms (including the terms of the proposed amendments) reasonably determined by K Holdings in consultation with Nortek (including the appointment of a solicitation agent selected by K Holdings).

     (b) Each of Nortek and Nortek Holdings hereby agrees that K Holdings has sole discretion over the terms, conditions and structure of the Consent Solicitation, except that (i) the Company shall have the right to approve, which approval shall not be unreasonably withheld, any terms thereof that would be reasonably expected to impair the Company's relations with the holders of Nortek Notes and (ii) the Change of Control Consent and the Open Indenture Amendments shall not become operative nor shall any amounts be payable to the holders of Nortek Notes in respect of a consent fee or otherwise (unless K Holdings provides an undertaking to reimburse the Company for any amounts so expended) in the event that this Agreement is terminated pursuant to Article VII hereof or the Closing does not occur pursuant hereto. Each of Nortek and Nortek Holdings agrees to cooperate, and to cause its officers, employees, counsel and accountants to cooperate, and to use its reasonable best efforts to consummate the Consent Solicitation, including, preparing and executing all documents required in connection therewith in form and substance reasonably satisfactory to K Holdings, and taking any other reasonable actions K Holdings (in consultation with Nortek) reasonably determines may be necessary in connection therewith; provided, however, that, prior to the Effective Time, neither Nortek nor Nortek Holdings shall be required to (i) make any cash expenditures or (ii) in Nortek's sole judgment be subjected to any unreasonable risk of liability, in each case, as a result of the Consent Solicitation and provisions of this Section. Each of K Holdings, Nortek and Nortek Holdings agrees to comply in all material respects with all laws and regulations applicable to the Consent Solicitation. In no event shall more than the amounts set forth on Section 5.14 of the Company Disclosure Schedule be paid in the Consent Solicitation in respect of the Nortek Notes, unless K Holdings otherwise determines and provides the funds therefor.

     (c) If at any time prior to the Effective Time any information relating to Nortek, Nortek Holdings, or any of its affiliates, officers or directors, should be discovered by K Holdings, Nortek or Nortek Holdings which should be set forth in an amendment or supplement to the documents mailed to holders in respect of the Consent Solicitation so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall promptly be prepared and, if required, filed with the SEC and/or disseminated to the holders of Nortek Notes.

     (d) K Holdings and the Company shall use their reasonable best efforts to maintain the current rating of the Nortek Notes, provided that the foregoing shall not require K Holdings to increase its equity commitment specified in
Section 4.7 hereof.

     For purposes of this agreement, "Nortek Notes" shall mean Nortek's (1)
8 7/8% senior notes due August 1, 2008; (2) 9 1/8% senior notes due September 1, 2007; (3) 9 1/4% senior notes due March 15, 2007 (collectively, the "Senior Nortek Notes"); and (4) 9 7/8% senior subordinated notes due June 15, 2011. "Nortek Notes Indentures" shall mean the indentures related to the Nortek Notes (as they may be amended from time to time). "Senior Nortek Notes Indentures" shall mean the indentures related to the Senior Nortek Notes (as they may be amended from time to time).

     SECTION 5.14 Election of Directors. The Boards of Directors of Nortek and Nortek Holdings as they are constituted at the time of the mailing of the Proxy Statement shall elect to the Boards of Directors of Nortek and Nortek Holdings, as applicable, the Persons referred to in Exhibit G hereto, such election (1) to be approved by a vote of at least two-thirds of the Directors of Nortek and Nortek Holdings, as applicable, in office as of the date hereof, and
(2) to take effect not later than the resignations of the existing Directors as contemplated by Section 1.7.

     SECTION 5.15 Holding Company Merger. The Company shall consummate the Holding Company Merger as soon as reasonably practicable following the date of this Agreement, including taking all actions that are necessary in connection therewith.

     SECTION 5.16 Solvency Letter. The parties shall engage, at the expense of the Company (except that, if the Closing does not occur, the Company and K Holding shall share such expense equally), the appraisal firm of Murray, Devine & Company to deliver a letter addressed to the Special Committee, K Holdings and, if requested by them, the lenders under the Bridge Facility (and on which the Special Committee shall be entitled to rely) indicating that immediately after the Effective Time, and after giving effect to the Transactions, including the Redemption, the Equity Financing and the Debt Financing, each of Nortek and Nortek Holdings (i) will not be insolvent and will have assets sufficient to pay its debts and (ii) will not have unreasonably small capital with which to engage in its business.

     SECTION 5.17 Advisory Fees, etc. Nortek and Nortek Holdings acknowledge that, at the Closing, K Holdings shall cause Nortek or Nortek Holdings (as designated by K Holdings) to (i) pay to Kelso and its designees a fee of $10.5 million and pay or reimburse Kelso and its designees for their expenses and (ii) enter into a financial advisory agreement with Kelso with respect to services to be provided by Kelso or certain of its related parties to Nortek or Nortek Holdings in return for certain financial advisory fees (the amount of which shall be determined by Kelso not to exceed $1.5 million per annum), to be paid annually to Kelso by Nortek or Nortek Holdings, which agreement shall also include indemnification by Nortek or Nortek Holdings of Kelso and certain related parties with respect to the Transactions, including the financing of the Transactions and any services to be provided by Kelso or any related party to Nortek and Nortek Holdings on a going forward basis.

     SECTION 5.18 FIRPTA Compliance. At Closing, the Company shall deliver to K Holdings a statement conforming with the requirements of Treasury Regulation section 1.1445-2(c)(3) certifying that shares of capital stock of the Company do not constitute "United States real property interests" under section 897(c) of the Code. Such statement shall be complete, accurate and valid on the Closing Date.

                                   ARTICLE VI

  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES TO CONSUMMATE THE TRANSACTIONS

     SECTION 6.1 Conditions to Each Party's Obligations. The respective obligations of the Company and K Holdings to consummate the Transactions are subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Closing of each of the following conditions:

        (a) (i) The affirmative vote of a majority of the votes represented by the shares of Company Common Stock and Special Common Stock outstanding on the record date, voting together as a single class and voting separately as separate classes, approving the Charter Amendment and the Reclassification shall have been obtained at the Special Meeting in accordance with the DGCL; and (ii) the affirmative vote of a majority of the votes represented by the shares of Company Common Stock outstanding on the record date, excluding, for such purpose, any shares of Company Common Stock held by members of management of the Company who have entered into Exchange Agreements, approving the Charter Amendment and the Reclassification shall have been obtained at the Special Meeting (the vote required by clauses (i) and (ii) being referred to herein as the "Required Company Vote");

        (b) Any applicable waiting periods (including any extensions thereof) under the HSR Act shall have expired or been terminated. Approval of the Transactions by the European Commission, if required, shall have been obtained pursuant to the EC Merger Regulations and the Form S-4, if required, shall have become effective under the Securities Act and shall not be the subject of any stop order. All Foreign Monopoly Laws shall have been complied with and all consents, approvals and actions of, filings with, and notices to, all Governmental Entities required of K Holdings, the Company or any of their respective Subsidiaries in connection with the Transactions shall have been made, obtained or effected, as the case may be, except for those, the failure of which to be made, obtained or effected would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a K Holdings Material Adverse Effect;

        (c) No judgment, injunction, order, decree, statute, law, rule or regulation (collectively, "Restraints") shall prohibit the consummation of any of the Transactions; and

        (d) The Company, the Special Committee, K Holdings and, if requested by them, the lenders under the Bridge Facility shall have received the letter referred to in Section 5.16 or K Holdings shall have provided to the Company, the Special Committee and such lenders, if requested, from another appraisal firm a comparable letter in form and substance reasonably satisfactory to the Company, the Special Committee and K Holdings.

     SECTION 6.2 Conditions to the Company's Obligation to Consummate the Transactions. The obligation of the Company to consummate the Transactions shall be further subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Closing of each of the following conditions:

        (a) The representations and warranties of K Holdings contained in
Article IV hereof (other than in Section 4.8 hereof) shall be true and correct in all respects when made and as of the Closing as if made at such time (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date) interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms or based on the defined term "K Holdings Material Adverse Effect," except where the failure of all such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to have a K Holdings Material Adverse Effect. Without limiting the foregoing, the representations of K Holdings contained in the first sentence of
Section 4.1 and in Sections 4.2, 4.4 and 4.7 shall be true and correct in all respects as of the Closing (or, to the extent such representations and warranties speak as of an earlier date, they shall be true and correct in all respects as of such earlier date);

        (b) K Holdings shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Closing pursuant to the terms hereof;

        (c) The Company shall have received certificates signed by the Chief Executive Officer of K Holdings, dated the Closing Date, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) hereof have been satisfied or waived;

        (d) No suit, action, proceeding or investigation by any Governmental Entity shall have been commenced (and be pending) against the Company or any of its affiliates, associates, officers or directors seeking to impose liability on any of the foregoing Persons in connection with the Transactions; and no suit, action, proceeding or investigation by any Governmental Entity shall have been commenced (and be pending) against any officer or director of the Company seeking damages in connection with Transactions;

        (e) K Holdings shall be prepared to effect the K Stock Purchase and the Management Stock Purchase immediately following the Effective Time and the Company shall have received a certificate signed by the Chief Executive Officer of K Holdings, dated as of the Closing Date, to the effect that, assuming the occurrence of the Distribution, K Holdings has sufficient funds to effect the K Stock Purchase and the Management Stock Purchase and to provide the Company with sufficient funds to fund the Option Cash Out and to pay the aggregate Redemption Consideration to the Company's stockholders; and

        (f) Nortek shall have sufficient funds to effect the Distribution in accordance with Section 2.3 hereof and there shall be no legal or other impediments thereto.

     SECTION 6.3 Conditions to K Holdings' Obligations to Consummate the Transactions. The obligations of K Holdings to consummate the Transactions shall be further subject to the satisfaction, or to the extent permitted by applicable law, the waiver on or prior to the Closing of each of the following conditions:

        (a) The representations and warranties of the Company contained in
Article III hereof shall be true and correct in all respects when made and as of the Closing as if made at such time (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date) interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms or based on the defined term "Company Material Adverse Effect," except where the failure of all such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Without limiting the foregoing, the representations of the Company contained in the first sentence of Section 3.1, in Sections 3.2 and
Section 3.4, in the second sentence of Section 3.13(a) and in Sections 3.16 and 3.18(a)(v) shall be true and correct in all respects as of the Closing (or, to the extent such representations and warranties speak as of an earlier date, they shall be true and correct in all respects as of such earlier date);

        (b) The Company shall have performed in all material respects each of its agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Closing pursuant to the terms hereof;

        (c) The Company shall have received certificates signed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) hereof have been satisfied or waived;

        (d) No suit, action, proceeding or investigation by any Governmental Entity shall have been commenced (and be pending) against K Holdings (or its permitted designees), the Company or any of their respective affiliates, partners, associates, officers or directors, or any officers or directors of such partners, seeking (i) to prevent or delay the Transactions, (ii) material damages in connection with the Transactions, (iii) any other remedy which would have a Company Material Adverse Effect or a K Holdings Material Adverse Effect; or (iv) to impose liability on any of the foregoing Persons in connection with the Transactions (each of clauses (i)-(iv), a "Material Adverse Consequence") and additionally in each case, other than (iv), which K Holdings reasonably believes is reasonably likely to result in a Material Adverse Consequence;

        (e) The following shall have occurred: (i) RLB shall have exchanged 258,150 shares of Nortek Common Stock and 373,182 shares of Nortek Special Common Stock for 631,332 shares of Nortek Holdings Preference Stock pursuant to the Exchange Agreement to which he is a party, and be prepared to, immediately following the Reclassification, exchange 1,398,849 Options for 1,398,849 New Options to acquire Class A Common Stock pursuant to the Exchange Agreement to which he is a party; and (ii) K Holdings, the Company and certain members of the Company's management, specified by K Holdings shall have entered into a stockholders agreement in the form attached hereto as Exhibit F, and with such changes thereto as the parties thereto shall agree;

        (f) The Company shall have available to it on an unconditional basis (except as specified in the Bridge Facility Commitment Letter) the proceeds of the Debt Financing on terms no less favorable to the Company than the terms specified and described in the Bridge Facility Commitment Letter;

        (g) Nortek shall have sufficient funds to effect the Distribution in accordance with Section 2.3 hereof and there shall be no legal or other impediments thereto.

        (h) The Company shall have received, and delivered copies to K Holdings of valid resignations, effective as of immediately following the Redemption, of each Director (other than those Directors (including RLB) elected in accordance with Section 5.14) and the election of Directors contemplated by Section 5.14 shall have occurred and such Directors shall not have been removed;

        (i) The Company shall be prepared to effect the K Stock Purchase, the Distribution, the Redemption and the Preferred Exchange immediately following the Effective Time;

        (j) The Holding Company Merger shall have been consummated in accordance with the terms of the Holding Company Merger Agreement; and

        (k) The Company shall have in place the Bank Facility, having terms and conditions no less favorable to the Company than those contained in the Bank Facility Commitment Letter.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Closing, by action taken or authorized by (i) the board of directors in the case of K Holdings and (ii) the Special Committee in the case of the Company, and except as provided below, whether before or after approval of the matters presented in connection with the Transactions by the stockholders of the Company:

        (a) By mutual written consent of K Holdings and the Company;

        (b) By either the Company or K Holdings if the Closing shall not have occurred on or before January 31, 2003 or such later date (not to exceed March 15, 2003) to which the Bridge Facility Commitment Letter (or, if executed, definitive financing agreements in respect thereof) is extended (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

        (c) By either the Company or K Holdings if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order, decree, ruling or other action shall have become final and nonappealable;

        (d) By either the Company or K Holdings if the approval by the stockholders of the Company required for the consummation of the Transactions shall not have been obtained by reason of the failure to obtain the Required Company Vote upon the taking of such vote at a duly held meeting of stockholders of the Company or at any adjournment thereof;

        (e) By K Holdings, if the Board of Directors of the Company, prior to obtaining the Required Company Vote, shall have (i) approved or recommended an Acquisition Proposal or resolved to take, or announced an intention to take, any such action, or (ii) within twenty business days of any public disclosure thereof, failed to recommend against or reject an Acquisition Proposal (other than a tender or exchange offer covered under clause (iii) below) or (iii) recommended acceptance of (or indicated or announced that it is unable to take a position, will remain neutral or express no opinion with respect to), or, within eighteen business days after the commencement thereof, failed to recommend against or reject, a tender or exchange offer for 25% or more of the outstanding shares of the Company or resolved to take, or announced an intention to take, any such action;

        (f) By K Holdings, if the Board of Directors of the Company shall have effected a Change in Recommendation or shall have taken any action or made any statement in connection with the Special Meeting materially inconsistent with the Company Recommendation (including any action described in clause (2) of Section 5.2(a)) (or resolved to take such action), whether or not any such action is in violation of this Agreement;

        (g) By the Company, if there is an intentional breach by K Holdings of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 6.2(a) or 6.2(b) and which has not been cured (or is not capable of being cured) within fifteen business days following receipt by K Holdings of written notice of such breach;

        (h) By K Holdings, if there is an intentional breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 6.3(a) or 6.3(b) and which has not been cured (or is not capable of being cured) within fifteen business days following receipt by the Company of written notice of such breach; or

        (i) By the Company, in order to recommend, approve or accept a Superior Proposal; provided, however, that prior to such termination, (A) the Company must notify K Holdings in writing that it intends to terminate pursuant to this subsection, with such notice specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (B) if K Holdings, within the 72 hour period immediately following delivery of such written notice, proposes in writing to the Company changes or supplements to the terms and conditions of this Agreement with a view to causing such terms to be at least as favorable to the Company's stockholders as the terms of the Superior Proposal, the Special Committee shall in good faith consider such proposal from K Holdings, taking into account such factors as they in good faith deem relevant.

        The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

     SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or K Holdings as provided in Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of K Holdings or the Company or their respective officers or directors except with respect to Article VII hereof, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither K Holdings nor the Company shall be relieved or released from any liabilities or damages arising out of its willful breach of this Agreement.

     SECTION 7.3  Fees and Expenses.

     (a) The Company agrees to pay Kelso (or its designees) the sum of $16.5 million (the "Termination Fee") and to reimburse Kelso (or its designees) for all out-of-pocket expenses of Kelso and K Holdings (the "Expenses"), not in any event to exceed $7.5 million, including expenses of financial advisors, outside legal counsel and accountants, incurred in connection with the Transactions if this Agreement is terminated under the following circumstances:

          (i) by the Company pursuant to Section 7.1(i) hereof; or

          (ii) by K Holdings pursuant to Section 7.1(e) or 7.1(f) hereof; or

          (iii) by either the Company or K Holdings pursuant to either Section 7.1(d) or Section 7.1(b) or Section 7.1(h) hereof and both of the following conditions are satisfied: (A) at any time after the date of this Agreement and on or before the date of such termination an Acquisition Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company's Board of Directors and (B) within twelve months of such termination the Company either (x) enters into a definitive agreement with a third party with respect to an Acquisition Proposal or (y) consummates a transaction of a type described in the definition of Acquisition Proposal.

     (b) Any payment required to be made pursuant to Section 7.3(a) hereof shall be made not later than two business days after a termination giving rise to such fee (in the case of clause (ii) thereof) or after the satisfaction of the conditions provided for therein (in the case of clause (iii) thereof) or concurrently with a termination (in the case of clause (i)); provided, however, that (in the case of clause (iii) thereof only), if prior to termination of this Agreement the Required Company Vote had not been obtained after a vote duly taken at the Special Meeting and the condition in subclause (A) has been satisfied, the Company shall pay to Kelso (or its designees) not later than two business days after a termination the Expenses (but in this case up to a maximum amount of $10 million) and shall pay to Kelso (or its designees) the Termination Fee and Expenses not later than two business days following the satisfaction of the condition in subclause (B); provided that the aggregate amount paid pursuant to this Section 7.3 shall not exceed $24 million. In no event shall more than one Termination Fee be payable. All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

     (c) Except as otherwise provided in this Section 7.3, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.1 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery,
(b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or
(d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

     If to Nortek or Nortek Holdings, to:

     Nortek, Inc.
     50 Kennedy Plaza
     Providence, RI 02903
     Attention: Kevin W. Donnelly and Richard L. Bready
     Telephone: 401-751-1600
     Facsimile: 401-751-4610

     with a copy to:

     Ropes & Gray
     One International Place
     Boston, Mass 02110
     Attention: John Ayer
     Telephone: 617-951-7000
     Facsimile: 617-951-7050

     If to the Special Committee, to:

     Richard J. Harris
     50 Kennedy Plaza
     Providence, RI 02903
     Telephone: 401-751-1600
     Facsimile: 401-751-4610

     with a copy to:

     Cleary, Gottlieb, Steen & Hamilton
     One Liberty Plaza
     New York, New York 10006
     Attention: Daniel S. Sternberg, Esq.
     Telephone: 212-225-2000
     Facsimile: 212-225-3999

     If to K Holdings, to:

     c/o Kelso & Company, L.P.
     320 Park Avenue
     New York, NY 10022
     Attention: James J. Connors II
     Telephone: 212-751-3939
     Facsimile: 212-223-2379

     with a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     Four Times Square
     New York, New York 10036
     Attention: Lou R. Kling, Esq.
     Telephone: 212-735-3000
     Facsimile: 212-735-2000

     SECTION 8.2 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. All other covenants and agreements contained herein which by their terms are to be performed in whole or in part, including for the avoidance of doubt Section 5.5, or which prohibit actions, subsequent to the Effective Time, shall survive the Transactions in accordance with their terms.

     SECTION 8.3 Interpretation. References in this Agreement to "reasonable best efforts" shall not require a Person so obligated to use its reasonable best efforts to obtain any consent of a third party to incur a material amount of out-of-pocket expenses or indebtedness or, except as expressly provided herein, to institute litigation. References herein to the "knowledge of the Company" shall mean the actual knowledge of the officers (as such term is defined in Rule 3b-2 promulgated under the Exchange Act) of the Company and what such persons should have known after reasonable investigation. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "delivered" or "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be delivered or made available. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. References to "the date hereof" shall mean as of the date of this Agreement. "Person" or "person" means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, association, organization, Governmental Entity or other entity of any kind or nature.

     The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Schedule of the Company Disclosure Schedule or the K Holdings Disclosure Schedule shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

     SECTION 8.4  Amendments, Modification and Waiver.

     (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and K Holdings or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment, modification or waiver by the Company shall be effective unless it is authorized by the Special Committee; and provided further that after the approval of the Charter Amendment and the Reclassification by the stockholders of the Company, no such amendment shall be made except as allowed under applicable law.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 8.5  Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Company nor K Holdings may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto and, in the case of the Company, the Special Committee. Notwithstanding anything to the contrary herein, K Holdings may assign any of its rights hereunder to any of its financing sources or to any direct or indirect wholly owned Subsidiary or limited liability company of K Holdings.

     (b) Notwithstanding the foregoing or anything else contained in this Agreement, at the election of K Holdings, K Holdings, or another entity affiliated with Kelso as K Holdings may determine, may become a one hundred percent parent of Nortek Holdings, with designees of K Holdings and management owning equity in such parent and this Agreement shall be appropriately modified to effect the foregoing.

     SECTION 8.6 Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

     SECTION 8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

     SECTION 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     SECTION 8.9 Third Party Beneficiaries. This Agreement is solely for the benefit of the Company and its successors and permitted assigns, with respect to the obligations of K Holdings under this Agreement, and for the benefit of K Holdings, and its successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right; provided, however, that the Indemnitees referred to in Section 5.5 hereof shall be third party beneficiaries entitled to enforce the provisions of Section 5.5 of this Agreement and Kelso shall be a third party beneficiary entitled to enforce the provisions of Section 7.3 of this Agreement.

     SECTION 8.10 Entire Agreement. This Agreement, including any exhibits or schedules hereto constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

     SECTION 8.11 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          NORTEK, INC.

                                          By:     /s/ RICHARD L. BREADY
                                            ------------------------------------
                                              Name: Richard L. Bready
                                              Title: President and Chief
                                              Executive Officer

                                          NORTEK HOLDINGS, INC.

                                          By:     /s/ RICHARD L. BREADY
                                            ------------------------------------
                                              Name: Richard L. Bready
                                              Title: President and Chief
                                              Executive Officer

                                          K HOLDINGS, INC.

                                          By:     /s/ JAMES J. CONNORS
                                            ------------------------------------
                                              Name: James J. Connors
                                              Title: Vice-President

                                                                         ANNEX B

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             NORTEK HOLDINGS, INC.

     Nortek Holdings, Inc., a Delaware corporation (hereinafter called the "Corporation"), hereby certifies as follows:

          FIRST: This Certificate of Amendment further amends the Restated Certificate of Incorporation of the Corporation to create two new classes of common stock and to reclassify all outstanding shares of all classes of common stock into one of such newly created classes of common stock under the terms herein set forth.

          SECOND: The amendment to the Restated Certificate of Incorporation contained herein was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware ("GCL").

          THIRD: Article FIFTH of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

             FIFTH: (A) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 52,000,000, of which the Corporation shall have authority to issue (i) 19,000,000 shares of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), (ii) 14,000,000 shares of Class B Common Stock, par value $1.00 per share (the "Class B Common Stock"), and (iii) 19,000,000 shares of Preference Stock, par value $1.00 per share (the "Preference Stock"). The Class A Common Stock and the Class B Common Stock are hereinafter referred to collectively as the "Common Stock."

             (B) Common Stock. Except as otherwise provided in this Article FIFTH, the Class A Common Stock and the Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

                (1) Voting Rights; Directors. Except as expressly provided herein and subject to applicable law and the rights of any outstanding series of Preference Stock to vote, including as a separate class or series, the shares of Class A Common Stock and Class B Common Stock shall vote together as a single class and each share of Common Stock shall entitle the holder thereof to one (1) vote upon all matters upon which stockholders shall have the right to vote. Following the Reclassification (as defined herein), at every meeting of the stockholders called for the election of directors, (i) the holders of Common Stock, voting separately as a separate class, shall be entitled to elect 51% of the number of directors to be elected at such meeting; provided, however, that if 51% of such number of directors is not a whole number, then the holders of Common Stock shall be entitled to elect the next higher whole number of directors to be elected at such meeting; provided further that at least one-third (or such next higher whole number) of the number of such directors shall be Independent (as defined below), and (ii) the holders of Series B convertible preference stock, par value $1.00 per share, of the Corporation (the "Series B Preference Stock"), voting separately as a separate class, shall be entitled to elect the remaining directors to be elected at such meeting; provided, however, that at least one-half (or such next higher whole number) of the number of such directors shall be Independent. Notwithstanding anything herein to the contrary, the holders of Common Stock shall be entitled to elect the entire Board of Directors from and after the earlier of (A) the conversion of a sufficient number of shares of Series B Preference Stock into shares of Class A Common Stock (as provided for in Section 7(a) of the certificate of designations, powers, preferences and rights with respect to the Series B Preference Stock (the "Nortek Holdings COD")) such that the Kelso Holders (as defined in the Nortek Holdings COD) hold in the aggregate a greater number of outstanding shares of Class A Common Stock than Richard L. Bready ("RLB") and his affiliates and
           (B) such time as the number of shares of Common Stock into which the outstanding shares of Series B Preference Stock are convertible (regardless of whether such shares can be converted into Common Stock at such time) is equal to or less than 20% of the then outstanding shares of Common Stock (each, an "Elimination Event"). For purposes hereof, a director shall be deemed "Independent" as follows: (i) if elected by the holders of Common Stock, such director shall be deemed Independent if he or she (x) is not an affiliate of RLB and is not an officer or employee or consultant or advisor to, or a director of, the Corporation or an entity controlled by RLB or the Corporation at the time of the election in question or in the two years prior thereto (provided, that such a person shall not be deemed to not be Independent solely by reason of being a director of the Corporation after the Closing (as defined in the Recapitalization Agreement (as defined below)) and (y) has not engaged in any transaction or transactions involving in excess of $100,000 in the aggregate with RLB or any such entities referred to in clause (i)(x) above in the two years prior to the time that he or she is elected to be a director; and (ii) if elected by the holders of Series B Preference Stock, such director shall be deemed Independent if he or she is not an affiliate of Kelso & Company, L.P. ("Kelso") and is not an employee, officer or director of, or an investor in, Kelso or in a fund formed at the direction of Kelso, or an officer or employee of a portfolio company thereof, other than any such person whose only relationship to Kelso is that he or she is an employee, officer or director of an institution otherwise unaffiliated with Kelso that has invested in a fund formed at the direction of Kelso or in any debt or equity securities of a portfolio company thereof. The good faith conclusion of the other members of the Board of Directors that a particular director is Independent shall be binding and conclusive.

                (2) Dividends and Distributions. Subject to the preferential and other dividend rights of any outstanding series of Preference Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation when and as such dividends and other distributions may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that all dividends and distributions on the Class A Common Stock and Class B Common Stock payable in shares of Common Stock of the Corporation shall be made in shares of Class A Common Stock and Class B Common Stock, respectively; provided, further, that the Redemption (as defined below) shall not constitute any such dividend or distribution and the shares of Class B Common Stock may be redeemed without any dividend or distribution being made to the holders of the Class A Common Stock.

                (3) Class B Common Stock Redemption. (a) Immediately following the Purchase Transactions and the Distribution (each as defined in the Agreement and Plan of Recapitalization, dated June 20, 2002, as may be amended from time to time by and among Nortek, Inc., the Corporation, and K Holdings, Inc. (the "Recapitalization Agreement")), the Corporation shall irrevocably call for redemption and, as of the time of such call for redemption, redeem (the "Redemption") in whole the outstanding shares of Class B Common Stock at a redemption price (the "Redemption Price") of $46.00 per share. The date and time of such Redemption is hereinafter referred to as the "Redemption Time."

           Promptly following the call for Redemption, the Corporation shall issue a press release to such effect and notify the Exchange Agent (as defined in the Recapitalization Agreement) thereof.

                (b) The Corporation shall promptly cause to be mailed a notice of such redemption by first class mail, postage prepaid, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Class B Common Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Redemption Time, (ii) the number of shares of Class B Common Stock to be redeemed; (iii) the Redemption Price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price, and such notice shall be accompanied by a letter of transmittal for use by the holder of Class B Common Stock in surrendering such shares. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the Redemption Time specified thereon all shares of Class B Common Stock.

                (c) On or after the Redemption Time, each holder of shares of Class B Common Stock shall surrender the certificate evidencing such shares (together with a duly completed letter of transmittal) to the Exchange Agent or another bank or trust company designated by the Corporation, having a capital and surplus of at least $1,000,000,000, and shall thereupon be entitled to receive payment of the Redemption Price. If, at the Redemption Time, funds in cash in an amount sufficient to pay the aggregate Redemption Price for all outstanding shares of Class B Common Stock shall be available therefor and shall have been irrevocably set aside and deposited with the Exchange Agent or another bank or trust company, having a capital and surplus of at least $1,000,000,000, for purposes of payment of such Redemption Price with irrevocable instructions and authority to such bank or trust company to pay to each holder of Class B Common Stock the Redemption Price upon surrender of each certificate for Class B Common Stock, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, as of the Redemption Time the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation, and all rights whatsoever with respect to such redeemed shares (except the right of the holders to receive the Redemption Price, without interest, upon surrender of their certificates therefor) shall terminate, except if the Corporation shall default in payment of the Redemption Price to any holder of Class B Common Stock, in which case the rights of such holder to receive the Redemption Price shall continue unless and until such shares are redeemed and such Redemp tion Price is paid in accordance with the terms hereof. If at the Redemption Time, the Corporation does not have sufficient capital and surplus legally available to redeem all the outstanding shares of Class B Common Stock, the Corporation shall take all measures permitted under the GCL to increase the amount of its capital and surplus legally available, and the Corporation shall redeem as many shares of Class B Common Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Class B Common Stock as it legally may until it has redeemed all of the outstanding shares of Class B Common Stock.

                (d) No share of Class B Common Stock acquired by the Corporation by reason of purchase, redemption, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue and after any of the foregoing events occur that result in no shares of Class B

           Common Stock remaining outstanding, the Corporation shall not thereafter issue any additional shares of Class B Common Stock.

             (C) Preference Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preference Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

          FOURTH: Effective upon the time this Certificate of Amendment becomes effective, (i) each presently outstanding share of Common Stock, and each presently outstanding share of Special Common Stock shall, without any action on the part of the respective holders thereof, be reclassified as, and changed into (the "Reclassification"), one share of Class B Common Stock. Upon consummation of the Reclassification, the holders of shares of Class B Common Stock of the Corporation shall have all of the rights accorded to them by law, this Restated Certificate of Incorporation, as amended, and the Recapitalization Agreement.

     IN WITNESS WHEREOF, Nortek Holdings, Inc. has caused this Certificate to be
duly executed in its corporate name this      day of           , 2003.

                                          Nortek Holdings, Inc.

                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                         ANNEX C
                                                                   1585 Broadway
                                                              New York, NY 10036

                                                                tel 212 761 4000

[Morgan Stanley Logo]

                                                                   JUNE 20, 2002

Special Committee of the Board of Directors
Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903-2360

Members of the Special Committee of the Board:

     We understand that Nortek, Inc. ("Nortek" or the "Company"), Nortek Holdings, Inc., a wholly owned subsidiary of Nortek ("Nortek Holdings"), and K Holdings, Inc. ("K Holdings") propose to enter into an Agreement and Plan of Recapitalization, substantially in the form of the draft dated June 18, 2002 ("Agreement"), which provides, among other things, for (i) the creation of a holding company for Nortek through the merger of a wholly owned subsidiary of Nortek Holdings with and into Nortek, whereby each issued and outstanding share of Nortek common stock, par value $1.00 per share ("Nortek Common Stock"), including any associated Rights as defined in the Agreement, and Nortek Special common stock, par value $1.00 per share ("Nortek Special Common Stock"), will be converted into, respectively, one share of Nortek Holdings common stock, par value $1.00 per share ("Nortek Holdings Common Stock"), and Nortek Holdings special common stock, par value $1.00 per share ("Nortek Holdings Special Common Stock"); (ii) the reclassification ("Reclassification") of each issued and outstanding Nortek Holdings Common Stock and Nortek Holdings Special Common Stock into one fully paid and nonassessable share of Class B redeemable common stock, par value $1.00 per share, of Nortek Holdings ("Class B Common Stock") pursuant to an amendment to the Nortek Holdings Charter (the "Charter Amendment"); (iii) the purchase for cash by K Holdings of Class A common stock, par value $1.00 per share, of Nortek Holdings and the distribution of funds from Nortek to Nortek Holdings subject to certain adjustments; and (iv) the redemption of each issued and outstanding share of Class B Common Stock for an amount equal to $46.00 in cash ("Redemption Consideration"). The terms and conditions of the transactions contemplated by the Agreement are more fully set forth therein.

     You have asked for our opinion as to whether the Redemption Consideration to be received by the holders of shares of Class B Common Stock pursuant to the Agreement is fair from a financial point of view to such holders (other than K Holdings and members of the Company's management designated or to be designated by K Holdings).

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

          (iii) reviewed certain financial projections prepared by the management of the Company;

          (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

          (v) reviewed the reported prices and trading activity for the Nortek Common Stock;

          (vi) compared the financial performance of the Company and the prices and trading activity of the Nortek Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (viii) participated in discussions and negotiations among representatives of the Company and K Holdings and their financial and legal advisors;

          (ix) reviewed the Agreement and certain related documents; and

          (x) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the transactions contemplated by the Agreement will be consummated in accordance with the terms set forth therein, and this opinion does not address the structure of such transactions. Our opinion also does not address the relative merits of the transactions contemplated by the Agreement as compared to any other alternatives, whether or not such alternatives could be achieved. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Kelso & Company L.P. and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filings made by Nortek in respect of the transactions with the Securities and Exchange Commission. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Nortek should vote at the shareholders' meeting held in connection with the approval of the Reclassification and the Amendment.

     Based on and subject to the foregoing, we are of the opinion on the date hereof that the Redemption Consideration to be received by the holders of shares of Class B Common Stock pursuant to the Agreement is fair from a financial point of view to such holders (other than K Holdings and members of the Company's management designated or to be designated by K Holdings, as to which we express no view).

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:      /s/ JAMES B. STYNES
                                          --------------------------------------
                                          James B. Stynes
                                          Managing Director

COMMON STOCK                                                        COMMON STOCK

                             NORTEK HOLDINGS, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                        SPECIAL MEETING OF STOCKHOLDERS

                                JANUARY 8, 2003



     The undersigned hereby appoints Richard L. Bready, Kevin W. Donnelly and Edward J. Cooney, or any of them, proxies with power of substitution to each, to vote at the Special Meeting of Stockholders of Nortek Holdings, Inc. to be held on January 8, 2003 at the Providence Biltmore Hotel, Providence, Rhode Island at 10:00 a.m., local time, or at any adjournment or postponement thereof, all of the shares of Common Stock, par value $1.00 per share, of Nortek Holdings, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 (AMENDMENT TO THE CERTIFICATE OF INCORPORATION).

     PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

     HAS YOUR ADDRESS CHANGED? If so, please note new address below.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NORTEK HOLDINGS, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

VOTE BY INTERNET
--------------------------------------------------------------------------------

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

1.  Read the accompanying Proxy Statement and Proxy Card.

2.  Go to the Website
    http://www.eproxyvote.com/ntk

3.  Enter your Voter Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/ntk anytime!
DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET.

                                  DETACH HERE

PLEASE MARK VOTES AS IN THIS EXAMPLE.  [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.  Approval of Amendment to the Certificate of Incorporation.

    To approve the amendment to the certificate of incorporation that will:

     - create a new class of common stock, Class A Common Stock, par value $1.00 per share, of Nortek consisting of 19,000,000 authorized shares;

     - reclassify each share of common stock, par value $1.00 per share, and special common stock, par value $1.00 per share, of Nortek outstanding at the time such amendment becomes effective into one share of a new class of mandatorily redeemable common stock, Class B Common Stock, par value $1.00 per share, of Nortek consisting of 14,000,000 authorized shares;

     - require the immediate redemption of each share of Class B Common Stock for $46.00 per share in cash upon completion of the recapitalization; and

     - increase the authorized number of shares of preference stock, par value $1.00 per share, to 19,000,000 authorized shares.

       [ ]  For
       [ ]  Against

       [ ]  Abstain

                             NORTEK HOLDINGS, INC.
                                  COMMON STOCK

     IF YOU ARE VOTING VIA THE INTERNET, THE WEB SITE LISTED ABOVE IS SPECIFIC TO THE COMMON STOCK.

     2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

     Mark box at right if an address change has been noted on the reverse side of this card [ ]

     Please be sure to sign and date this Proxy Card.

Signature: ------------------ Date: ------------
Signature: ------------------ Date: ------------

SPECIAL COMMON STOCK                                        SPECIAL COMMON STOCK

                             NORTEK HOLDINGS, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                        SPECIAL MEETING OF STOCKHOLDERS

                                JANUARY 8, 2003



     The undersigned hereby appoints Richard L. Bready, Kevin W. Donnelly and Edward J. Cooney, or any of them, proxies with power of substitution to each, to vote at the Special Meeting of Stockholders of Nortek Holdings, Inc. to be held on January 8, 2003 at the Providence Biltmore Hotel, Providence, Rhode Island at 10:00 a.m., local time, or at any adjournment or postponement thereof, all of the shares of Special Common Stock, par value $1.00 per share, of Nortek Holdings, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 (AMENDMENT TO THE CERTIFICATE OF INCORPORATION).

     PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

     HAS YOUR ADDRESS CHANGED? If so, please note new address below.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NORTEK HOLDINGS, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

VOTE BY INTERNET
--------------------------------------------------------------------------------

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

1.  Read the accompanying Proxy Statement and Proxy Card.

2.  Go to the Website
    http://www.eproxyvote.com/nrtk

3.  Enter your Voter Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/nrtk anytime!
DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET

                                  DETACH HERE

PLEASE MARK VOTES AS IN THIS EXAMPLE  [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS

1.  Approval of Amendment to the Certificate of Incorporation.

    To approve the amendment to the certificate of incorporation that will:

     - create a new class of common stock, Class A Common Stock, par value $1.00 per share, of Nortek consisting of 19,000,000 authorized shares;

     - reclassify each share of common stock, par value $1.00 per share, and special common stock, par value $1.00 per share, of Nortek outstanding at the time such amendment becomes effective into one share of a new class of mandatorily redeemable common stock, Class B Common Stock, par value $1.00 per share, of Nortek consisting of 14,000,000 authorized shares;

     - require the immediate redemption of each share of Class B Common Stock for $46.00 per share in cash upon completion of the recapitalization; and

     - increase the authorized number of shares of preference stock, par value $1.00 per share, to 19,000,000 authorized shares.

       [ ]  For

       [ ]  Against

       [ ]  Abstain

                             NORTEK HOLDINGS, INC.
                              SPECIAL COMMON STOCK

     IF YOU ARE VOTING VIA THE INTERNET, THE WEB SITE LISTED ABOVE IS SPECIFIC TO THE SPECIAL COMMON STOCK.

     2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

     Mark box at right if an address change has been noted on the reverse side of this card [ ]

     Please be sure to sign and date this Proxy Card.

Signature: ---------------- Date: ------------ Signature: ----------------
Date: ------------